As filed with the Securities and Exchange Commission on October 19, 2007

                                                     Registration No. __________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (Amendment No. __ )

                              SENSE HOLDINGS, INC.
                 (Name of small business issuer in its charter)

            FLORIDA                        3999                  82-0326560
   (State or jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                               10871 NW 52 STREET
                                     SUITE 2
                             SUNRISE, FLORIDA 33351
                                 (954) 726-1422
          (Address and telephone number of principal executive offices)

                                  SAME AS ABOVE
(Address of principal place of business or intended principal place of business)

                              MR. DORE SCOTT PERLER
                              SENSE HOLDINGS, INC.
                               10871 NW 52 STREET
                                     SUITE 2
                             SUNRISE, FLORIDA 33351
                                 (954) 726-1422
            (Name, address and telephone number of agent for service)

                                 with a copy to:
                            JAMES M. SCHNEIDER, ESQ.
                        SCHNEIDER WEINBERGER & BEILLY LLP
                          2200 CORPORATE BOULEVARD N.W.
                                    SUITE 210
                            BOCA RATON, FLORIDA 33431
                            TELEPHONE (561) 362-9595
                            TELECOPIER (561) 362-9612

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                          PROPOSED     PROPOSED
                             DOLLAR       MAXIMUM      MAXIMUM
  TITLE OF EACH CLASS        AMOUNT       OFFERING    AGGREGATE      AMOUNT OF
    OF SECURITIES TO         TO BE         PRICE       OFFERING     REGISTRATION
     BE REGISTERED         REGISTERED     PER UNIT      PRICE          FEE(9)
-----------------------    -----------    --------    ----------    ------------

Common stock, par value
 $.001 per share (1)        58,056,735     $0.077     $4,470,359        $137

Common stock, par value
 $.001 per share (2)         2,100,000      $0.10      $ 210,000           7

Common stock, par value
 $.001 per share (2)        52,477,408      $0.12     $6,297,289         194
                                                                        ----

         Totals            112,634,143                                  $338

(1) Includes issued and outstanding shares of common stock. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on October 11, 2007.

(2) Represents shares of common stock issuable upon the exercise of outstanding common stock purchase warrants.

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the warrants in the event of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED OCTOBER 19, 2007

PROSPECTUS

                              SENSE HOLDINGS, INC.

                       112,634,143 shares of Common Stock

         This prospectus relates to periodic offers and sales of 112,634,143 shares of our common stock by the selling security holders, which includes:

         o        58,056,735 shares which are presently outstanding; and

         o 54,577,408 shares issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $0.10 to $0.12 per share.

         We will not receive any proceeds from the sale of the shares by the selling security holders. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

         For a description of the plan of distribution of these shares, please see page 70 of this prospectus.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "SEHO." On October 15, 2007 the last reported sale price for our common stock was $0.074 per share.
                              ____________________

         Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about the risks of investing in our common stock.

                              ____________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                              ____________________

                   The date of this prospectus is ______, 2007

                              ABOUT THIS PROSPECTUS

         You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, results of operations and prospectus may have changed since that date.

         When used in this prospectus, the terms:

         o "Sense," "we," "us," "ours," and similar terms refers to Sense Holdings, Inc., a Florida corporation,

         o "Sense Technologies" refers to Sense Technologies, Inc., a Florida corporation and a wholly-owned subsidiary of Sense,

         o "China Chemical" refers to China Chemical Group, Inc., a Florida corporation and a wholly owned subsidiary of Sense,

         o "Micro Sensor" refers Micro Sensor Technologies, Inc., a Florida corporation and a wholly-owned subsidiary of Sense,

         o "AoHong" refers to Shanghai AoHong Industry Co., Ltd., a Chinese limited liability company which is a majority owned subsidiary of Sense, together with AoHong's wholly-owned subsidiaries Shanghai Binghong Trading Co., Ltd., a Chinese limited liability company, and Shanghai Wuling Environmental Material Co., Ltd., a Chinese limited liability company,

         o "Big Tree" refers to Big Tree Toys, Inc., a Florida corporation formerly known as Big Tree Group Corp., and a majority owned subsidiary of Sense,

         o "Jieyang Big Tree" refers to Jieyang Big Tree Toy Enterprise Co, Ltd., a Chinese limited liability company and wholly-owned subsidiary of Big Tree, and

         o "PRC" or "China" refers to the People's Republic of China.

         Our web sites www.senseme.com, www.shanghaiaohong.com and www.bigtreetoysusa.com. The information which appears on our web sites is not part of this prospectus.

                               PROSPECTUS SUMMARY

         Our historical operations were the design, development, manufacturer and sale of fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. We have never generated any significant revenues from these operations. For the fiscal year ended December 31, 2006 we reported a net loss of $3,752,755. For the six months ended June 30, 2007 we reported revenues of $51,560 and a net loss of $653,553 and at June 30, 2007 and we had an accumulated deficit of approximately $15,460,000. Beginning in January 2007 our management began seeking a suitable target for a business combination in an effort to increase our revenues.

         In June 2007 we acquired a majority of the membership interests of AoHong, a Chinese company which sells and distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays. Operating since 2000, for the year ended December 31, 2006 it reported net revenues of $21,115,623 and net income of $429,223. Thereafter, in August 2007 we acquired a majority of Big Tree, a development stage company which through its subsidiary Jieyang Big Tree distributes toys and gifts as an agent for third party original equipment manufacturers (OEM).

         Following these transactions, we now operate our business in these three segments, two of which are located in China. In October 2007 we completed a private offering of securities which raised approximately $2,550,000 in capital. We used a portion of the proceeds for the acquisitions of AoHong and Big Tree, and intend to use the balance for general working capital.

         We were incorporated in Idaho in February 1968 and in January 1999 we changed our corporate domicile to Florida. Our principal executive offices are located at 10871 NW 52 Street, Suite 2, Sunrise, Florida 33351. Our telephone number at this location is (954) 726-1422.

                               ABOUT THE OFFERING

         This prospectus covers the resale of a total of 112,634,143 shares of our common stock by selling security holders. Of those shares covered by this prospectus, 58,056,735 shares have been issued and are currently outstanding and the remaining 54,577,408 shares are issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.10 to $0.12 per share. Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

COMMON STOCK:

OUTSTANDING PRIOR TO THIS OFFERING:     133,750,792 shares of common stock on
                                        October 4, 2007

COMMON STOCK RESERVED:                  72,585,413 shares issuable upon exercise
                                        of outstanding warrants and options,
                                        with exercise prices ranging from $0.08
                                        to $0.55 per share, together with an
                                        additional 17,500,000 shares which may
                                        be issued in connection with our
                                        acquisition of Big Tree and an
                                        additional 366,840 shares available
                                        under our stock option plans. The resale of 54,577,408 shares issuable upon the exercise of outstanding warrants are covered by this prospectus.

OUTSTANDING AFTER THIS OFFERING:        133,750,792 shares of common stock,
                                        assuming no exercise of all outstanding
                                        warrants and options or the issuance of
                                        the additional shares in connection with the Big Tree acquisition.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following summary of our financial information for the years ended December 31, 2006 and 2005 and the six months ended June 30, 2007 and 2006 has been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus. As described elsewhere herein, we acquired our majority interest in AoHong on June 27, 2007. As described in such financial statements and elsewhere herein, we did not include any revenues or expenses from AoHong's operations in our results of operations for the three and six months ended June 30, 2007 as such revenues would not have been material. Our consolidated balance sheet at June 30, 2007, however, includes the assets and liabilities of AoHong.

INCOME STATEMENT DATA:

                                        SIX MONTHS ENDED               FISCAL YEAR ENDED
                                            JUNE 30,                      DECEMBER 31,
                                  ----------------------------    ----------------------------
                                      2007            2006            2006            2005
                                  ------------    ------------    ------------    ------------
                                          (UNAUDITED)
Revenues ......................   $     51,560    $     28,915    $     81,517    $    501,078
Total operating expenses ......        702,445       1,647,171       3,215,879       2,051,578
Operating loss ................       (653,815)     (1,644,040)     (3,183,339)     (1,718,077)
Total other income (expenses) .            262        (318,390)       (569,516)       (114,718)
Net loss ......................   $   (653,553)   $ (1,962,430)   $ (3,752,855)   $ (1,832,795)
Net loss per common shares
 - basic and diluted ..........   $      (0.01)   $      (0.04)   $      (0.08)   $      (0.05)
Weighted average number of
 shares outstanding
 - basic and diluted ..........     57,480,630      45,322,313      48,859,080      33,884,551

BALANCE SHEET DATA:


                                           JUNE 30, 2007       DECEMBER 31, 2006
                                           -------------       -----------------
                                            (UNAUDITED)

Working capital ....................        $ 2,209,946           $    45,397
Total current assets ...............        $ 7,914,125           $   172,954
Total assets .......................        $10,238,877           $   222,380
Total current liabilities ..........        $ 5,704,179           $   127,557
Total liabilities ..................        $ 5,704,179           $   127,557
Minority interest ..................        $ 3,360,553           $         0
Total shareholders' equity .........        $ 1,174,145           $    94,823


                                  RISK FACTORS

         An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

                          RISKS RELATED TO OUR COMPANY

WE HAVE RECENTLY EXPANDED OUR BUSINESS THROUGH THE ACQUISITION OF A MAJORITY OWNERSHIP INTEREST IN AOHONG WHICH IS LOCATED IN THE PRC. OUR MANAGEMENT MAY NOT BE SUCCESSFUL IN TRANSITIONING THE INTERNAL OPERATIONS OF A PRIVATELY HELD CHINESE COMPANY TO A SUBSIDIARY OF A U.S. PUBLICLY HELD COMPANY AND THE CHINESE GOVERNMENT MUST APPROVE THE ACQUISITION.

         In June 2007 we closed on the acquisition of a majority ownership interests in AoHong, a company located in the PRC. The original owners of AoHong continue to own the remaining minority interest and are responsible for its day to day operations. While we have reasonable expectations that the core operations of this company will continue as it has historically, our acquisition of AoHong provides certain challenges for our company, including, among others:

         o we have no experience with companies operating within AoHong's industry segment and will remain completely dependent on AoHong's management to oversee its day to day activities with little practical ability to supervise their activities,

         o our management does not have any experience with operating a business in China and none of our management speak Chinese, and

         o we will need to upgrade the internal accounting systems at AoHong, as well as educating its staff as to the proper collection and recordation of financial data to ensure that we can continue to file our annual, quarterly and other reports with the SEC on a timely basis.

         As described elsewhere herein, two subsidiaries of China Direct, Inc. provide us with consulting services, including translation services. China Direct, Inc., which is also a U.S.-based publicly held company with operations in the PRC as well as a principal shareholder of our company, has internal accounting staff which contain Chinese speaking individuals with U.S. accounting experience. There can be no assurance that our efforts to integrate the operations of AoHong will be successful or that the anticipated benefits of the acquisition will be fully realized. There can be no assurance that there will not be substantial costs associated with these activities or of the success of our integration efforts, either of which could have a material adverse effect on our future operating results. If we are unable to properly and timely integrate the disclosure and accounting operations of AoHong into our company, our ability to timely file our annual and quarterly reports, as well as other information we are required to file with the Securities and Exchange Commission, could be in jeopardy. Any failure on our part to meet the prescribed filing deadlines could lead to a delisting of our common stock from the OTC Bulletin Board which could adversely affect a stockholder's ability to resell his investment in our company.

         In addition, the acquisition by us of a controlling interest in AoHong requires the approval of the Chinese government. While we believe that the structure of the transaction in which we are contributing registered capital to AoHong in an amount equal to the membership interests we acquired will be approved by the proper governmental agency, there are no assurances we are correct. If the transaction is not approved we would be required to unwind the acquisition. As it is anticipated that AoHong will represent the most significant portion of our operations in future periods, if we were required to unwind the transaction the result on our future operations would be materially adverse. In addition, under the terms of the transaction with AoHong we agreed to provide an aggregate of $3,380,000 of additional registered capital to that company between September 2007 and June 2009 which is the consideration for our purchase of a controlling interest. If we were forced to unwind the transaction we could face certain difficulties in obtaining a return of the funds we have invested in that company.

HISTORICALLY OUR WEAK FINANCIAL CONDITION RAISED SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN. WE ANTICIPATE THAT WE WILL CONTINUE TO INCUR OPERATING LOSSES FROM OUR BIOMETRICS DIVISION AND THERE ARE NO ASSURANCES THAT OUR THE RESULTS FROM AOHONG WILL OFFSET THESE LOSSES OR ANY LOSSES WE MAY INCUR FROM BIG TREE IN FUTURE PERIODS.

         We have incurred substantial operating and net losses, as well as negative operating cash flows, since our inception through June 30, 2007. For the fiscal years ended December 31, 2006 and 2005, we reported net losses of $3,752,855 and $1,832,795, respectively. For the six months ended June 30, 2007, we reported a net loss of $653,533 and at June 30, 2007, we had an accumulated deficit of approximately $15,460,000. While we acquired our majority interest in AoHong on June 27, 2007, its results of operations from the date of acquisition through June 30, 2007 were immaterial and not included in our operating results for the period then ended. Our operating results for future periods will include a significant increase in revenues which will be attributable to the operations of AoHong, as well as significant increases in expenses related to that company. We also anticipate that we will incur development expenses, sales and marketing costs and administrative expenses at both our biometrics division and in connection with the commencement of operations at Big Tree for which we may not have offsetting revenues. As a result, we may never generate meaningful revenues from either of those divisions and/or achieve profitability on a consolidated basis in the future. Although we recently raised approximately $2,550,000 of additional capital, in all likelihood we will need to raise additional capital to fund our long-term operating needs. If we do not raise additional working capital as necessary, we could be forced to cease operations at one or more of our divisions.

HISTORICALLY OUR BUSINESS HAS BEEN CAPITAL INTENSIVE. AS A RESULT OF THE TERMS OF OUR MOST RECENT CAPITAL RAISE, WE MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING WHEN NECESSARY. IF WE CANNOT RAISE ADDITIONAL CAPITAL AS NEEDED, OUR ABILITY TO EXECUTE OUR GROWTH STRATEGY AND FUND OUR ONGOING OPERATIONS WILL BE IN JEOPARDY.

         Historically, our operations have been financed primarily through the issuance of equity. Capital is typically needed not only to fund our ongoing operations and to pay our existing obligations, but capital will be necessary to fund our anticipated growth including the effective integration, operation and expansion of AoHong and Big Tree. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses. It is likely that we need to raise additional capital to satisfy our obligations to AoHong and to fund our ongoing operations, pay our existing obligations and for future growth of our company. As described below the terms of our recently concluded private placement may significantly restrict our ability to raise working capital as needed. We cannot assure you that additional working capital is available to us in the future upon terms acceptable to us. If we do not raise funds as needed, our ability to provide for current working capital needs and obligations to AoHong, grow our company, and continue our existing business and operations is in jeopardy. In this event, you could lose all of your investment in our company.

CONTRACTUAL TERMS MAY AVERSELY EFFECT OUR ABILITY TO RAISE WORKING CAPITAL AS NEEDED.

         Under the terms of our recently completed private placement, we agreed to a number of limitations on our future capital raising activities, including:

         o we agreed not to enter into any other financing transaction which provides for the issuance of any shares of our common stock or securities convertible into or exercisable for shares of our common stock for a period of one year ending in September 2008, and

         o During the period which ends the earlier of 240 days from the date of this prospectus or the date on which all shares of common stock, including the shares underlying the warrants issued in the offering, can be resold under Rule 144 of the Securities Act without regard to volume, we also agreed not to undertake certain actions, including:

                  o filing any other registration statements to register any additional securities, and

                  o entering into any agreement to issue, or issue, any equity, convertible debt or other securities convertible into common stock or equity, or modify and such securities which are presently outstanding without the prior written consent of the purchasers in the offering, and not entering into any equity line of credit or similar agreement or issuing any floating or variable priced equity linked securities or any equity with price reset rights.

         Because we have no control over when the registration statement of which this prospectus is a part will be declared effective by the SEC, it is possible that we will need to raise additional capital prior to the expiration of the above timeframes. If we are unable to secure the consent of the purchasers in the offering to a subsequent offering and registration statement, we may be unable to obtain additional capital as necessary to fund our ongoing operations or anticipated growth or satisfy our obligations to AoHong.

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.

         As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring small business issuers, such as our company, to include a report of management on the company's internal controls over financial reporting in their annual reports for fiscal years ending on or after December 15, 2007. Presently, we will become subject to compliance with SOX 404 for our fiscal year ending December 31, 2007. In addition, for our fiscal year ending December 31, 2008 the independent registered public accounting firm auditing our financial statements must also attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting as well as the operating effectiveness of our internal controls. We have recently engaged a third party consulting firm to being evaluating our internal control systems in order to allow our management to report on, and our independent auditors attest to, our internal controls, as presently required. Given our lack of internal accounting personnel as well as the challenges we face as the most significant portion of our operations are presently located in the PRC, it is likely that we will identify significant deficiencies or material weaknesses in our internal controls. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain financing as needed could suffer.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND THE LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our success is, to a certain extent, attributable to the management, sales and marketing, and operational expertise of key personnel of at AoHong and Jieyang Big Tree who perform key functions in the operation of AoHong and Jieyang Big Tree. All of these individuals are located in China and we do not exercise any day to day supervision over their activities. We are not a party to any employment or similar agreements with any of these individuals and there are no assurances that they will remain employed by their respective companies or devote sufficient time and attention to the operations of those entities. The loss of one or more of these key employees could have a material adverse effect upon our business, financial condition, and results of operations and the results of operations at these subsidiaries could be adversely impacted.

CERTAIN AGREEMENTS TO WHICH WE ARE A PARTY AND WHICH ARE MATERIAL TO OUR OPERATIONS LACK VARIOUS LEGAL PROTECTIONS WHICH ARE CUSTOMARILY CONTAINED IN SIMILAR CONTRACTS PREPARED IN THE UNITED STATES.

         Our subsidiaries include companies organized under the laws of the PRC and all of their business and operations are conducted in China. We are a party to certain contracts related to our operations. While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses. Because these contracts omit these types of clauses, notwithstanding the differences in Chinese and U.S. laws we may not have the same legal protections as we would if the contracts contained these additional provisions. We anticipate that our Chinese subsidiaries will likely enter into contracts in the future which will likewise omit these types of legal protections. While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, future events may occur which lead to a dispute under agreements which could have been avoided if the contracts were prepared in conformity with U.S. standards. Contractual disputes which may arise from this lack of legal protection will divert management's time from the operation of our business and require us to expend funds attempting to settle a possible dispute. This possible diversion of management time will limit the time our management would otherwise devote to the operation of our business, and the diversion of capital could limit the funds we have available to pay our ongoing operating expenses.

AOHONG'S OPERATIONS ARE SUBJECT TO GOVERNMENT REGULATION. IF IT FAILS TO COMPLY WITH THE APPLICABLE REGULATIONS, ITS ABILITY TO OPERATE IN FUTURE PERIODS COULD BE IN JEOPARDY.

         AoHong is subject to various state and local regulations related to the distribution of chemicals. It is also licensed by the Shandong Bureau of Quality and Technical Supervision to distribute chemicals. While AoHong is in substantial compliance with all provisions of those registrations, inspections and licenses and have no reason to believe that they will not be renewed as required, any non-renewal by these authorities could result in the cessation of its business activities which would have a material adverse effect on our results of operations in future periods.

BIG TREE WILL FACE SIGNIFICANT COMPETITION IN THE TOY BUSINESS IN CHINA AND THE RECENT U.S. RECALLS OF CHINESE MADE TOYS COULD ADVERSELY IMPACT THE TOY BUSINESS IN CHINA.

         Big Tree will face significant competition in establishing its operations as the toy and entertainment industry within China is subject to intense competition. China is the world's biggest toy manufacturer and exporter, producing three-quarters of the entire world's toys. There are no assurances that it will ever successfully develop its business and we may never recoup the funds we will expend in those efforts. Additionally, as a result of the increasing scope of U.S. recalls of Chinese-made toys, there are no assurances that new regulations regarding the manufacture and/or importation of toys will not be enacted by either the Chinese or U.S. governments which would further impede the ability of Big Tree to develop its operations. The prospects of Big Tree must be considered in light of the significant competition and adverse publicity surrounding the toy business in China.

SUBSTANTIALLY ALL OF BIG TREE'S ASSETS ARE A RELATED PARTY LOAN WHICH DOES NOT HAVE A FIXED REPAYMENT DATE.

         Prior to our acquisition of a controlling interest in Big Tree, in January 2007 Jieyang Big Tree advanced $438,422 to Shantou Dashu Toy Enterprise Co., Ltd., a company co-founded by Ms. Guihong Zheng and Mr. Wei Lin, officers of Big Tree and Jieyang Big Tree. In addition, Ms. Zheng, the minority shareholder in Big Tree, is the owner of Shantou Dashu Toy Enterprise Co., Ltd. Ms. Zheng initially provided the funds to Big Tree as a capital contribution, which were in turn used to provide the initial registered capital for Jieyang Big Tree. Subsequent to the formation of Jieyang Big Tree, these funds were used to make the loan to Shantou Dashu Toy Enterprise Co., Ltd. At June 30, 2007, Big Tree held a due from this related party in the amount of $438,422 which represents substantially all of the assets of Big Tree. This advance does not bear interest and is due on demand. If for any reason this advance should not be repaid, the amount of funds available to Big Tree for working capital in future periods will be significantly reduced.

WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY, AND WE MAY BE FOUND TO INFRINGE ON PROPRIETARY RIGHTS OF OTHERS, WHICH COULD HARM OUR BUSINESS

         The intellectual property of our biometrics division is critical to our business, and we seek to protect our intellectual property through copyrights, trademarks, patents, trade secrets, confidentiality provisions in our customer, supplier and strategic relationship agreements, nondisclosure agreements with third parties, and invention assignment agreements with our employees and contractors. We cannot assure you that measures we take to protect our intellectual property will be successful or that third parties will not develop alternative solutions that do not infringe upon our intellectual property. In addition, we could be subject to intellectual property infringement claims by others. Claims against us, and any resultant litigation, should it occur in regard to any of our services and applications, could subject us to significant liability for damages including treble damages for willful infringement. In addition, even if we prevail, litigation could be time-consuming and expensive to defend and could result in the diversion of our time and attention. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims. Further, we plan to offer our services and applications to customers worldwide including customers in foreign countries that may offer less protection for our intellectual property than the United States. Our failure to protect against misappropriation of our intellectual property, or claims that we are infringing the intellectual property of third parties could have a negative effect on our business, revenues, financial condition and results of operations.

                    RISKS RELATED TO DOING BUSINESS IN CHINA

A SUBSTANTIAL PORTION OF OUR ASSETS AND OPERATIONS ARE LOCATED IN THE PRC AND ARE SUBJECT TO CHANGES RESULTING FROM THE POLITICAL AND ECONOMIC POLICIES OF THE CHINESE GOVERNMENT.

         Our business operations could be restricted by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reform programs, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

         Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in a decline in the trading price of our common stock.

CONTROVERSIES AFFECTING CHINA'S TRADE WITH THE UNITED STATES COULD DEPRESS OUR STOCK PRICE.

         While China has been granted permanent most favored nation trade status in the United States through its entry into the World Trade Organization, controversies and trade disagreements between the United States and China may arise that have a material adverse effect upon our business. Political or trade friction between the United States and China, whether or not actually affecting our business, could materially and adversely affect the prevailing market price of our common stock.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH OUR CHINESE SUBSIDIARIES MUST CONDUCT OUR BUSINESS ACTIVITIES.

         The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese subsidiaries.

FUTURE INFLATION IN CHINA MAY INHIBIT ECONOMIC ACTIVITY IN CHINA.

         In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past 10 years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any actions by the PRC government to regulate growth and contain inflation could have the effect of limiting our ability to grow our revenues in future periods.

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD INTERRUPT OUR OPERATIONS.

         A renewed outbreak of SARS or another widespread public health problem in China could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

         o quarantines or closures of some of our offices which would severely disrupt our operations,

         o  the sickness or death of our key officers and employees, or

         o  a general slowdown in the Chinese economy.

         Any of the foregoing events or other unforeseen consequences of public health problems could result in a loss of revenues in future periods and could impact our ability to conduct the operations of our Chinese subsidiaries as they are presently conducted. If we were unable to continue the operations of our Chinese subsidiaries as they are now conducted, our revenues in future periods would decline and our ability to continue as a going concern could be in jeopardy. If we were unable to continue as a going concern, you could lose your entire investment in our company.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY.

         Because a substantial portion of revenues in future periods will be in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

CHINESE LAWS AND REGULATIONS GOVERNING OUR CURRENT BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN. ANY CHANGES IN SUCH CHINESE LAWS AND REGULATIONS MAY HAVE A MATERIAL AND ADVERSE EFFECT ON OUR BUSINESS.

         China's legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new Chinese laws or regulations may have on our businesses. If the relevant authorities find us in violation of Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation: levying fines; revoking our business and other licenses; requiring that we restructure our ownership or operations; and requiring that we discontinue any portion or all of our business.

WE MAY BE UNABLE TO ENFORCE OUR RIGHTS DUE TO POLICIES REGARDING THE REGULATION OF FOREIGN INVESTMENTS IN CHINA.

         China's regulations and policies with respect to foreign investments are evolving with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our stated business objectives. If we are unable to enforce legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be limited which could result in a loss of revenue in future periods which could impact our ability to continue as a going concern.

RECENT PRC REGULATIONS RELATING TO ACQUISITIONS OF PRC COMPANIES BY FOREIGN ENTITIES MAY CREATE REGULATORY UNCERTAINTIES THAT COULD RESTRICT OR LIMIT OUR ABILITY TO OPERATE, INCLUDING OUR ABILITY TO PAY DIVIDENDS.

         The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities for equity interests or assets of the foreign entities.

         In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April 2005 notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January 2005 notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The April 2005 notice also provides that failure to comply with the registration procedures set forth therein may result in restrictions on our PRC resident shareholders and our subsidiaries. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

         In addition, on August 8, 2006, the Ministry of Commerce ("MOFCOM"), joined by the State-Owned Assets Supervision and Administration Commission of the State Council, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE, amended and released the Provisions for Foreign Investors to Merge and Acquire Domestic Enterprises, new foreign-investment rules which took effect September 8, 2006, superseding much, but not all, of the guidance in the prior SAFE circulars. These new rules significantly revise China's regulatory framework governing onshore-offshore restructurings and how foreign investors can acquire domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

         These new rules may significantly affect the means by which offshore-onshore restructurings are undertaken in China in connection with offshore private equity and venture capital financings, mergers and acquisitions. It is expected that such transactional activity in China in the near future will require significant case-by-case guidance from MOFCOM and other government authorities as appropriate. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure its domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

         It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the SAFE notices and new rules. Our business operations or future strategy could be adversely affected by the SAFE notices and the new rules. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

         Upon completion of our acquisition of AoHong, we became subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN THE PRC.

         PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

                         RISKS RELATED TO THIS OFFERING

THE EXERCISE OF OUTSTANDING WARRANTS AND THE CONVERSION OF OUTSTANDING NOTES WILL BE DILUTIVE TO OUR EXISTING SHAREHOLDERS.

         At October 4, 2007 we had 133,750,792 shares of our common stock issued and outstanding and the following securities which are convertible or exercisable into shares of our common stock were outstanding:

         o 68,165,413 shares of our common stock issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $0.10 to $0.55 per share; and

         o 4,420,000 shares of our common stock issuable upon exercise of outstanding options with exercise prices ranging from $0.08 to $0.35.

         Under the terms of the agreement for the purchase of Big Tree, we are also obligated to issue up to an additional 17,500,000 shares of our common stock. The exercise of these warrants or options and the issuance of the additional shares in connection with the Big Tree acquisition may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing shareholders.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently only have one independent director. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

         As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, U.S. and Chinese government and industry regulation, interest rate risk, U.S., Chinese and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTCBB under the symbol SEHO. The reported high and low sales prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

                                                         HIGH       LOW
                                                         ----       ---
         Fiscal 2005
         -----------
         First quarter ended March 31, 2005 ........     $0.35      $0.17
         Second quarter ended June 30, 2005 ........     $0.21      $0.15
         Third quarter ended September 30, 2005 ....     $0.38      $0.17
         Fourth quarter ended December 31, 2005 ....     $0.37      $0.24

         Fiscal 2006
         -----------
         First quarter ended March 31, 2006 ........     $0.33      $0.30
         Second quarter ended June 30, 2006 ........     $0.23      $0.22
         Third quarter ended September 30, 2006 ....     $0.16      $0.155
         Fourth quarter ended December 31, 2006 ....     $0.085     $0.065

         Fiscal 2007
         -----------
         First quarter ended March 31, 2007 ........     $0.09      $0.04
         Second quarter ended June 30, 2007 ........     $0.10      $0.05
         Third quarter ended September 30, 2007 ....     $0.09      $0.05

         On October 15, 2007, the last sale price of our common stock as reported on the OTCBB was $0.074. As of October 4, 2007, there were approximately 1,100 record owners of our common stock.

DIVIDEND POLICY

         We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition under Florida law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2007 and gives no effect to the sale of any securities by us since that date and the use of proceeds therefrom. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                                   JUNE 30, 2007
                                                                    (unaudited)
                                                                   -------------
Long term liabilities: .........................................   $          0
Common stock, $0.001 par value, 350,000,000 shares authorized,
  75,964,057 issued and outstanding ............................         75,964
Additional paid-in capital .....................................     16,564,439
Accumulated deficit ............................................    (15,466,258)
                                                                   ------------
         Total shareholders' equity ............................   $  1,174,145
Total capitalization ...........................................   $  1,174,145

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of the outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         Historically, our operations were related to the design, development, manufacture and sale of fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. We developed two turnkey integrated applications that incorporate our proprietary BioClock(R) hardware platform. We have also devoted significant time and resources to the development of products based upon the patent licenses we acquired for Micro Electro Mechanical Sensors, or MEMS, technology covering use in the field of explosive detection which were developed by Oak Ridge National

Laboratory (ORNL). Our current base of customers for our biometric products primarily consists of one large enterprise level client and numerous smaller companies. Our ability to conduct significant marketing activities that we deem critical to building broad market awareness of, and demand for, our systems have been severely limited due to financial constraints. The financial constraints were brought on in part by the cash required to be spent in research and development. During fiscal 2006 we limited our expenditures on research and development, and eliminated non-critical personnel to reduce expenses and because our core products are operational and saleable to a broad market with very little modification. Our ability to significantly grow our the market for our biometrics products is dependent on our ability to raise sufficient working capital to fund our marketing and research and development efforts. While we were able to raise limited amounts of capital from time to time, we have never been able to secure the proper financing required. As a result, during fiscal 2007 our management began efforts to identify and close an acquisition or other business combination with an operating company. We believed that this would improve our efforts to raise capital for our biometrics division as well as benefiting our overall operations.

         In June 2007 we closed the acquisition of a majority of AoHong, a Chinese-based company which distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays. The audited financial statements of AoHong for the years ended December 31, 2006 and 2005 reflect net revenues of approximately $21 million and approximately $14 million, respectively, and net income of approximately $430,000 and approximately $780,000, respectively. We selected AoHong as an acquisition target as we believe that its business model has shown continuous historical growth over the past several years and that there is potential for additional growth in this sector. We will begin reporting AoHong's operations during the third quarter of fiscal 2007.

         In August 2007 we closed the acquisition of a majority of Big Tree, which together with its subsidiary Jieyang Big Tree, is a development stage company based in China that intends to operate in the toy business. Our decision to pursue this transaction was primarily based on two factors. Notwithstanding the intense competition in that industry and the growing concern over U.S. recalls of Chinese made toys, we believe that we have the ability to distribute these toy and entertainment products to a wide variety of distributors, retailers and mass merchandisers throughout the United States and Latin America. Our Chief Executive Officer and President has begun to establish a broad network potential of sales channels to sell these Chinese made products. Furthermore, we believe that toy retailers will continue to source products made from China despite the recent toy recalls.

         As a result of these transactions, in October 2007 we were able to complete a unit placement of our securities which resulted in net proceeds to us of approximately $2,550,000.

         Our operations are now conducted in three segments as follows:

         o  AoHong,
         o  Biometrics, and
         o  Big Tree, including Jieyang Big Tree.

         Our executive officers will continue to oversee the day to day operations of our biometrics division, and the minority owners of each of AoHong and Big Tree will be responsible for the day to day operations at those companies. Our biometric division will continue operating as it has historically and may require minimal funding to operate. We have not allocated any proceeds from our recently completed offering for additional research and development or marketing activities as they relate to our biometric segment.

         In addition to the challenges we will face as a result of the rapid expansion of our company through the acquisition of businesses located in the PRC, in order to maximize the benefits of these transactions we will need to successfully integrate AoHong's operations into our company as well as guiding the development of Big Tree's business and operations. Our commitment to AoHong requires us to provide an aggregate of $3,380,000 of additional registered capital between September 2007 and June 2009. We used $800,000from our recently completed unit offering for the initial commitment of this obligation, but will be required to raise additional capital to fund the balance of the obligation. As described elsewhere herein, the terms of that unit offering restrict our ability to raise capital in future periods which could adversely impact our ability to fulfill our contractual commitment. Our balance sheet at June 30, 2007 reflects the consolidation of AoHong's assets and liabilities and we will begin including results of operations from this company in our financial statements for the period ending September 30, 2007. We believe that AoHong's operations will continue as they have been historically operated resulting in a significant increase in our revenues and operating results in future periods.

         We used $400,000 from this recently completed unit offering to pay the cash portion of the purchase price for Big Tree. The development of Big Tree's operations will also be challenging to us, particularly in view of the intense competition in the toy business in China and the growing concern over U.S. recalls of Chinese-made toys. While we believe that the investment in Big Tree will provide a return over time, we are unable at this time to predict its operating results in future periods or the impact of those operations on our consolidated results and financial condition.

GOING CONCERN

         We have generated minimal revenue since our inception and have incurred net losses of approximately $15.5 million since inception through June 30, 2007. As a result, our current operations are not an adequate source of cash to fund future operations. The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2006 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our accumulated deficit and cash used in operations. Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate profitable operations in the future. We plan to continue to provide for our capital requirements through the sale of equity securities and debt, however, we have no firm commitments from any third party to provide this financing and we cannot assure you we will be successful in raising working capital as needed. There are no assurances that we will have sufficient funds to execute our business plan, pay our obligations as they become due or generate positive operating results.

CRITICAL ACCOUNTING POLICIES

         A summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements included in our Form 10KSB for the year ended December 31, 2006. We believe that the application of these policies on a consistent basis enables our company to provide useful and reliable financial information about the company's operating results and financial condition. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

         Effective January 1, 2006, we adopted the provisions of SFAS No. 123(R), "Share-Based Payment," under the modified prospective method. SFAS No. 123(R) eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed under APB Opinion No. 25, "Accounting for

Stock Issued to Employees," and requires instead that such transactions be accounted for using a fair-value-based method. Under the modified prospective method, we are required to recognize compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied. For periods prior to adoption, the financial statements are unchanged, and the pro forma disclosures previously required by SFAS No. 123, as amended by SFAS No. 148, will continue to be required under SFAS No. 123(R) to the extent those amounts differ from those in the Statement of Operations.

RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. We do not expect that this interpretation will have a material impact on our financial position, results of operations, or cash flows.

         In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for our financial statements issued in 2008; however, earlier application is encouraged. We are currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

         In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement's year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on our consolidated financial statements.

         In December 2006, FASB Staff Position No. EITF 00-19-2, "Accounting for Registration Payment Arrangements," was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies." We believe that our current accounting is consistent with the FSP.

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115", under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. We are currently assessing the impact, if any, the adoption of SFAS 159 will have on our financial statements.

         Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2007 AS COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2006

                                               SIX MONTHS ENDED JUNE 30,
                                                  2007           2006         INCREASE/
                                              -----------    -----------    (DECREASE) $   CHANGE IN %
                                                     (UNAUDITED)            2007 VS 2006      (+/-)
                                              --------------------------    ------------   -----------
Total revenues ............................   $    51,560    $    28,915         22,645       +78.3%
Costs of goods sold .......................         2,930         25,784        (22,854)      -88.6%
                                              -----------    -----------
Gross profit ..............................        48,630          3,131         45,499      +1,453%

Operating expenses:
  Compensation and related taxes ..........       200,630        247,171        (46,541)      -18.8%
  Consulting and investor relations expense       362,160        732,735       (370,575)      -50.6%
  Research and development ................             0        372,498       (372,498)       -100%
  Selling, general and administrative .....       139,655        294,767       (155,112)      -52.6%
                                              -----------    -----------
    Total operating expenses ..............       702,445      1,647,171       (944,726)      -57.4%

Loss from operations ......................      (653,815)    (1,644,040)      (990,225)      -60.2%

Other income (expenses):
  Interest income .........................         1,512         12,164         10,652        87.6%
  Interest expense ........................        (1,250)      (127,733)      (126,483)      -99.0%
  Debt issuance costs .....................             0        (89,692)       (89,692)       -100%
  Registration rights penalty .............             0       (113,129)      (113,129)       -100%
                                              -----------    -----------
    Total other income (expenses) .........           262       (318,390)       318,652        +100%

Net loss ..................................   $  (653,553)   $(1,962,430)    (1,308,877)      -66.7%

TOTAL REVENUES

         Overall, for the six months ended June 30, 2007 we reported revenues of $51,560, a decrease of approximately 78% from the comparable six month period in fiscal 2006. All of the revenues for both the six months ended June 30, 2007 and 2006 were from our biometrics division. We closed the acquisition of AoHong on June 27, 2007 and as any revenues from the date of closing through the end of the period would have been immaterial we did not recognize any revenues from AoHong during the six months ended June 30, 2007. As described elsewhere herein, based upon AoHong's historical operations we anticipate that revenues from this division will increase substantially during the balance of fiscal 2007.

         Our biometrics division reports revenues from the sale of tangible products, which is hardware sold to its customers, as well as from service and maintenance agreements. Revenues generated by this division declined from the comparable period in fiscal 2006 is primarily attributed to a decrease in marketing efforts of our existing products resulting from a lack of working capital. We do not anticipate that revenues from this division will return to historic levels in future periods.

COSTS OF GOODS SOLD - TANGIBLE PRODUCTS

         Cost of goods sold - tangible products represents costs associated with the hardware sold by our biometrics division. We do not incur any costs associated with the service and maintenance revenues. Cost of goods sold - tangible products as a percentage of revenues from sale of tangible products decreased to approximately 26% for the six months ended June 30, 2007 as compared to approximately 199% for the six months ended June 30, 2006. Cost of goods sold - tangible products for the fiscal 2006 period included a one-time charge of $23,000 related to an additional reserve on slow-moving inventory.

GROSS PROFIT

         Overall, for the six months ended June 30, 2007 we reported a gross profit margin of approximately 94% as compared to approximately 10.8% for the six months ended June 30, 2006. This increase in margins reflects a greater percentage of revenues in the six months ended June 30, 2007 from service and maintenance for which there is no corresponding cost.

TOTAL OPERATING EXPENSES

         Our total operating expenses decreased $944,726, or approximately 57%, for the six months ended June 30, 2007 from the six months ended June 30, 2006. This decrease from period to period included the following:

         o Compensation and related taxes decreased $46,541 or approximately 19% which was primarily attributable to the elimination of the salary of a former executive officer following his departure from our company in December 2006, as well as additional personnel reductions. These decreases were offset by an increase in stock-based compensation of $113,000 for the six months ended June 30, 2007 which represented the value of stock options granted during that period for which there were no comparable expenses during the fiscal 2006 period,

         o Consulting and investor relation expenses decreased $370,575 or approximately 51% which reflected the timing of certain contracts. During the six months ended June 30, 2007, we issued an aggregate of 5,450,000 shares of common stock to consultants valued at $564,875 as compensation for accounting, business development services and for services to identify suitable acquisition partners in Asia, structuring merger and/or acquisition transactions and providing translation services to us. The most significant of these agreements which provided for the issuance of 5,000,000 shares of common stock valued at $475,000 was entered into on June 27, 2007. As a result of the timing of this agreement, during the six months ended June 30, 2007 we recorded stock-based consulting and investor relations expense of $327,375 and deferred compensation expense of $237,500 related to this contract which will be expensed over the remaining service period. During the six months ended June 30, 2006, we granted common stock and common stock purchase warrants for business development and investor relations services and amortized deferred compensation expense for shares previously issued in 2005 amounting to $526,555,

         o Research and development costs decreased $372,498 or 100%. During the six months ended June 30, 2007 we were unable to continue our research and development activities as a result of our lack of working capital, and

         o Selling, general and administrative expenses decreased of $155,112 or approximately 53% and included decreases in rent expense ($25,225), professional fees ($11,827), bad debt expense $(21,762) and other operating expenses which includes office expense, telephone, insurance, travel and entertainment and auto expenses ($96,298). These decreases reflect an overall reduction in our operations resulting from our lack of working capital.

TOTAL OTHER INCOME (EXPENSES)

         For the six months ended June 30, 2007 we reported other income of $262 as compared to other expenses of $318,390 for the six months ended June 30, 2006. This change from period to period is primarily attributable to:

         o Interest income decreased $10,652 as a result of a decrease in the average interest-bearing deposits,

         o Interest expense decreased $126,483 which reflects the conversion of notes during the 2006 period, and

         o Debt issuance costs decreased $89,692 and registration rights penalties decreased $113,129 from the six months ended June 30, 2006 as we did not have comparable expenses during the fiscal 2007 period. In the six months ended June 30, 2006 we recorded amortization of debt issuance costs related to fees paid in connection with our convertible notes and registration rights penalty related to registration rights agreements entered into in connection with a private placement.

NET LOSS

         We reported a net loss of $653,553 for the six months ended June 30, 2007 as compared to 1,962,430 for the six months ended June 30, 2006. This translates to an overall per-share loss of $.01 for the six months ended June 30, 2007 compared to per-share loss of $.04 for the six months ended June 30, 2006.

FISCAL YEAR ENDED DECEMBER 31, 2006 ("FISCAL 2006") AS COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2005 ("FISCAL 2005")

                                                   FISCAL YEAR ENDED          INCREASE/
                                                      DECEMBER 31,          (DECREASE) $   CHANGE IN %
                                                  2006           2005       2006 VS 2005      (+/-)
                                              -----------    -----------    ------------   -----------
Revenues ..................................   $    81,517    $   501,078       (419,561)      -83.7%
Cost of goods sold ........................        48,977        167,577       (118,600)      -70.8%
                                              -----------    -----------
Gross profit ..............................        32,540        333,501       (300,961)      -90.2%

Operating expenses:
  Compensation and related taxes ..........       596,596        435,148        161,448       +37.1%
  Consulting and investor relation expense      1,561,577        718,653        842,924        +117%
  Research and development ................       578,979        314,233        264,746       +84.3%
  Selling, general and administrative .....       478,727        583,544       (104,817)      -18.0%
                                              -----------    -----------
    Total operating expenses ..............     3,215,879      2,051,578      1,164,301        56.8%

Loss from operations ......................    (3,183,339)    (1,718,077)     1,465,262       +85.3%

Other income (expenses):
  Interest income .........................        19,493         10,305          9,188       +89.2%
  Interest expense ........................      (128,885)       (77,857)        51,028       +65.5%
  Debt issuance costs .....................       (89,692)       (46,593)        43,099       -92.5%
  Loss on sale of securities ..............             0           (573)          (573)       -100%
  Loss on impairment of intangible asset ..      (230,000)             0        230,000        +100%
  Registration rights penalties ...........      (140,432)             0        140,432        +100%
                                              -----------    -----------
    Total other expenses, net .............      (569,516)      (114,718)       454,798        +396%

Net loss ..................................   $(3,752,855)   $(1,832,795)     1,920,060       +105%

REVENUES

         Our revenues for fiscal 2006 decreased $419,561, or approximately 84%, from fiscal 2005. Our revenues from the sale of tangible products, which is hardware sold to its customers, as well as from service and maintenance agreements. Revenues from the sale of tangible products decreased approximately 89% and revenues from service and maintenance agreements decreased approximately 43% from fiscal 2005. These decreases are primarily attributed to a decrease in marketing efforts of our existing products resulting from a lack of working capital and further concentration on the development of new products which has taken away from sales efforts of our existing product line.

COST OF GOODS SOLD - TANGIBLE PRODUCTS

         Cost of goods sold - tangible products represents costs associated with the hardware sold to our customers. We do not incur any costs associated with the service and maintenance revenues. Cost of goods sold - tangible products as a percentage of revenues from sale of tangible products increased to approximately 104% for fiscal 2006 as compared to approximately 38% for fiscal 2005. Cost of goods sold - tangible products for the fiscal 2006 period included a one-time charge of approximately $39,600 related to an additional reserve on slow-moving inventory.

GROSS PROFIT

         Overall, for fiscal 2006 we reported a gross profit margin of approximately 40% as compared to approximately 67% for fiscal 2005. This decrease in margins reflects a greater percentage of revenues in fiscal 2005 from service and maintenance for which there is no corresponding cost.

TOTAL OPERATING EXPENSES

         Our total operating expenses increased $1,164,301, or approximately 57%, for fiscal 2006 from fiscal 2005. This increase included the following:

         o Compensation and related taxes increased $161,448 or approximately 37%. The increase was primarily attributable to stock-based compensation of $150,000 for fiscal 2006 for stock options granted to an employee and directors as compared to options valued at $5,000 for fiscal 2005. Additionally, compensation and related taxes in fiscal 2006 includes a one-time expense of $20,000 representing the forgiveness of loans to officers of an aggregate of $20,000 which has been recorded as compensation expense,

         o Consulting and investor relation expenses increased $842,924 or approximately 117%. The increase is related to the grant of common stock and warrants for business development and investor relations services during fiscal 2006 as well as the amortization of deferred compensation expense for shares previously issued in fiscal 2005. During fiscal 2006, we engaged various investor relations firms to bring awareness of our company and new product developments to the investment community. However, as a result of our limited resources, we expect consulting and investor relations expense to decrease substantially in fiscal 2007, and

         o Research and development costs increased of $264,746 or approximately 84%. This increase included fees paid to third parties for development of security products under a Cooperative Research and Development Agreement in 2005 and during fiscal 2006 which are being amortized over the period of the agreement. Subject to the availability of additional funding, we plan on continuing our research and development spending in fiscal 2007. If, however, such funding is not available we expect to significantly curtail our research and development activities in fiscal 2007.

         These increases were offset by a decrease in selling, general and administrative of $104,817 or approximately 18%. The decrease in selling, general and administrative expenses included decreases in professional fees($15,750), bad debt expense ($6,730) and other operating expenses ($88,750) which were offset by an increase in rent expense ($6,413) related to increase in common area maintenance expenses.

TOTAL OTHER INCOME (EXPENSES)

         Total other expenses for fiscal 2006 increased $454,798, or approximately 400%, from fiscal 2005. This increase included the following:

         o Interest income for fiscal 2006 was $19,493 as compared to $10,305 for fiscal 2005. The increase was due to an increase in the average interest-bearing deposits,.

         o Interest expense increased to $128,885 for fiscal 2006 as compared to $77,857 for fiscal 2005, an increase of $51,028. This increase is attributable to interest paid on outstanding convertible notes that were repaid or converted to common stock in March 2006, and the amortization of a discount on notes payable of $92,944. Additionally, in connection with the conversion of notes payable to common stock, we issued additional shares with a fair value of $21,923 which we charged to interest expense,

         o For fiscal we recorded amortization of debt issuance costs of $89,692 related to fees paid in connection with our convertible notes payable compared to $46,593 for fiscal 2005,

         o For fiscal 2006, we recorded a loss on impairment of intangible assets of $230,000 in connection with our license rights for the MEMS technology. While we believe that the technology continues to have value and may inevitably be used in products which are marketable, no products have yet been developed incorporating these technologies and we require significant additional capital to continue the development of this product line. Accordingly, in fiscal 2006 we determined to impair our MEMS technology related assets. We did not have a comparable expense in fiscal 2005, and

         o For fiscal 2006, we recorded registration rights penalty of $140,432 related to registration rights agreements entered into in connection with our private placement. On May 31, 2006, we issued 392,000 shares of common stock and granted 98,000 warrants for payment of liquidating damages valued at $94,080 and $19,049, respectively. On November 29, 2006, we issued 273,036 shares of common stock valued at $27,303 for payment of accrued liquidating damages in connection with the registration statement covering the shares of common stock sold in a 2006 private placement. We did not have comparable expenses in fiscal 2005.

OVERALL

         We reported a net loss for fiscal 2006 of $3,752,855 compared to a net loss of $1,832,795 for. This translates to an overall per-share loss of $0.08 for fiscal 2006 compared to per-share loss of $0.05 for fiscal 2005.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. The following table provides certain selected balance sheet comparisons between June 30, 2007 and December 31, 2006:

                                      JUNE 30, 2007  DECEMBER 31,  $ CHANGE 2007
                                       (UNAUDITED)       2006          V 2006
                                       ------------  ------------  -------------
Working capital .....................  $  2,209,946  $     45,397     2,164,549
Cash ................................  $    785,376  $    152,579       632,797
Accounts receivable, net ............  $  3,730,855  $     11,918     3,718,937
Notes receivable ....................  $    225,580  $          0       225,580
Inventories, net ....................  $  1,765,572  $      7,436     1,758,136
Advances on purchases ...............  $    262,547  $          0       262,547
Prepaid and other ...................  $  1,154,195  $      1,021     1,153,174
         Total current assets .......  $  7,914,125  $    172,954     7,741,171
Restricted cash .....................  $    524,604  $          0       524,604
Property and equipment, net .........  $  1,128,171  $      6,263     1,121,908
Land use rights, net ................  $    166,504  $          0       166,504
Marketable securities - held for sale  $     26,230  $          0        26,230
Deposits ............................  $          0  $      2,042        (2,042)
Due from shareholders ...............  $          0  $     41,121       (41,121)
Goodwill ............................  $    276,520  $          0       276,520
Other assets ........................  $    202,723  $          0       202,723
         Total other assets .........  $  2,324,752  $     43,163     2,281,589
Total assets ........................  $ 10,238,877  $    222,380  $ 10,016,497

Notes payable .......................  $  2,123,416  $     25,000     2,098,416
Accounts payable and accrued expenses  $  1,252,866  $     64,626     1,188,240
Advances from customers .............  $    948,341  $          0       948,341
Other payables ......................  $    355,747  $          0       355,747
Due to related parties ..............  $    979,297  $          0       979,297
Accrued interest payable ............  $          0  $     24,813       (24,813)
Deferred revenue ....................  $     44,512  $     13,118        31,394
         Total current liabilities ..  $  5,704,179  $    127,557     5,576,622
Total liabilities ...................  $  5,704,179  $    127,557     5,576,622
Minority interest ...................  $  3,360,553  $          0     3,360,553
Total shareholders' equity ..........  $  1,174,145  $     94,823     1,079,322

         As evidenced in the foregoing table, our acquisition of AoHong during the second quarter of fiscal 2007 significantly impacted our balance sheet. Our working capital improved at June 30, 2007 by approximately $2,165,000 from December 31, 2006. This improvement reflects an increase in our current assets of approximately $7,740,000 which was offset by an increase in our current liabilities of approximately $5,580,000, both of which are attributable to AoHong.

         At June 30, 2007, our current assets included cash, accounts receivable, net, notes receivable, inventories, net, advances on purchases and prepaid expenses and other assets. At June 30, 2007 our cash increased by approximately $633,000 from December 31, 2006. Our cash is located in the following geographic areas:

         China ...........   $703,000
         United States ...     82,000
                             --------
                             $785,000

         AoHong is subject to the regulations of the PRC which restricts the transfer of cash from that country, except under certain specific circumstances. Accordingly, such funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC.

         At June 30, 2007 accounts receivable, net of allowance for doubtful accounts, includes approximately $3,850,813 due AoHong, net of an allowance for doubtful accounts of approximately $144,355, and approximately $14,398 due our biometrics division. At June 30, 2007 AoHong had notes receivable of $225,380 which represented amounts due from eight customers for purchased of finished goods. These obligations, which are similar to accounts receivable, were due between July 31, 2007 and December 27, 2007. The obligation due July 31, 2007 was paid in accordance with its terms and based upon historical experience with these customers AoHong anticipates that the balance of these notes receivable will be paid in accordance with each of their terms. .

         Our inventories at June 30, 2007, represented approximately $1,762,145 of finished goods at AoHong, net of an allowance of $12,100 for slow moving inventory, and approximately $3,430 of finished goods at our biometrics division, net of an allowance for slow moving inventory of approximately $17,900. At June 30, 2007 our balance sheet reflected a current asset of $262,547 for advances on purchases and prepaid expenses and other assets of $1,154,195. These amounts primarily represent prepayments by AoHong to vendors for merchandise which had not yet been received.

         At June 30, 2007 our current liabilities included notes payable, accounts payable and accrued expenses, advances from customers, other payables, due to related parties and deferred revenues. Notes payable were $2,123,416 and included $25,000 due by us under a demand note originally issued in 2004 and approximately $787,000 due by AoHong under short-term notes maturing between November 2007 and February 2008. AoHong used the proceeds from the loans for working capital. If necessary, we intend to use a portion of the proceeds from our recently completed financing to satisfy these obligations as they become due if we are not able to renew the loans. If we are required to use a portion of our recently raised capital to repay all or a portion of these obligations, the amount of working capital available to for other purposes will be reduced and we may be unable to fully fund the initial capital needs of Big Tree. Included in notes payable at June 30, 2007 is approximately $1,312,000 due by AoHong under bank acceptance payables which are similar to factored receivables in that AoHong assigned the receivable from its customer to a bank and received cash in an amount equal to the full amount of the receivable, less the restricted cash ($524,604 at June 30, 2007) which remains on deposit at the bank to secure the advance. The bank acceptance payable is satisfied by AoHong at the time its customer pays the receivable. If the customer does pay the receivable, AoHong is still liable for the payable to the bank.

         At June 30, 2007 accounts payable and accrued expenses included approximately $1,213,270 attributable to AoHong and approximately $39,600 attributable to our biometrics division, and advances from customers of approximately $948,000 which represents prepayments from AoHong's customers. Other current liabilities at June 30, 2007 included approximately $356,000 of other payables, which includes approximately $315,840 attributable to AoHong and approximately $39,900 attributable to our biometrics division, deferred revenue of $44,512 attributable to our biometrics division which will be recognized during the balance of fiscal 2008 and approximately $980,000 due to related parties. This represents amounts loaned to AoHong by its Chairman and members of his family for working capital purposes. These loans, which were primarily made during the three months ended June 30, 2007, do not bear any interest and are due on demand.

         Our long-term assets at June 30, 2007 were $2,324,752 substantially all of which are attributable to AoHong.

         For the six month ended June 30, 2007, net cash used in operating activities amounted to $175,780 and was attributable primarily to the net loss of $653,553 and the repayments for accounts payable and accrued expenses of $25,080 and a decrease in deferred revenue of $27,624 offset by stock-based compensation of $440,375, depreciation of $1,644, the receipt of cash from accounts receivable of $56,538, and other non-cash items and changes in asset and liability accounts of $31,920. For the six months ended June 30, 2006, net cash used in operating activities amounted to $910,152 and was attributable primarily to the net loss of $1,962,430 offset by non-cash compensation of $545,215, depreciation and amortization of $5,810, the amortization of the debt offering costs of $89,692, the amortization of the discount on notes payable of $92,994, the amortization of license rights of $30,000, the registration right penalty of $113,129, and other non-cash items and changes in asset and liability accounts of $174,624. Additionally, during the six months ended June 30, 2006, we collected accounts receivable of $410,814 and paid research and development fees of $410,000 related to a Cooperative Research and Development Agreement.

         For the six months ended June 30, 2007, acquired cash in an acquisition in the amount of $703,577. For the six months ended June 30, 2006, net cash used in investing activities was $150,000 attributable to a share exchange agreement whereby we paid $150,000 to UT Battelle for the return and cancellation of 683,333 shares of our common stock previously issued to them in August 2005.

         For the six months ended June 30, 2007, net cash provided by financing activities was $105,000 and consisted of proceeds from the sale of common stock under a private placement. For the six months ended June 30, 2006, net cash provided by financing activities was $1,559,282 and consisted of proceeds from the sale of common stock under a private placement of $2,451,000 offset by the payment of placement fees and expenses of $364,718 and the repayment of convertible notes payable of $527,000.

         As a result of the above, total cash increased by $632,797 during the six months ended June 30, 2007 as compared to an increase in cash of $499,130 during the six months ended June 30, 2006.

         We have financed our growth and cash requirements through equity investments and debt and equity financing. We do not currently have any material commitments for capital expenditures. However, under the terms of our purchase agreement with AoHong, we are required to contribute $3,380,000 to its registered capital, and we require working capital to pay our general operating expenses. As portion of these costs will be funded from the proceeds of our recently completed private offering in which we raised approximately $2,550,000, however, these funds are not sufficient for all of our capital needs. Accordingly, we will be required to raise additional capital to fund these commitments and to pay our operating expenses. While AoHong has historically reported profitable operations, under Chinese law we are not able to use funds from that company to pay operating expenses in the U.S. In addition, we have contractually agreed not to sell additional securities until at least September 2008. As a result, we may not have access to the capital necessary to fully develop our operations and satisfy our obligations as they become due.

         We have experienced losses and negative cash flows from operations since inception and at June 30, 2007 we have an accumulated deficit of approximately $15.5 million. The report of our independent registered public accounting firm on our financial statements for fiscal 2006 contains an explanatory paragraph regarding our ability to continue as going concern. As long as our cash flow from operations remains insufficient to completely fund operations, we will continue depleting our financial resources and seeking additional capital through equity and/or debt financing subject to the contractual limitations we have agreed to with the purchasers in our recently completed unit offering. Even if we are successful in raising additional capital as necessary, such a raise will further impact our shareholders. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.

         There can be no assurance that acceptable financing to fund our ongoing operations can be obtained on suitable terms, if at all. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern. In that event, we may be forced to cease operations and our shareholders could lose their entire investment in our company.

RECENT CAPITAL RAISING TRANSACTIONS

         To date during fiscal 2007 we have raised $2,973,404 from the issuance of our securities in capital raising transactions, including:

         o On March 31, 2007, we completed a private placement of units to six accredited investors consisting in the aggregate of 2,100,000 shares of our common stock and warrants to purchase 2,100,000 shares of common stock. The warrants are exercisable at $0.10 per share for a term of five years. We received gross proceeds of $105,000 in this transaction. We used these funds for general working capital.

                  o Between August 2007 and October, 2007 we sold units of our securities consisting of 47,706,735 shares of common stock and common stock purchase warrants to purchase an additional 47,706,735 shares of common stock at an exercise price of $0.12 per share to 35 accredited investors resulting in gross proceeds to us of $2,862,404. We paid Skyebanc, Inc., a broker-dealer and FINRA member firm, a finder's fee of $10,800 and issued it common stock purchase warrants to purchase an aggregate of 180,000 shares of our common stock which are identical to the warrants issued in the offering. We also paid Joseph Stevens & Company, Inc., a broker-dealer and FINRA member firm, a finder's fee of $28,200 and issued it common stock purchase warrants to purchase an aggregate of 470,000 shares of our common stock which are identical to the warrants issued in the offering. We paid legal fees of the purchasers' counsel of $22,500 and we also paid a due diligence fee of $247,240 in cash to certain of the investors or their advisors and these entities common stock purchase warrants to purchase an aggregate of 4,120,673 shares of common stock as an additional due diligence fee.

         The warrants contain a cashless exercise provision. The exercise of the warrants is subject to a 4.99% cap on the beneficial ownership that each purchaser may have at any point in time while the securities are outstanding.

         We agreed to file a registration statement registering the resale of the shares of common stock, including the shares issuable upon the exercise of the warrants. This prospectus is part of that registration statement. In the event the registration statement was not filed within 60 days of the closing (October 27, 2007) and declared effective not later than 180 days following the closing date (February 24, 2008), we are required to pay liquidated damages in cash except in certain specific instances when we can issue shares of our common stock. The amount of liquidated damages is equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the purchase price of the outstanding shares, but not to exceed 180 days of liquidated damages. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including our failure to maintain an effective registration statement covering the resale of the common shares issued or issuable upon exercise of the warrants.

         The securities are subject to anti-dilution protections afforded to the purchasers in the event of corporate events such as stock splits and dividends. In addition, in the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering which was $0.06, or less than the exercise price per warrant share which is $0.12, respectively, without the consent of the purchasers then holding securities issued in this offering, each purchaser has the right to apply the lowest such price to the purchase price of shares purchased and still held by the purchaser and to shares issued upon exercise of the warrants still held by the purchaser which will result in the issuance of additional shares to the purchaser, including under any unexercised warrants.

         In addition, we granted the purchasers a one year right of first refusal with respect to subsequent offers, if any, by us for the sale of our securities or debt obligations. The anti-dilution provisions and the right of first refusal do not apply with respect to certain limited exceptions, including strategic license agreements, mergers and similar acquisitions and certain option programs.

         During the period which ends the earlier of 240 days from the date of this prospectus or the date on which all shares of common stock, including the shares underlying the warrants issued in the offering, can be resold under Rule 144 of the Securities Act without regard to volume, we also agreed not to undertake certain actions, including:

         o not filing any other registration statements to register any additional securities, and

         o not entering into any agreement to issue, or issue, any equity, convertible debt or other securities convertible into common stock or equity, or modify and such securities which are presently outstanding without the prior written consent of the purchasers in the offering, and not entering into any equity line of credit or similar agreement or issuing any floating or variable priced equity linked securities or any equity with price reset rights.

         Finally, we agreed not to enter into any other financing transaction which provides for the issuance of any shares of our common stock or securities convertible into or exercisable for shares of our common stock for a period of one year from the closing date.

         We used $800,000 of these proceeds for the first tranche of our commitment to AoHong, $400,000 to pay the cash portion of the purchase price for Big Tree and $130,000 for satisfaction of existing payables. We intend to use the balance for general working capital.

                                  OUR BUSINESS

         Following our acquisitions of AoHong and Big Tree as described later in this section, we operate our business in three segments:

         o  AoHong,
         o  Biometrics, and
         o  Big Tree.

AOHONG

         AoHong sells and distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays. AoHong's operations are comprised of three basic functions:

         o Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution. Approximately 50% and approximately 45%, respectively, of its net revenues were generated from this activity in its fiscal 2006 and fiscal 2005 years,

         o Custom mixing of various raw materials in accordance with customer specifications into a new product. AoHong employs two engineers who work with customers to derive proper mixture of chemicals. Approximately 40% of its net revenues were generated from this activity in each of its fiscal 2006 and fiscal 2005 years, and

         o Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product. Approximately 10% and approximately 15%, respectively, of its net revenues were generated from this activity in each of its fiscal 2006 and fiscal 2005 years.

         AoHong holds various certifications related to its operations, including:

         o  Environmental Management System ISO14001: 2004 certificate,
         o  ISO9001:2000 quality system certificate, and
         o TS 16949 (international quality management certificate for the automotive industry)

         AoHong's customers include manufacturers of automobiles, refrigerators and air conditioners as well as distributors of coolants. In its fiscal 2006 year approximately 33% of its net revenues were from manufacturers, including automobile, air condition and refrigerator manufacturers, approximately 32% of its net revenues were from air condition and refrigerator retailers and approximately 35% of its net revenues were from the export of products. Because approximately 60% of its sales are to automobile and refrigerator manufacturers, historically AoHong has witnessesed a seasonal surge in demand for refrigerant products from November to June.

         AoHong distributes products within China to 16 provinces and districts including Liaoning, Jilin, Beijing, Xinjiang, Shangxi, Chongqing, Sichuan, Jiangshu, Zhejiang, Anhui, Guangdong, Hainan, Hong Kong and Taiwan. AoHong exports to countries such as Russia and Thailand. One customer, Shanghai 3F Material Co., Ltd., represented approximately 13% of AoHong's net revenue in fiscal 2006, primarily attributable to sales of R22.

         AoHong utilizes a purchase order system for orders and it signs annual supply agreements with its major customers. Typically it will deliver products within 25 to 45 days from the time an order is placed. AoHong generally offers its customers terms of net 60 days to net 90 days and its policy is to require a deposit from all retailers and new customers without a credit history of approximately 20% at the time the order is placed.

         AoHong was established in February 2000 as Shanghai AoHong Industry Co., Ltd. by Mr. Aihua Hu, its CEO, and his wife Mrs. Ying Ye. On July 5, 2007 AoHong changed its name to Shanghai AoHong Chemical Co., Ltd. AoHong has two wholly owned subsidiaries; Shanghai Binghong Trading Co., Ltd. which was established in March 2002 and Shanghai Wuling Environmental Material Co., Ltd. which was established in January 2005.

PRODUCT OFFERINGS

         Following are a list of products sold by AoHong:

PRODUCT           STRUCTURAL FORMULA                 APPLICATION
--------------------------------------------------------------------------------
R12               CCI2F2               Refrigerant, fire extinguishing agent,
                                       insecticide and spray, etc.
--------------------------------------------------------------------------------
R22               CHCLF2               Compressor, refrigerant for industrial
Difluorochloro-                        and residential air conditioning systems;
methane                                insecticides painting spray, and fire
                                       extinguishing agent.
--------------------------------------------------------------------------------
R406A             CHCLF2/              Refrigerant; Substitute for R12
                  CH3CCLF2/
                  CH3(CH3)
                  CHCH3
--------------------------------------------------------------------------------
R143S             CF3CH3               Refrigerant
--------------------------------------------------------------------------------
R125              CF3CHF2              Refrigerant, fire extinguishing agent
--------------------------------------------------------------------------------
R32               CH2F2                Refrigerant, substitute for R22
--------------------------------------------------------------------------------
THT                                    (Scentinel) (CH2)4S C4H8S Clear,
                                       colorless liquid with a strong
                                       unpleasant odor. Due to its smell,
                                       tetrahydrothiophene is occasionally
                                       used as an odorant in natural gas.
--------------------------------------------------------------------------------

         Revenues from the sale of R22 represented approximately 13% of its net revenues in fiscal 2006.

         AoHong places emphasis on the sale and distribution of environmentally friendly products. The Montreal Protocol on Substances that Deplete the Ozone Layer ("Montreal Protocol") was adopted on September 16, 1987 and later ratified on January 1, 1989 by 29 countries and the European Community (EC). The Montreal Protocol was designed to address the need for stronger measures to reduce the production and consumption of a number of chlorofluorocarbons (CFCs). According to the Montreal Protocol, all non-environmental friendly refrigerants should be replaced by environmental friendly refrigerants by the end of 2008. China, as a developing country, has agreed to implement the measures gradually and in 2006 began to implement the regulation. All coolant products proven to be harmful to the environment will be banned by December 31, 2008. AoHong is striving to be a leader in its industry in the sale and distribution of environmentally friendly products within China. Approximately 20% and approximately 12%, respectively, of AoHong's net revenues for fiscal 2006 and fiscal 2005 were derived from environmentally friendly products.

         Environmentally friendly products offered by AoHong include:

PRODUCT           STRUCTURAL FORMULA                 APPLICATION
--------------------------------------------------------------------------------
R134A             CH2FCF3              Refrigerant, common in automobile air
                                       conditioners and refrigerators
--------------------------------------------------------------------------------
R600A             CH3(CH3) CHCH3       Refrigerant
--------------------------------------------------------------------------------
R404A             CF3CHF2/             Refrigerant, substitute for R22
                  CH3CF3/
                  CF3CH2F
--------------------------------------------------------------------------------
R407C             CH2F2/               Refrigerant, substitute for R22
                  CF3CHF2/
                  CF3CH2F
--------------------------------------------------------------------------------
R410A             CH2F2/               Refrigerant, substitute for R22.
                  CF3CHF2
--------------------------------------------------------------------------------
R143A             CF3CH3               Refrigerant
--------------------------------------------------------------------------------
R142B             CCIF2CH3             Refrigerant
--------------------------------------------------------------------------------
CFC 12            CF2CI2               Refrigerant
--------------------------------------------------------------------------------

SALES AND MARKETING

            AoHong employs seven full time and two part-time sales persons, with one sales person dedicated to covering the Shandong Province and one sales person dedicated to covering the Sichuan Province. These two sales persons travel frequently to these provinces. The remaining sales persons handle the other provinces in which we sell products. Full time sales persons are compensated with base salary, commission and bonuses, and part-time sales persons are hired on a contractual basis under a commission only compensation structure. Based on different products and customers, sales persons generally earn commissions from 3% to 5% of the net profit margins. AoHong also markets and promotes their products through a variety of venues, including industry trade shows, online advertising, marketing literature, and referrals.

SUPPLIERS

         AoHong purchases products from a variety of sources, including:

SUPPLIER                                                   PRODUCT
--------------------------------------------------------------------------------
JiangSu MeiLan Chemical Co., Ltd.                          R12, R22
--------------------------------------------------------------------------------
Chevron Phillips Chemical (China) Co., Ltd.                R6001, THT
                                                           (Tetrahydrothiophene)
--------------------------------------------------------------------------------
Sinochem Modern Environmental Protection Chemicals         R134A
(Xi'an) Co., Ltd.
--------------------------------------------------------------------------------
Daikin Chemical International Trading(Shanghai) Co., Ltd.  R 404, R407C, R410A
--------------------------------------------------------------------------------
Changshu 3F Zhonghao New Chemical Materials Co., Ltd.      R142  R143  R32  R125
--------------------------------------------------------------------------------

         Approximately 50% of the coolant products are supplied by JiangSu MeiLan Chemical Co., Ltd. AoHong has been a distributor of products from this company since 2005. AoHong is also a supplier of liquid coolants manufactured by Chevron Phillips Chemical (China) Co., Ltd., JiangSu MeiLan Chemical Co., Ltd., Sinochem Modern Environmental Protection Chemicals (Xi'An) Co., Ltd., and Daikin Chemical International Trading (Shanghai) Co., Ltd. In January 2003 AoHong signed a distribution agreement with Chevron Phillips Chemical (China) Co., Ltd. pursuant to which AoHong was named a distributor in mainland China for R600A and in January 2004 it signed a distribution agreement with Chevron Phillips Chemical (China) Co., Ltd. designating AoHong as a distributor in mainland China for THT (tetrahydrothiophene) products. Since 2005 AoHong has been a distributor of Daikin Chemical International Trading (Shanghai) Co., Ltd. for R404A, R407C and R410A and since 2003 it has been a distributor of Sinochem Modern Environmental Protection Chemicals (Xi'an) Co., Ltd. for R134A.

         AoHong generally inventories a one month supply of liquid coolants. AoHong utilizes disposable steel cylinders to store various gases or liquids purchased in bulk quantities. These cylinders come in 30lb and 50lb capacity and meet the standards of European and U.S. markets. Because approximately 80% of its customers have an existing business relationship with AoHong which is in excess of two years, it is able to estimate customer demand and maintain inventory levels in accordance with the anticipated orders from customers. Taking advantage of its large warehouse space, AoHong generally increases its inventory levels during its off peak season which enables it to offer shorter delivery times and in some cases better pricing during its peak selling season. Terms offered by AoHong's suppliers are generally net 60 days.

COMPETITION

         The market for the sale of liquid coolants in China is very competitive. There are approximately 13 coolant distributors operating within China, of which AoHong estimates approximately four or five are large companies and the remaining eight to nine are smaller companies. AoHong's principal competitors include:

COMPETITORS                                BACKGROUND
--------------------------------------------------------------------------------
Zhejiang Ju Hua Co., Ltd.                  Manufacturer for R11, R12, R22, R134a
--------------------------------------------------------------------------------
Shandong Dongyue Chemical Co., Ltd.        Manufacturer for R22, R134a
--------------------------------------------------------------------------------
Beijing Jinxin Jiaye Chemical Co., Ltd.    Repack processing company
--------------------------------------------------------------------------------
Shanghai Zhiyang Trading Co., Ltd.         Distributor
--------------------------------------------------------------------------------
Zhejiang Yonghe New Type Refrigerant       Repack processing company
Co., Ltd.
--------------------------------------------------------------------------------

         AoHong believes it differentiates itself from its competitors through its ability to accommodate a variety of orders in the form of repacking, combining, or distributing products and its warehouse capacity enables it to meet customer demand on short notice.

GOVERNMENT REGULATIONS

         The operations of AoHong must conform to Industrial Chemical Control Law (ICCL) of People's Republic of China, The Management Regulation of Chemical Industry Environmental Protection and rules for private (non-state owned) companies doing business in China. AoHong is also subject to registration and inspection by The Ministry of China Chemical Industry with respect to the distribution of chemical products in China and it is licensed by the Shanghai Government for the distribution of chemical products. Supervision of the manufacturing of steel cylinders is governed by the General Administration of Quality Supervision, Inspection and Quarantine of the P.R.C. (GAQSIQ). Manufacturers must obtain a gas cylinder filling license, which AoHong obtained on December 31, 2004.

BIOMETRICS

         Our biometrics division designs, develops, manufactures and sells fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. We have developed two turnkey integrated applications that incorporate our proprietary BioClock(R) hardware platform:

         o Our "CheckPrint(R) T/A" systems are designed primarily for use by employers who desire to verify the presence of employees at the workplace, and to monitor their time and attendance at work; and,

         o Our "CheckPrint(R) A/C" systems are designed to permit access to locked buildings, offices or other secured areas only to selected individuals, whose identities can be verified using our fingerprint identification software.

         Our modest revenue-generation to date in this division has been derived primarily from our sales of our biometric BioClock(R) and CheckPrint(R) products. These sales have taken place for the most part to a few major customers. As such in this division we are dependent upon the few major customers and any disruption in that business will significantly decrease our sale revenues if other business is not secured. Our historic negative financial results have been due, in substantial part, to a lack of capital necessary to commence aggressive marketing programs for this division.

BIOMETRICS INDUSTRY

         The use of unique physical traits to verify a person's identity is known as biometric identification. Biometric identification includes fingerprinting, hand geometry, iris scanning, retinal scanning, voice recognition, face recognition and signature analysis. Biometric technology has been used for decades in government and law enforcement applications. Until recently, these systems were too expensive to manufacture to make retail marketing realistic. However, with the introduction of more powerful computers and the development of more advanced software applications, biometric identification techniques can be adapted for commercial purposes on an economically feasible basis. In addition, there is currently a much greater awareness of biometrics as it relates to security applications.

         There are many alternatives in the biometric industry that include, but are not limited to, fingerprint recognition, facial recognition, voice recognition and palm recognition, iris scanning and retinal scanning. Many providers have used the different methods in different applications. To date, applications include time and attendance, access control, crowd scanning and computer access. The industry is in its infancy regarding applications however the technology regarding biometric detection is a rapidly maturing science. Presently, there are many companies entering the biometric detection and application industry while many other companies have failed at trying to create a marketable product. There are few companies that have been in the industry for multiple years and continue to use their experience to market biometric detection devices and applications.

         We believe that fingerprint identification is far more effective in authenticating employees' actual attendance at work than traditional time clock verification. By authenticating a person's identity, biometric identification can substantially reduce incidents of employee fraud inherent in the use of other forms of employee identification and attendance verification, such as punch clocks. We also believe that fingerprint verification is less intrusive, more widely accepted and more cost effective than other available forms of biometric identification. Also, the use of biometrics for access control is becoming widely accepted in the marketplace. This is especially true for access to sensitive workspaces like an airport tarmac.

         Many factors, including recent world events, have created increased demand for new biometric applications to secure access, not only to physical areas, but also sensitive data. Among the applications that are being developed are the use of biometrics to validate the identities of individuals at security checkpoints before boarding a plane, entering a building, crossing a border, and accessing a computer.

PRODUCTS AND SYSTEMS

BIOCLOCK(R)

         Our biometric systems are designed and built around our proprietary hardware platform known as BioClock(R), a stand-alone platform, or completely network enabled system, that replaces a traditional wall-mounted or freestanding swipe or punch-card time clock. Identity verification is accomplished by comparing an individual's scanned and digitized fingerprint to the fingerprint profile stored in a computer database. The user's fingerprint is scanned by means of a silicon-based reader with sensors that capture the fingerprint image. The image is then converted into data that is stored in the system's computer database, and saved as a reference for comparison to the fingerprint offered for identification.

         BioClock(R) replaces traditional identification devices such as:

         o  swipe cards;
         o  punch cards;

         o  personal identification numbers (PINs); or
         o passwords that can be stolen or voluntarily provided by the owner to another person.

         Alternatively, BioClock(R) can be used in conjunction with traditional identification devices for added security. We have made our systems modular so the user can choose which parts of the technology they wish to use. In addition, we have designed our systems to be compatible with many existing technologies so that they can be integrated into an existing system in a seamless fashion. As a result, we believe BioClock(R) reduces incidents of fraud associated with traditional identification systems that do not effectively preclude individuals from using another person's means of identification while keeping integration hurdles and costs down.

         We have also developed two integrated hardware and software applications that incorporate BioClock(R) in an "off the shelf" configuration for performing time and attendance and access control.

CHECKPRINT(R) T/A

         Our time and attendance systems, which are marketed under the name, CheckPrint(R) T/A:

         o Use fingerprint verification to authenticate the identity of employees when they arrive at and leave work;

         o Gather data, including the time each employee attends work and what areas were accessed by an employee;

         o Perform payroll functions and other record keeping calculations using the data that is gathered;

         o Provide electronic export capability to over 150 independent third-party payroll service providers to facilitate the use of automated payroll checks between Sense customers and their payroll service provider;

         o  Generate logs and reports, including 60 standard reports; and

         o Perform other functions including employee scheduling, job cost analysis, editing time punches, electronic calculations and related record keeping.

         Our standard CheckPrint(R) T/A systems include a 100 person user base. We are currently developing data base management capabilities for larger numbers of employees, while maintaining system accuracy. These developments include the use of a PIN number in conjunction with biometrics, that make the number of users only limited by the data storage capacity of the system, without adverse effects on accuracy.

CHECKPRINT(R) A/C

         Our access control systems, which are marketed under the name CheckPrint(R) A/C, are security systems that permit access to locked buildings, offices or other secured areas only to those whose identities can be verified, using our proprietary fingerprint identification software. Our CheckPrint(R) A/C systems, which can be used with or without Smart Card technology, can be programmed for different levels of security, permitting access only to recognized individuals who have the requisite level of security clearance. Our current version of CheckPrint(R) A/C system incorporates access control capability for single door access. We are developing software application infrastructure that will enable a single CheckPrint(R) A/C system to control access to multiple locations. We market CheckPrint(R) A/C at a higher price than CheckPrint(R) T/A, to reflect the increased level of technology and functionality provided by CheckPrint(R) A/C.

CHECKPRINT(R) ATAC

         Our access control systems and time and attendance systems have been combined into one product offering both capabilities. We market this combined product under the name CheckPrint(R) ATAC. The combined system can be used with or without Smart Card technology. The system incorporates time and attendance and access control capability for multiple doors at multiple locations. We market CheckPrint(R) ATAC at a higher price than CheckPrint(R) A/C, to reflect the increased level of technology and functionality.

BDS AND OTHER PRODUCT CONFIGURATIONS

         We have developed software into a Biometric Distribution Server (BDS). We market this software in combination with our other systems under the name CheckPrint(R) BDS. The software allows our systems to operate in a multi-unit configuration. Thus many remote sites can be managed from a central database. We believe the CheckPrint(R) BDS application is a significant enhancement to our core product offering and the field of biometrics. We have applied for patent protection with the United States Patent and Trademark office and are currently protected by Patent Pending.

         We have also developed and are marketing:

         o CheckPrint(R) SDK is a biometric software development kit for biometrics that enables purchasers and licensees to create custom applications for our software and hardware. The CheckPrint(R)SDK which was developed to work in conjunction with our hardware assists developers in the creation of robust biometric fingerprint applications. The CheckPrint(R)SDK is comprised of three categories - imaging, algorithm, and database. We believe that a successful deployment of CheckPrint(R)SDK applications, utilizing a third party licensee, may lead to increased sales of our hardware products. While we have completed these applications and have sold a limited number of developer kits to biometrics developers in the United States, we do not anticipate that we will ever generate any significant revenues from sales of these kits.

         o CheckPrint(R) DTU, provides users with the ability to secure a computer terminal, and files and folders, via fingerprint identification. The hardware is a stand-alone peripheral that can be connected to a port on an existing computer to permit fingerprint identification.

         o CheckPrint(R) SDTU, provides users the ability to secure a computer terminal with fingerprint biometric technology and a smart card. The hardware is a stand-alone peripheral that can be connected to a port on an existing computer to permit fingerprint identification. There are many applications that can be written around the secure data storage capability of a smart card that is unlocked by a fingerprint biometric signature. For example, in a university setting information such as meal plan credits can be stored on the smart card and deducted as used by the biometrically identified user.

PRODUCT DEVELOPMENT, MANUFACTURING AND ASSEMBLY

         CheckPrint(R) T/A is configured as a stand alone unit comprised of a TFT Flat Panel display, internal computer, keypad, and silicon fingerprint reader. CheckPrint(R) T/A automatically authenticates the employee's identity; tracks total hours, and calculates the correct pay rates. We offer CheckPrint(R) T/A models to support any size employee base.

         We design, develop, manufacture, and sell the CheckPrint(R) T/A security solution. We have developed time and attendance, access control and security system software applications, as well as a complete hardware system solution based on a Pentium(R) PC processor backbone. Our products work in a network environment and we can connect to any existing network infrastructure or we can setup the network at the customer's request. Data is transmitted through TCP/IP protocol and we can link unlimited CheckPrint(R) T/A units together in any environment or facility. We can also remotely communicate with other CheckPrint(R) T/A units using a modem which transmits required data over the standard telephone lines. The CheckPrint(R) T/A systems are unsupervised security and clock-in stations replacing the standard wall mounted time clock or swipe systems. An employee or another authorized user uses his or her fingerprint to replace a password, PIN or swipe card.

         CheckPrint(R) T/A systems and CheckPrint(R) A/C systems are driven by our proprietary software. We believe that the software components for our biometric identification systems are proprietary because the software was developed by our technical staff, and all rights to the creation of these software applications have been assigned to our company. The source code for the software is our proprietary property. All employees are under a contractual obligation, and /or the work for hire doctrine, to assign their intellectual property rights to us. This software enables our systems to gather, filter and sort data, generate reports from the data and compute payroll information for export to third party payroll services.

         Most of the hardware components for our biometric systems are off-the shelf, and we are not dependent on any one vendor for these components. However, certain hardware components have been designed by our in-house engineering staff or designed to our specifications as works for hire by independent contractors. We have entered into an agreement with Test Systems Engineering, under which Test Systems Engineering has designed, engineered and configured some of our hardware components for CheckPrint(R) T/A and CheckPrint(R) A/C systems. They are a valuable resource for many engineering tasks and have a state of the art design and manufacturing facility. All product testing and assembly is performed "in-house" in order to maintain quality control. Our agreement with Test Systems Engineering initially terminated on December 31, 2005, and under its terms was automatically renewed for consecutive one-year terms. For its services, Test Systems Engineering receives a fee payable at the rate of $75 per hour. We are not dependent on Test Systems Engineering for its services.

         Our biometric systems currently incorporate a silicon-based fingerprint scanner with sensors to capture a user's fingerprint. Related software then compares the user's fingerprint to the digitized reference sample stored in the system's database, and verifies the user's identity. The silicon-based technology is used in conjunction with our own software that interfaces between the silicon product and our biometric systems. We currently purchase the silicon-based technology from an independent supplier. We believe that this supplier is able to provide us with our foreseeable requirements for these components. We are not dependent on the supplier for our sensor needs.

         On September 9, 1999, we entered into an agreement with Integrated Design, Inc. under which Integrated Design developed a software program to enable the payroll data produced by CheckPrint(R) T/A to be exported to over 150 third party payroll services such as ADP and Paychex. We have licensed the software from Integrated Design and are required to pay license fees on a per user basis. This fee is incorporated into the cost of our overall product. Integrated Design was paid a $10,000 software development fee to customize their software to our application. The software development agreement was for an initial term of five years, and automatically renews on the five year anniversaries unless either party notifies the other before the end of the then current term. Under the terms of the agreement it automatically renewed in September 2004. The agreement may be canceled by either party on 90 days written notice. The agreement also provides us access to the software and allows us to continue to use Integrated Design's software in the event of such company's dissolution, bankruptcy or similar events. If we are unable to continue to purchase product from Integrated Design, we will incur time and expense to develop alternative software links for data export. Delays in the successful development of alternative software links could adversely affect us.

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

RESEARCH AND DEVELOPMENT COSTS

         From the inception of our current activities in July 1998 through June 30, 2007 we have spent approximately $2,400,000 on research and development activities. For the years ended December 31, 2006 and 2005, research and development, consisting mainly of salaries and research and development fees associated with a Cooperative Research and Development Agreement, amounted to $578,979 and $314,233, respectively.

SALES, MARKETING AND PRICING

         Many of our goods and services are customized to individual customer needs. However, our core products, which we market under the marks BioClock(R) and CheckPrint(R) as systems, range from $2,500 to the hundreds of thousands of dollars, depending on the number of users, sites and functionality of the system. We also offer software updates and on-site service contracts for additional fees. We also sell other goods and services, such as a desk top finger sensor, a desk top finger sensor with a smart card reader built into the desk top unit, software developer's kits and database management tools, at suggested retail prices.

         We market our systems to manufacturers, retailers and other businesses with at least 15 to 100 employees, to whom we market our smaller turnkey solution. We also market to larger businesses, including Fortune 500 companies that require full custom integration solutions. We sell our systems through an in-house sales force of two employees, as well as original equipment manufacturers (OEMs) and independent sales representatives. Moreover, we have offered consulting and design services to specialized biometric development and deployment projects. By offering our expertise in the design and deployment of biometric systems we may gain additional revenues and create another marketing avenue.

         Our network of independent sales representatives, through which we presently derive less than 10% of our revenues in this division, currently serve markets throughout the United States, South America and the Pacific rim. A commission based upon the sales prices of systems sold by them generally compensates sales representatives.

DEPENDENCE ON A FEW MAJOR CUSTOMERS

         Significant portions of our sales in this division to date have been, and will continue to be, made through a small number of significant customers. Approximately 81% of our sales for the year ended December 31, 2006, were derived from four customers and these customers represented approximately 80% of our accounts receivable at December 31, 2006. Any disruption in our relationships with one or more of these customers, or any significant variance in the magnitude or the timing of orders from any one of these customers, may result in decreases in our results of operations, liquidity and cash flows. Any such adverse operating results will likely decrease the market price of our common stock.

MICRO ELECTRO MECHANICAL SENSORS

         In addition to our core business in this division, we hold eight exclusive worldwide patent licenses for Micro Electro Mechanical Sensors, or MEMS, technology covering use in the field of explosive detection which was developed by (ORNL). ORNL, located in Oak Ridge, Tennessee, is one of the premier National Scientific Laboratories in the United States and is operated by UT-Battelle, LLC for the United States Department of Energy (DOE). UT-Battelle LLC is the technology transfer management company created at ORNL.

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

         MEMS technology is comprised of micro cantilevers that molecules of explosive material attach to, thus causing the cantilevers to diffract or bend. When diffraction is detected, the sensors are alerted to the presence of an explosive molecule. On May 31, 2001, we acquired all of the outstanding shares of Micro Sensor and we indirectly acquired the rights and obligations of Micro Sensor under various agreements to which it is a party, including a Patent License Agreement with UT-Battelle LLC. Under the original Patent License Agreement, Micro Sensor became the exclusive licensee of UT-Battelle LLC with respect to certain patented technology owned by UT-Battelle LLC relating to the use, sale or offer for sale of intellectual property incorporating MEMS technology for the detection of explosives.

         Effective August 1, 2005, we entered into an Exclusive Patent License Agreement with UT-Battelle LLC which replaced the original Patent License Agreement. Under the August 1, 2005 Patent License Agreement, UT-Battelle LLC granted us the exclusive right to manufacture, use, sell, offer for sale and sublicense yet to be developed products incorporating the licensed patents, relating to chemical vapor detection and the detection of unexploded ordnance, including bombs, hand grenades, rockets and other unexploded devices. We were also been granted for a 24-month right of first refusal to negotiate a patent license agreement with UT-Battelle LCC for its proprietary technology relating to the detection of biological warfare agents in security applications, such as anthrax, cholera, Ebola, plague, ricin, smallpox and tularemia. This right of first refusal to negotiate an additional patent license expired unexercised on August 1, 2007.

         As consideration for the license grants by UT-Battelle LLC, we:

         o  Paid UT-Battelle LLC an aggregate of $150,000 in cash proceeds;

         o  Issued UT-Battelle LLC 833,333 shares of our common stock;

         o Agreed to pay to UT-Battelle LLC a royalty equal to 4% of net sales of products incorporating the licensed patents, subject to minimum royalty payments, as amended on December 1, 2006, of $10,000 for 2007, $20,000 for 2008 and $25,000 for 2009 and thereafter;

         o Agreed to pay to UT-Battelle LLC, in the event we sublicenses the licensed patents, the greater of 50% of our revenues from sublicensing and the minimum required royalties described above; and

         o Agreed to reimburse UT-Battelle LLC for certain costs and expenses of securing patent protection for the licensed patented technology.

         On November 7, 2005, we entered into a Cooperative Research and Development Agreement ("CRADA") with UT-Battelle LLC under its U.S. Department of Energy Contract No. DE-AC05-00OR22725. The CRADA was for the development of a hand-held sensor with high sensitivity and selectivity for the detection of explosives initially and then to expand the capabilities to include chemical and biological warfare agents and narcotics. In connection with the CRADA, we agreed to make payments aggregating $589,000. Through December 31, 2006, we paid $560,000 towards these commitments. Under the CRADA we developed a first generation working prototype with limited detection capabilities. As a result of our lack of working capital we were forced to cease our research and development activities under the CRADA. Accordingly, the remaining $29,000 due under thereunder was forgiven.

         On January 1, 2006, we entered into a stock exchange agreement with UT-Battelle LLC under which UT-Battelle LLC returned 683,333 shares of common stock previously issued by us for $150,000 in cash. The returned shares were cancelled upon receipt.

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

         While we believe that this technology will enable the development of products for governmental use, as well as for security-related applications including airport security, no products have yet been developed incorporating these technologies and we require significant additional capital to continue the development of this product line. Accordingly, in fiscal 2006 we determined to impair our MEMS technology related assets and recognized a one time expense of $230,000 related to those intangible assets.

INTELLECTUAL PROPERTY

         We currently have on file with the United States Patent and Trademark Office, a utility patent that was converted from a provisional patent covering the proprietary use of our technology and the proprietary hardware used in our application. In addition, we have on file a provisional patent regarding our CheckPrint(R) BDS, a biometric middleware utility, and a utility patent regarding a handheld explosive detection unit. Our goods and services are clearly marked as patent pending. There is no guarantee that our patent applications will mature into registrations for patents. We have retained patent counsel to review the projects and advise where subject matter applicable for patent protection exists, and to prepare applications for the same. All of our employees are under an obligation to assign inventive material to us.

         We maintain common law rights to our trademarks. The common law rights protect the use of marks used to identify our goods and services since the time of their first use in commerce. We have a registration for our flagship software product Check Print(R) and our flagship hardware product BioClock(R). In addition, we have registered Sense(R) as our corporate identity, meCard(R) used to identify identification cards used in conjunction with our biometric systems and "Security Solutions at a Touch of a Finger"(R). During fiscal year ended December 31, 2006 we had two additional trademarks registered. The two new trademarks are Explosive Sensing Protocol(TM) and Sense-It(TM). There is no guarantee that our pending trademark applications will mature into registration of trademarks.

         We currently have on file several copyright applications covering our source code. We maintain common law rights to our proprietary copyrights. The common law rights protect the actual programming code, the look and feel of its display screens and material contained in our user manuals since the time of the copyrightable works creation. In addition, we have an application on file with the United States Copyright Office covering our proprietary source code, the look and feel of our display screens and user manuals. There is no guarantee that our application will mature into a registration for copyright.

         Whether or not we obtain formal protection for our products and/or systems, we intend to vigorously protect our ownership rights. However, protection of our rights will not prevent others from developing similar technology on their own or developing other products that may be used for purposes similar to ours. If these events occur, others may become our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

         We have also obtained the rights to the domain names www.senseme.com, www.shanghaiaohong.com and www.bigtreetoysusa.com. As with telephone numbers, we do not have and cannot acquire any property rights in an Internet address. We do not expect to lose the ability to use these Internet addresses; however, there can be no assurance in this regard and the loss of either of these addresses could materially adversely affect our future business financial condition and results of operations.

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

COMPETITION

         In this division we face competition from companies engaged in the time and attendance industry, as well as in the security and access control industry. Competition may come from companies using biometric fingerprint technology, as well as from companies using other biometric identification methods. Competitors also include companies marketing traditional forms of employee verification and attendance products, including time clocks, ID badges, passwords and PIN numbers. Most of our competitors may have longer operating histories and greater financial and other resources than we have. Our ability to compete successfully will depend on many factors, including the allocation of capital and resources to this division, our ability adapt to changing technologies and meet the needs of the marketplace on a price competitive and timely basis.

         Competition in time and attendance services exists from various software developers and product manufacturers, the largest of which is Kronos, a publicly traded company (NasdaqGS: KRON) providing software applications based on a swipe card identifier. Other competitors in time and attendance application development include QQuest, Synel, Acroprint, Simplex, Stromberg, TimeAmerica, Time Systems and ADP. Principal competition in fingerprint biometrics includes Identix, Crossmatch, Secugen Fujitsu, and Cogent Systems. Other biometric technology providers include Recognition Systems (hand geometry), LG Electronics (LG Iris) (iris identification) and Visage ( Facial recognition ). Most of our competitors have a substantially longer operating history than we do and have substantially greater financial and other resources than we do. While we believe that our ability to offer a total package of time and attendance and access control software and innovative hardware gives us a competitive marketing advantage, unless we are able to penetrate the marketplace and gain name recognition for our products and technology, we may be unable to compete effectively.

         In addition, we face competition in the chemical and explosive detection fields from companies such as Nomadics, Implant Sciences, GE Interlogix, L3 Communications and BAE Systems. As described elsewhere herein, at this time we only completed the development of prototype explosive detection device and do not have the resources to continue the project and complete development of a properly functioning, market-ready device. Even if we complete development of a marketable device, the companies we would be competing against in this market segment generally have significantly greater resources and greater name recognition than we do. We are unable to predict at this time if we will ever be able to effectively compete in this market segment given our lack of resources.

BIG TREE

         Both Big Tree and Jieyang Big Tree are development stage companies which began operations in September 2007. Big Tree's operations are primarily conducted through its wholly owned subsidiary Jieyang Big Tree which operates in Shantou City, China. Big Tree distributes toys and gifts in North America, South American and Europe and is an agent for third party OEM manufacturers. Big Tree Toys simplifies sourcing products from China by offering a "one stop shop" where buyers can view and choose products from numerous manufacturers in one easy location. Big Tree is located in Shantou, the toy city of China. Big Tree's management has been involved in the toy industry in China and has developed relationships with over 8,000 toy manufacturers. Big Tree's product offerings include in excess of 180,000 varieties of toy products, including remote control toys, digital toys, sports toys, play sets educational toys, dolls and infant toys. Big Tree provides testing to insure products meet quality control standards for reliability and quality.

         In October 2007 Big Tree received an order to supply a wide variety of learning toys to the Casino Group which is scheduled for delivery by December 30, 2007. With over 10,000 stores worldwide, the Casino Group is one of the

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

leading food retailers in France, operating hypermarkets, supermarkets, discount stores, convenience stores, and restaurants in 11 countries including Argentina, Uruguay, Brazil, Columbia, Thailand, the Netherlands, Vietnam, and Venezuela.

         In addition to the Casino Group order, Big Tree secured a contract with Metcash Trading Limited Australasia to supply a combination of various remote control cars for delivery by October 30, 2007. Metcash is a leading marketing and distribution company in the food and consumer goods categories in Australia, providing comprehensive services to over 2,500 independent retailers in Queensland, New South Wales, Victoria, South Australia and Western Australia.

         Finally, Big Tree received an order from the Bell Valley Group in Brazil to supply certain toy cars for this Christmas season with all shipping for this order to be completed by October, 2007. Bell Valley Group is an importer/exporter that sources from China to supply countries all over the world.

         In an effort to further insure the quality of its products, in October 2007 we increased our quality control staff at Big Tree from 14 to 30 employees and have instituted a system to administer strict safety testing protocols.. Big Tree conducts its own safety and quality control checks of the sourced products in addition to those completed by the manufacturers.

GOVERNMENT REGULATION

Doing Business in the PRC

         Our operations in the PRC which include AoHong and Jieyang Big Tree, are subject to the PRC legal system. Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the PRC. Despite development of its legal system, the PRC does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The PRC's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes. As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our future business operations or prospects.

Economic Reform Issues

         Since 1979, the Chinese government has reformed its economic systems. Many reforms are unprecedented or experimental; therefore they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

         Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included

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

devaluations of the Chinese currency, the Renminbi, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limiting re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. There can be no assurance that the reforms to China's economic system will continue or that there will not be changes in China's political, economic, and social conditions and changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

EMPLOYEES

         Company wide, at October 11, 2007 we had a total of 107 employees as follows:

         Our biometric division, which also includes our corporate operations, currently employs two people, both of whom are full-time employees. These employees including our Chief Executive Officer and our chief software designer and programmer.

         AoHong had a total of 55 employees in the following departments:

                                DEPARTMENT                         NUMBER

         Administration, including CEO and CFO ....................  12
         Purchasing ...............................................   1
         Sales, including eight full time and two part time .......  10
         Accounting ...............................................   6
         Manufacturing, including two engineers ...................  18
         Logistics ................................................   8
                                                                     --
                                                                     55

         Big Tree had a total of 50 employees in the following departments:

                                DEPARTMENT                         NUMBER

         Administration, including CEO and CFO ....................  10
         Purchasing ...............................................   5
         Quality control ..........................................  20
         Accounting ...............................................   5
         Logistics ................................................   2
         General support personnel ................................   8
                                                                     --
                                                                     50

         Our U.S. employees are not subject to a collective bargaining agreement. We believe that relations with our employees are good. For our employees in China, each full-time employee is a member of a local trade union. Labor relations have remained positive and we have not had any employee strikes or major labor disputes. Unlike trade union in western countries, trade unions in most parts of China are organizations mobilized jointly by the government and the management of the corporation.

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

         We are required to contribute a portion of our employees' total salaries to the Chinese government's social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations. We expect the amount of our contribution to the government's social insurance funds to increase in the future as we expand our workforce and operations.

CONSULTANTS

         We have engaged the following consultants:

         CHINA DIRECT INVESTMENTS, INC. In November 2006 we entered into a Consulting and Management Agreement with China Direct Investments, Inc. Under the terms of the agreement, China Direct Investments agreed to provide general business consulting, identification, evaluation and structure of potential mergers and acquisitions, advice on corporate structure and financial structuring transaction, advice on potential sources of investment capital and assistance in connection with administrative matters pertaining to the PRC. As compensation for its services, China Direct Investments was issued 5,000,000 shares of our common stock valued at $450,000 and may receive discretionary award fees as determined by us. The agreement expired on December 31, 2006, however, China Direct Investments continues to provide services to us under this agreement pursuant to the terms of the stock purchase agreement with China Direct, Inc. for Big Tree.

         CDI SHANGHAI MANAGEMENT CO., LTD. In June 2007, we executed a consulting agreement with CDI Shanghai Management Co., Ltd. for consulting services which had been provided by that company to us since April 1, 2007, including identifying suitable acquisition partners in Asia, structuring merger and/or acquisition transactions and providing translation services. Under the terms of the consulting agreement, we issued CDI Shanghai Management Co., Ltd. 5,000,000 shares of our common stock valued at $475,000. This agreement also provides for the payment of discretionary award fees to be paid to the consultant and/or its designees. Upon the mutual agreement of the parties, the fees can be paid either in cash or marketable securities. The agreement expired on September 30, 2007, however, CDI Shanghai Management Co., Ltd. continues to provide services to us under this agreement.

         Mr. Andrew Goldrich, formerly an executive officer and director of our company, is employed by China Direct, Inc., the parent company of both China Direct Investments, Inc. and CDI Shanghai Management Co., Ltd.

OUR HISTORY

         We were organized in Idaho, under the name Century Silver Mines, Inc., on February 5, 1968. Originally, we developed mining properties, but by 1998 we had ceased those operations. Sense Technologies, Inc. was organized under the laws of the State of Florida on July 13, 1998. Sense Technologies was formed for the purpose of engaging in developing and marketing biometric devices for use in employee identification and security-related products.

         In January 1999, we acquired all of the outstanding shares of Sense Technologies for a purchase price consisting of 4,026,700 of our shares issued to the former shareholders of Sense Technologies. At the time of the acquisition, Century Silver Mines had no operations and Sense Technologies was developing its proprietary biometric security systems. Immediately following the acquisition, the former shareholders of Sense Technologies owned approximately 93% of our outstanding shares. In June 1999, we changed our corporate domicile from Idaho to Florida and, in connection with the domicile change we changed our name to Sense Holdings, Inc.

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

         On May 31, 2001, we acquired all of the outstanding shares of Micro Sensor from UTEK Corporation and UT-Battelle LLC, the shareholders of Micro Sensor, in a stock-for-stock exchange, for total consideration of 2,000,000 shares of our common stock. Pursuant to the stock-for stock transfer, UTEK received 1,850,000 common shares of Sense and UT-Battelle LLC received 150,000 common shares of our company.

         Effective June 27, 2007 we acquired a 56.08% membership interest in AoHong from that company in exchange for $3,380,000 to be paid to AoHong pursuant to the following schedule:

         o  $800,000 on or before September 30, 2007;
         o  $400,000 on or before June 30, 2008;
         o  $600,000 on or before December 31, 2008; and
         o  the remaining $1,580,000 on or before June 27, 2009.

         The initial $800,000 was paid in September 2007. In addition, we issued Mr. Aihua Hu, a member of AoHong and its CEO, 12,500,000 shares of our common stock valued at $1,187,500 as additional consideration. Following the execution of the agreement, AoHong and the minority members were required to promptly apply as necessary to obtain the documents which represent the formal approvals of the relevant regulatory agencies in the People's Republic of China to our purchase of a controlling interest in AoHong.

         On August 29, 2007, the Shanghai Foreign Investment Commission issued the Certificate of Approval for the establishment of the Sino-U.S. joint-venture between our company and AoHong. The registered capital of this joint venture is $8,210,024, of which an aggregate of $3,380,000 is being contributed by our company. In September 2007 following our remittance of the initial investment of $800,000 to the joint venture, the Shanghai Industrial & Commercial Administration Bureau issued the business license to the joint venture.

         On August 31, 2007, we acquired a 60% percent equity interest in Big Tree from CDI China, Inc., a wholly owned subsidiary of China Direct, Inc. Under the terms of the agreement, we paid CDI China, Inc. $400,000 and agreed to issue it 20,000,000 shares of our common stock valued at $20,000 as follows:

         o  2,500,000 shares at closing,

         o  2,500,000 shares on or before December 31, 2007,

         o  2,500,000 shares on or before March 31, 2008,

         o  2,500,000 shares on or before June 30, 2008,

         o 2,500,000 shares on or before September 30, 2008 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended June 30, 2008,

         o 2,500,000 shares on or before December 31, 2008 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended September 30, 2008,

         o 2,500,000 shares on or before March 31, 2009 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended December 31, 2008, and

         o 2,500,000 shares on or before June 30, 2009 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended March 31, 2009.

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

         For accounting purposes, the value ascribed to the 20,000,000 shares of our common stock equals the par value of our common stock. Because China Direct, Inc. owned approximately 17% of our common stock prior to the closing of the transaction, as a related party the value of the shares issued are required to equal par value under generally accepted accounting principles. Big Tree was incorporated in the State of Florida on November 20, 2006 and its wholly owned subsidiary Jieyang Big Tree was established on January 22, 2007 as a wholly foreign owned entity (WFOE) in China. China Direct, Inc. acquired 60% of Big Tree in February 2007 in exchange for shares of its common stock and a commitment to provide a $1 million working capital loan subject to the satisfaction of certain revenue milestones by Big Tree, which such milestones were not met by the time we acquired the company. China Direct, Inc. no longer has the obligation to provide such funds.

PROPERTY

         On January 1, 2007 we relocated our principal executive offices to a smaller facility with 850 square feet of office/warehouse space in Sunrise, Florida. We lease this space from an unrelated third party under a one year lease expiring on December 31, 2007 with a an annual lease of approximately $12,500. Mr. Dore Scott Perler, our CEO, is also a party to this agreement. These facilities are suitable and adequate for our current needs.

         AoHong is located in the Huating Economic & Development Area, Jiading District, Shanghai. AoHong owns a 218,000 square foot facility which includes 98,100 square feet of workshop and office spaces, 33,790 square feet of warehouse and 115.7 cubic meters of storage tanks. This facility serves as AoHong's principal offices. AoHong also leases approximately 196 square feet of additional warehouse space for a monthly expense of $105 under an agreement expiring in March 2008. AoHong has land use rights pursuant to an agreement with the Chinese government. The land use rights are valued at a fixed amount RMB 1,367,350, fluctuated by the exchange rate which at June 30, 2007 was $166,504. Under the terms of the agreement, AoHong has rights to use certain land until November 3, 2053.

         Big Tree presently uses portions of an approximate 65,000 square foot facility located in Shantou City, China, which includes approximately 22,000 square feet of office space and approximately 43,000 square feet of warehouse space, which is owned by Shantou Dashu Toy Corporation, Ltd., a related party, at no charge until December 31, 2007. The parties have agreed to enter into negotiations during the fourth quarter of fiscal 2007 whereby Big Tree will lease a portion of this space at an annual amount which has yet to be determined.

LEGAL PROCEEDINGS

         We are not a party to any pending or threatened litigation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      NAME          AGE                       POSITIONS

Dore Scott Perler    47     Chief Executive Officer, President and
                            Chairman of the Board
Shawn Tartaglia      38     Vice President, Chief Technical Officer and Director
Julie Slater         48     Director

         DORE SCOTT PERLER . Mr. Perler has served as our Chief Executive Officer, President and Chairman of our board of directors since July 1998. He also serves as our Director of Sale for Big Tree. From 1996 to 1998, Mr. Perler was Vice President of Sales for Ansel Communications, a manufacturer of network interfaces and servers, hubs, and LAN workstations, and from 1993 to 1996 Vice President of Sales for LatinRep Associates/LatinChannels, Inc., a manufacturer's representative organization, where he assisted in the development of the company's organizational infrastructure, designed business processes and operating procedures, planned and executed strategies, recruited and managed professional staff, and created and implemented marketing and business development campaigns.

         SHAWN TARTAGLIA. Mr. Tartaglia has served as our Vice President, Chief Technical Officer and Director since July 1998. From November 1997 to July 1998, Mr. Tartaglia was Manager of Information Systems for CompScript, Inc., a privately held pharmaceutical provider. From February 1993 to November 1997, Solopak Pharmaceuticals, a privately held pharmaceutical supplier, employed him as its Systems and Telecommunications Manager.

         JULIE SLATER. Ms. Slater as served as a Director on our board of directors since January 1999. From 1984 and continuing until the present, Ms. Slater has been Vice President of All Eyes Optical, a privately held optometry and retail eyewear provider. She is Mr. Perler's sister-in-law.

         There are no family relationships between any of the executive officers and directors, except as set forth above. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

KEY EMPLOYEES

         Both AoHong and Jieyang Big Tree are located in China. The day to day operations of AoHong and Jieyang Big Tree are the responsibility of officers at those subsidiaries. Following is biographical information on those persons whom we consider key employees of our company:

     NAME             AGE                      TITLE

Aihua Hu               45        Chief Executive Officer, AoHong
Huayan Zhi             51        Chief Financial Officer, AoHong
Wei Lin                36        Chief Executive Officer, Jianyang Big Tree
Guihong Zheng          33        Vice President, Big Tree

         AIHUA HU. Mr. Hu has served as CEO of AoHong since co-founding the company in February 2000. From May 1993 to April 2000, Mr. Hu served as Vice General Manager of Shanghai Lixin Gas Co., Ltd., an industrial gas and refrigerant manufacturer located in Shanghai. As Vice General Manager Mr. Hu was responsible for sales and business development. From September 1982 to May 1993, Mr. Hu worked for Shanghai Chemical Light Industry Co., Ltd. responsible for sales and marketing.

         HUAYAN ZHI. Mrs. Zhi has served as CFO of AoHong since October, 2002. Mrs. Zhi served as an accountant for Singapore Liquan Information (Shanghai) Co., Ltd. from April 2001 to September 2002. From October 1993 to March 2001, Mrs. Zhi was an accountant and then director of the accounting department at Shanghai Lixin Gas Co. Ltd. one of the largest industrial gas and refrigerant manufacturers in Shanghai. Mrs. Zhi was responsible for budget forecasting, financial analysis and other accounts payable and accounts receivable related issues. From November 1973 to September 1993, Ms. Zhi was an accountant for Shanghai Hongkong Hardware Electric Co., Ltd.

         WEI LIN. Mr. Lin has served as CEO of Jieyang Big Tree since its formation in January 2007. He oversees the day to day operations, production management, quality control and third party OEM management. Mr. Lin, along with his wife Ms. Guihong Zheng, co- founded Shantou Dashu Toy Corporation, Ltd, a toy export and import company, and he served as General Manager from November 2003 to January 2007. From June 2001 to August 2003, Mr. Lin served as Director and Vice General Manager of Guangdong Bao Qianli Electronic Corp, Ltd. an OEM manufacturer for TOYANI security equipment and system. and from May 2000 to August 2003, Mr. Lin was General Manager for Shanghai Xikang Electronic Technology Co. Ltd, a company that develops and distributes for mobile phone network software. From November 1996 to March 2000, Mr. Lin served as General Manager of Guangdong Guangtong Call Center Yuedong Branch and from September 1994 to October 1996, Mr. Lin was Manager Assistant of Shantou Telecom, a SOE telecommunication company. Mr. Lin holds MBA degree from China Central South University.

         GUIHONG ZHENG. Ms. Zheng has served as Vice President of Big Tree since its formation in November 2006. In her role as Vice President, Ms. Zheng is responsible for sales, customer service and logistics. Ms. Zheng, along with her husband Mr. Wei Lin, co- founded Shantou Dashu Toy Corporation, Ltd, a toy export and import company in November 2003. From November 2006 until August 2007 she was Executive Vice President of CDI Shanghai Management Company, Limited. CDI Shanghai Management Company, Limited was the majority shareholder of Big Tree prior to our acquisition of a controlling interest in August 2007. From 2004 to 2006, Ms. Zheng served as General Manager of Big Tree Hong Kong International Trading Co. Ltd. responsible for exports. From 2002 to 2004, Ms. Zheng was the regional manager of Guangzhou Tian En Jin Telecommunication Equipment Company responsible for sales, market research and customer service in the Guangdong Area. From 1998 to 2002, Ms. Zheng served as Director of Customer Service of Shantou Xin Zhong Di Advertising Company, Ltd. In this role Ms. Zheng was responsible for all customer related issues, including customer development, customized service plan and maintain good relations with customers. From 1996 to 1998, Ms. Zheng was Director of Customer Service of Shantou Wei Tai Wei Brand Vision Design Co. Ltd responsible for all customer related issues, including maintain and development good customer relations. Ms. Zheng graduated from Shangtou Broadcast University, major in Sales and Marketing in 1995.

         Mr. Hu and Ms. Zhi are the minority members of AoHong and Ms. Zheng is the minority shareholder of Big Tree. Mr. Lin and Ms. Zheng are husband and wife.

ADVISORY BOARDS

         We have established three advisory boards: an Operations Advisory Board, a Scientific Advisory Board and the Executive Operation Board. The Operations Advisory Board makes suggestions to the Board of Directors regarding hardware, engineering and manufacturing. The Scientific Advisory Board makes suggestions to the Board of Directors regarding our MEMS divisions and developments in that area as it pertains to our licensed technologies acquired through our agreements with ORNL. The Executive Advisory Board makes suggestions to the Board of Directors regarding strategic goals and objectives of the organization. All advisory board positions are voluntary.

Operations Advisory Board

         The members of our Operations Advisory Board include:

         ALEX SCHLINKMANN. Mr. Schlinkmann has also been a consultant to us, through Test Systems Engineering, since July 1998. Since 1991 he has been President and Design Engineer for Test Systems Engineering. He has helped with the design of several components of our hardware housing, given advice on best manufacturing methods and constructed prototypes of new hardware housings and components.

         JAMIE SCHLINKMANN. Mr. Schlinkmann is the brother of Alex Schlinkmann, and has been a consultant to us since July 1998. Since 1991 he has been Vice President and Design Engineer for Test Systems Engineering. He has also helped with the design of several components of our hardware housing, given advice on best manufacturing methods and constructed prototypes of new hardware housings and components.

Scientific Advisory Board

         The members of our Scientific Advisory Board include:

         DR. ROBERT J. (BRUCE) WARMACK. Dr. Warmack is a Senior Scientist at Oak Ridge National Laboratory and also a research professor at the University of Tennessee, Knoxville. He received his Ph. D. in Physics from the University of Tennessee in 1975. Dr. Warmack has co-authored numerous articles on the field of micro electromechanical sensing and is the co-inventor of the Photon Scanning Tunneling Microscope. He has been awarded various honors, including RD100 Awards, the Fabre-Gramont Award, and is a fellow of the American Physical Society. Dr. Warmack's research is currently focused on novel physical, chemical, and biological detection using micro electromechanical sensors.

         DR. LAL A. PINNADUWAGE. Dr. Lal A. Pinnaduwage is a Senior Scientist at Oak Ridge National Laboratory and also a research professor at the University of Tennessee, Knoxville. He received his Ph.D. in Physics from the University of Pittsburgh, Pittsburgh, PA. He is the author of over 60 publications in refereed journals, two patents and three pending patents. Dr. Pinnaduwage's research is currently focused on novel physical, chemical, and biological detection using micro electromechanical sensors (MEMS). His expertise includes negative ions, electron-excited molecule interactions, gaseous dielectrics, interaction of laser and microwave fields with fast atom beams, Rydberg atoms and molecules, low-temperature plasmas and mass spectrometry.

         ALLEN HERTZ. Mr. Hertz is a co-founder of Galahad, an Innovations Incubating company. Mr. Hertz provides his broad expertise to Galahad and Galahad's clients, including IP protection, product development, business management, manufacturing, marketing, and licensing. In addition to his responsibilities at Galahad, Mr. Hertz oversees iKno, inc., a telemetry company which utilizes wireless monitoring technology developed by Galahad. Mr. Hertz holds 27 issued U.S. patents and has over 32 additional patents pending. Mr. Hertz has a total of 19 years of extensive experience in product design and deployment; holding senior staff positions in New Product Development and Manufacturing at Motorola and Racal-Datacom; and a Director level position at CopperCom. Mr. Hertz is a Registered United States Patent Agent and holds a Bachelor of Science degree in Ocean Engineering from Florida Atlantic University.

Executive Advisory Board

         PHILIP KENDAL. Mr. Kendal is a successful business professional and currently serves as the Chairman of G-Com2 Solutions, which provides systems and services are designed to expedite document preparation and reduce production time and cost. This value-added process dramatically benefits its clients in the mutual fund, commercial and association industries. From time to time Mr. Kendal also provides consulting services to us.

         During fiscal 2005 we granted each member of our Operations Advisory Board, our Scientific Advisory Board and our Executive Board options to purchase 50,000 shares of our common stock at an exercise price of $0.35 per share as compensation for their services. We valued these options at $69,935. The value attributable to these option awards is computed in accordance with FAS 123R. We did not compensate any member of either the Operation Advisory Board, Scientific Advisory Board or Executive Board for their services on these boards in fiscal 2006.

DIRECTOR COMPENSATION

         Messrs. Perler and Tartaglia and Ms. Slater are the members of our Board of Directors. We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. Neither Messrs. Perler and Tartaglia nor Ms. Slater were compensated for their services as members of our Board of Directors for the fiscal year ended December 31, 2006.

CODE OF BUSINESS CONDUCT AND ETHICS

         We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee which violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment.

         We will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to, 10871 NW 52 Street, Sunrise, Florida 33351, Attention: Corporate Secretary.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

         We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

         None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

         o understands generally accepted accounting principles and financial statements,

         o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

         o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

         o  understands internal controls over financial reporting, and

         o  understands audit committee functions.

         Since our formation we have relied upon the personal relationships of our CEO to attract individuals to our Board of Directors. While we would prefer that one or more of our directors be an audit committee financial expert, the individuals whom we have been able to attract to our Board do not have the requisite professional backgrounds. As with most small companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2006. The value attributable to any option awards is computed in accordance with FAS 123R.

                                               SUMMARY COMPENSATION TABLE
                                               --------------------------
                                                                   NON-EQUITY
                                                                   INCENTIVE      NONQUALIFIED   ALL
                                                 STOCK    OPTION   PLAN           DEFERRED       OTHER
NAME AND PRINCIPAL             SALARY    BONUS   AWARDS   AWARDS   COMPENSATION   COMPENSATION   COMPENSATION   TOTAL
POSITION                YEAR   ($)       ($)     ($)      ($)      ($)            EARNINGS ($)   ($)            ($)
(A)                     (B)    (C)       (D)     (E)      (F)      (G)            (H)            (I)            (J)
---------------------   ----   -------   -----   ------   ------   ------------   ------------   ------------   -------
Dore Scott Perler (1)   2006   165,063       0        0   50,000              0              0         28,000   243,063

                        2005   146,702       0        0   96,700              0              0         11,196   254,598

Andrew Goldrich (2)     2006   153,063       0        0   50,000              0              0         31,000   234,063
                        2005   146,702       0        0   96,700              0              0         11,196   254,598

Shawn Tartaglia (3)     2006    97,846       0        0   50,000              0              0         12,000   159,846
                        2005    96,000       0        0   61,000              0              0         11,196   168,996

(1) Mr. Perler has served as our Chief Executive Officer and President since July 1998. Mr. Perler's fiscal 2006 compensation include options to purchase 250,000 shares of our common stock with an exercise price of $0.20 share. Mr. Perler's fiscal 2005 compensation include options to purchase 400,000 shares of our common stock with an exercise price of $0.22 share and options to purchase 150,000 shares of our common stock with an exercise price of $0.20 per share which are valued in the aggregate at $96,700. Other compensation for fiscal 2006 includes fees paid for car allowance, health insurance and $10,000 related to the forgiveness of debt. Other compensation for fiscal 2005 represents health insurance premiums paid by us.

(2) Mr. Goldrich served as our Vice President and Chief Financial Officer from July 1998 until December 2006. Mr. Goldrich's fiscal 2006 compensation include options to purchase 250,000 shares of our common stock with an exercise price of $0.20 share. Mr. Goldrich's fiscal 2005 compensation include options to purchase 400,000 shares of our common stock with an exercise price of $0.22 share and options to purchase 150,000 shares of our common stock with an exercise price of $0.20 per share which are valued in the aggregate at $96,700. Other compensation for fiscal 2006 includes fees paid for car allowance, health insurance, $3,000 paid as a consulting fee, and $10,000 related to the forgiveness of debt. Other compensation for fiscal 2005 represents health insurance premiums paid by us.

(3) Mr. Tartaglia has served as our Vice President and Chief Technical Officer since July 1998. Mr. Tartaglia's fiscal 2006 compensation includes options to purchase 250,000 shares of our common stock with an exercise price of $0.20 per share. Mr. Tartaglia's fiscal 2005 compensation includes options to purchase 200,000 shares of our common stock with an exercise price of $0.22 per share and options to purchase 150,000 shares of our common stock with an exercise price of $0.20 per share which are valued in the aggregate at $61,800. Other compensation for each of fiscal 2006 and fiscal 2005 includes fees paid for health insurance.

EMPLOYMENT AGREEMENTS

Dore Scott Perler

         On April 1, 2005, we entered into a three-year employment contract with Mr. Perler expiring on April 1, 2008 to serve as our Chief Executive Officer. The terms of this agreement provided for an annual base salary of $156,000 and a car allowance of $500 per month. The additional terms of the agreement were substantially similar to those of the current employment agreement with Mr. Tartaglia as described below. On May 1, 2007, we entered into a new three-year employment contract with Mr. Perler to serve as our Chief Executive Officer which expires on May 1, 2010.

         In accordance with the terms of the employment agreement, in consideration for his services, we will pay Mr. Perler a base salary of $156,000 per annum. On each successive anniversary date of the agreement, the Board of Directors will review the base compensation and at its sole discretion may elect to increase the base salary. In addition, Mr. Perler is entitled to a car allowance of up to $500 per month. In addition to the base salary, Mr. Perler is entitled to receive, as incentive compensation in respect of each calendar year (or portion thereof), an amount determined in accordance with any bonus or short term incentive compensation program, which may be based upon achieving certain specified performance criteria, which may be established by our Board of Directors, of which he is a member.

         Under the terms of the employment agreement Mr. Perler is entitled to paid vacation days and such other paid holidays in accordance with our policy, and up to six months salary continuation in the event of short-term disability. We will dues to professional associations and societies and to such service organizations and clubs of which Mr. Perler is a member, which has been approved by the Board of Directors as being in the best interests of our company. He is also entitled to receive all other fringe benefits to which all other employees of our company are entitled.

         In the event of involuntary termination without "cause" or disability, Mr. Perler will be entitled to compensation for the succeeding 24 months following the date of termination in an amount equal to 200% of his base compensation in effect on the date of the employment termination plus 200% of his annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming he was employed on the last day of the quarter in which termination of employment occurred. In the event Mr. Perler is terminated for "cause" as defined in the employment agreement he will be entitled to any unpaid salary through the date of termination and deferred compensation will be forfeited. In the event there is a "change in control" of our company as defined in the agreement, we will be required to pay Mr. Perler a lump sum equal to 299% of his base compensation in effect on the date plus 299% of his prior year's incentive bonus. Mr. Perler may, at his discretion, elect to terminate the contract with 90 days prior written notice and in such event he would not be entitled to severance benefits.

Shawn Tartaglia

         On April 1, 2005, we entered into a three-year employment agreement with Mr. Tartaglia to serve as our Chief Technology Officer which expires on April 1, 2008. In consideration for these services, we will pay Mr. Tartaglia a salary of $96,800 per annum. In addition to the base salary, he is entitled to receive, as incentive compensation in respect of each calendar year (or portion thereof), an amount determined in accordance with any bonus or short term incentive compensation program (which may be based upon achieving certain specified performance criteria) which may be established by our Board of Directors of which he is a member. Mr. Tartaglia is also entitled to paid vacation days and such other paid holidays in accordance with our policy, and up to six months salary continuation in the event of short-term disability. We will also pay dues to professional associations and societies and to such service organizations and clubs of which Mr. Tartaglia is a member, which has been approved by the Board of Directors as being in the best interests of our company and he is entitled to receive all other fringe benefits to which all other employees of our company are entitled. We also provide comprehensive health and major medical insurance for Mr. Tartaglia and his family, according to our benefit package.

         In the event of involuntary termination without "cause" or disability, Mr. Tartaglia will be entitled to compensation for the succeeding 24 months following the date of termination in an amount equal to 200% of his base compensation in effect on the date of the employment termination plus 200% percent of his annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming he was employed on the last day of the quarter in which termination of employment occurred.

         In the event he is terminated for "cause" as defined in the agreement Mr. Tartaglia will be entitled to any unpaid salary through the date of termination and deferred compensation will be forfeited. In the event there is a "change in control" of our company as defined in the agreement, we will be required to pay him a lump sum equal to 299% of his base compensation in effect on the date plus 299% of his prior year's incentive bonus. Mr. Tartaglia may, at his discretion, elect to terminate the contract upon 90 days prior written notice in which event he would not be entitled to severance benefits.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2006:

                                                                                                     EQUITY      EQUITY
                                                                                                     INCENTIVE   INCENTIVE
                                                                                                     PLAN        PLAN
                                                                                 NUMBER              AWARDS:     AWARDS:
                                           EQUITY                                OF                  NUMBER      MARKET OR
                                           INCENTIVE                             SHARES              OF          PAYOUT
                                           PLAN                                  OR       MARKET     UNEARNED    VALUE OF
                                           AWARDS:                               UNITS    VALUE OF   SHARES,     UNEARNED
             NUMBER OF     NUMBER OF       NUMBER OF                             OF       SHARES     UNITS OR    SHARES,
             SECURITIES    SECURITIES      SECURITIES                            STOCK    OR UNITS   OTHER       UNITS OR
             UNDERLYING    UNDERLYING      UNDERLYING                            THAT     OF STOCK   RIGHTS      OTHER
             UNEXERCISED   UNEXERCISED     UNEXERCISED   OPTION                  HAVE     THAT       THAT        RIGHTS
             OPTIONS       OPTIONS         UNEARNED      EXERCISE   OPTION       NOT      HAVE NOT   HAVE NOT    THAT HAVE
NAME         (#)           (#)             OPTIONS       PRICE      EXPIRATION   VESTED   VESTED     VESTED      NOT
             EXERCISABLE   UNEXERCISABLE   (#)           ($)        DATE         (#)      ($)        (#)         VESTED (#)
(A)          (B)           (C)             (D)           (E)        (F)          (G)      (H)        (I)         (J)
----------   -----------   -------------   -----------   --------   ----------   ------   --------   ---------   ----------
Dore Scott
Perler
                 250,000               -             -       0.27      5/21/07        -          -           -            -
                 100,000               -             -       0.19     12/30/07
                 250,000               -             -       0.19     12/30/09        -          -           -            -
                 150,000               -             -       0.20      5/13/10        -          -           -            -
                 400,000               -             -       0.22      9/02/10        -          -           -            -
                 250,000               -             -       0.20      9/01/11        -          -           -            -

Andrew
Goldrich         250,000               -             -       0.27      5/21/07        -          -           -            -
                 100,000               -             -       0.19     12/30/07        -          -           -            -
                 250,000               -             -       0.19     12/30/09        -          -           -            -
                 150,000               -             -       0.20      5/13/10        -          -           -            -
                 400,000               -             -       0.22      9/02/10        -          -           -            -
                 250,000               -             -       0.20      9/01/11        -          -           -            -

Shawn
Tartaglia
(1)              150,000               -             -       0.79      2/22/07        -          -           -            -
                  50,000               -             -       0.19     12/30/07        -          -           -            -
                 250,000               -             -       0.19     12/30/09        -          -           -            -
                 150,000               -             -       0.20      5/13/10        -          -           -            -
                 200,000               -             -       0.22      9/02/10        -          -           -            -
                 250,000               -             -       0.20      9/01/11        -          -           -            -

INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

         We currently have three incentive plans, our 1999 Stock Option Plan, our 2001 Equity Compensation Plan and our 2005 Equity Compensation Plan. Following are descriptions of these plans:

1999 Stock Option Plan

         On July 19, 1999, the Board of Directors and shareholders adopted our 1999 Stock Option Plan. We reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1999 Stock Option Plan. The 1999 Stock Option Plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options. Under the stock option plan we may grant incentive stock options only to key employees and employee directors, or we may grant non-qualified options to our employees, officers, directors and consultants. Our Board of Directors currently administers the 1999 Stock Option Plan.

         Subject to the provisions of the stock option plan, the Board will determine who will receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the Board, in its discretion, but in no event can the exercise price be less than 75% of the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the Board, by delivery of shares or by a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer. As of September 30, 2007 we have outstanding options to purchase 1,500,000 shares under the 1999 Stock Option Plan and there are no shares remaining available for grant under the 1999 Stock Option Plan. None of the options granted to date have been exercised.

2001 Equity Compensation Plan

         On November 28, 2001, the Board of Directors adopted our 2001 Equity Compensation Plan, and on November 28, the 2001 Equity Compensation Plan was ratified by holders of a majority of our outstanding common stock. We have reserved 2,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2001 Equity Compensation Plan. The 2001 Equity Compensation Plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants.

         Under the 2001 Equity Compensation Plan, we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to our employees, officers, directors and consultants. Our Board of Directors currently administers the 2001 Equity Compensation Plan.

         Subject to the provisions of the 2001 Equity Compensation Plan, the Board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the Board, in its discretion, but in no event shall the exercise price be less than the par value for our common stock. The exercise price may be payable in cash or, with the approval of the Board, by delivery of shares or by a combination of cash and shares. The Board may also direct the issuance of shares of our common stock as awards under the 2001 Compensation Plan. Absent registration under the Securities Act or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer. As of September 30, 2007, we have granted options or awarded shares in the amount of 1,966,160 under the 2001 Equity Compensation Plan and there were 33,840 shares remaining for grant under the plan. None of the options granted to date have been exercised.

2005 Equity Compensation Plan

         On June 16, 2005, the Board of Directors adopted our 2005 Equity Compensation Plan, and on June 16, 2005, the 2005 Equity Compensation Plan was ratified by holders of a majority of our outstanding common stock. We have reserved 5,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2005 Equity Compensation Plan. The 2005 Equity Compensation Plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants. Under the 2005 Equity Compensation Plan we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to our employees, officers, directors and consultants. Our Board of Directors currently administers the 2005 Equity Compensation Plan.

         Subject to the provisions of the 2005 Equity Compensation Plan, the Board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the Board, in its discretion, but in no event can the exercise price be less than the par value for our common stock The exercise price may be payable in cash or, with the approval of the Board, by delivery of shares or by a combination of cash and shares. The Board may also direct the issuance of shares of our common stock as awards under the 2005 Equity Compensation Plan. Absent registration under the Securities Act or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer. As of September 30, 2007 we have granted options or awarded shares in the amount of 4,667,000 under the 2005 Equity Compensation Plan and there remain 333,000 shares available under the plan. None of the options granted to date have been exercised.

LIMITATION ON LIABILITY

         Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

         o  breach of the director's duty of loyalty to us or our shareholders;

         o acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

         o  a transaction from which our director received an improper benefit;
            or

         o an act or omission for which the liability of a director is expressly provided under Florida law.

         In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

         Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the years 2000, 2001 and 2002, Mr. Perler was loaned $42,000, Mr. Goldrich, a former officer and director, was loaned $24,500 and Mr. Tartaglia was loaned $1,722. These loans bear interest at 4% per annum and were payable on December 31, 2006. So long as the amounts remain outstanding the borrowers have agreed not to sell any shares of our common stock which they own. During the year ended December 31, 2006 approximately $20,000 of these loans were forgiven and recorded as additional compensation ($10,000 to each of Messrs. Perler and Goldrich). During the six months ended June 30, 2007 an additional $10,000 of these loans were forgiven and recorded as additional compensation ($5,000 to each of Messrs. Perler and Goldrich). At June 30, 2007, amounts outstanding under this obligation were $26,803.

         Prior to our acquisition of a controlling interest in Big Tree, in January 2007 Jieyang Big Tree advanced $438,422 to Shantou Dashu Toy Enterprise Co., Ltd., a company co-founded by Ms. Guihong Zheng and Mr. Wei Lin, officers of Big Tree and Jieyang Big Tree. In addition, Ms. Zheng, the minority shareholder in Big Tree, is the owner of Shantou Dashu Toy Enterprise Co., Ltd. Ms. Zheng initially provided the funds to Big Tree as a capital contribution, which were in turn used to provide the initial registered capital for Jieyang Big Tree. Subsequent to the formation of Jieyang Big Tree, these funds were used to make the loan to Shantou Dashu Toy Enterprise Co., Ltd. At June 30, 2007, Big Tree held a due from this related party in the amount of $438,422 which represents substantially all of the assets of Big Tree. This advance bears no interest and is due on demand.

         Big Tree presently uses portions of an approximate 65,000 square foot facility located in Shantou City, China, which includes approximately 22,000 square feet of office space and approximately 43,000 square feet of warehouse space, which is owned by Shantou Dashu Toy Corporation, Ltd., a related party, at no charge until December 31, 2007. The parties have agreed to enter into negotiations during the fourth quarter of fiscal 2007 whereby Big Tree will lease a portion of this space at an annual amount which has yet to be determined.

         We have entered into various agreements with subsidiaries of China Direct, Inc., a principal shareholder of our company, including:

         o In November 2006 we entered into a Consulting and Management Agreement with China Direct Investments, Inc., a subsidiary of China Direct, Inc.. Under the terms of the agreement, China Direct Investments agreed to provide general business consulting, identification, evaluation and structure of potential mergers and acquisitions, advice on corporate structure and financial structuring transaction, advice on potential sources of investment capital and assistance in connection with administrative matters pertaining to the Peoples Republic of China. As compensation for its services, China Direct Investments was issued 5,000,000 shares of our common stock valued at $450,000 and may receive discretionary award fees as determined by us. Mr. Andrew Goldrich, formerly an executive officer and director of our company, is employed by China Direct, Inc.,

         o In June 2007, we executed a consulting agreement with CDI Shanghai Management Co., Ltd., a Chinese limited liability company , which is also a subsidiary of China Direct, Inc. Under the terms of the agreement which expires in September 2007 it will provide us with consulting services including the identification of suitable acquisition partners in Asia, structuring merger and/or acquisition transactions and providing translation services. We issued CDI Shanghai Management Co., Ltd. 5,000,000 shares of our common stock valued at $475,000 as compensation for its services under the agreement,

         o As described elsewhere herein, in August 2007 we closed our acquisition of 60% of Big Tree which we acquired from a subsidiary of China Direct, Inc., and

         o From time to time China Direct, Inc. and/or principals of that company have purchased securities from us in private offerings. We are registering certain shares of our common stock for those purchasers in the registration statement of which this prospectus is a part, which includes shares of our common stock issued to China Direct, Inc. as a due diligence fee in our recently completed unit offering.

DIRECTOR INDEPENDENCE

         None of the members of our Board of Directors are "independent" within the meaning of Marketplace Rule 4200 of the National Association of Securities Dealers, Inc.

                             PRINCIPAL SHAREHOLDERS

         At October 4, 2007 we had 133,750,792 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of October 4, 2007 by:

         o each person known by us to be the beneficial owner of more than 5% of our common stock;

         o  each of our directors;

         o  each of our executive officers; and

         o  our executive officers, directors and director nominees as a group.

         Unless otherwise indicated, the business address of each person listed is in care of 10871 NW 52 Street, Sunrise, Florida 33351. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

                                            AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP      % OF CLASS
------------------------                    --------------------      ----------

Dore Scott Perler (1) ................            3,479,723               2.6%
Shawn Tartaglia (2) ..................              993,585                  *
Julie Slater (3) .....................               53,703                  *
All officers and directors as a
  group (three persons) 1, 2, (3) ....            4,527,011               3.3%
Aihua Hu (4) .........................           10,000,000               7.5%
China Direct Investments, Inc. (5) ...           14,500,000              10.8%

* represents less than 1%

(1) Mr. Perler's holdings includes 1,479,723 shares of common stock which are presently outstanding and an aggregate of 2,000,000 shares of our common stock issuable upon the exercise of outstanding options with exercise prices ranging from $0.08 to $0.20 per share.

(2) Mr. Tartaglia's holdings includes 193,585 shares of common stock which are presently outstanding and an aggregate of 800,000 shares of our common stock issuable upon the exercise of outstanding options with exercise prices ranging from $0.08 to $0.20 per share.

(3) Ms. Slater's holdings includes 43,703 shares of common stock which are presently outstanding and 10,000 shares of common stock issuable upon the exercise of outstanding options with an exercise price of $0.19 per share.

(4) Mr. Hu is the CEO and minority member of AoHong.

(5) The number of securities beneficially owned by China Direct, Inc. includes:

         o 8,000,000 shares of our common stock presently outstanding owned of record by China Direct Investments, Inc., a subsidiary of China Direct, Inc., of which the resale of 3,000,000 shares is covered by this prospectus;

         o 4,000,000 shares of presently outstanding common stock which are held of record by CDI Shanghai Management Company, Ltd., a subsidiary of China Direct, Inc.; and

         o 2,500,000 shares of presently outstanding common stock which are held of record by Capital One Resource Co., Ltd., a subsidiary of China Direct, Inc.

         The securities beneficially owned by China Direct, Inc. in this table excludes:

         o 737,340 shares of our common stock issuable upon the exercise of an outstanding common stock purchase warrant with an exercise price of $0.12 per share, the resale of which is covered by this prospectus; and

         o 3,000,000 shares of common stock issuable upon the exercise of an outstanding common stock purchase warrant with an exercise price of $0.12 per share owned of record by China Direct Investments, Inc., a subsidiary of China Direct, Inc., the resale which is covered by this prospectus.

         The ability of either China Direct, Inc. or China Direct Investments, Inc. to exercise the warrants held by each of those entities is limited in that the holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

         Dr. James Wang and Messrs. Marc Siegel and David Stein have voting and dispositive control over securities held by China Direct, Inc. The number of securities held by China Direct, Inc. in this table exclude securities owned by Messrs. Siegel and Stein individually.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our equity compensation plans approved by our shareholders any compensation plans not previously approved by our shareholders as of December 31, 2006.

                                                                            NUMBER OF
                                                                            SECURITIES
                                                                            REMAINING
                                        NUMBER OF                           AVAILABLE FOR
                                        SECURITIES TO                       FUTURE ISSUANCE
                                        BE ISSUED UPON   WEIGHTED AVERAGE   UNDER EQUITY
                                        EXERCISE OF      EXERCISE PRICE     COMPENSATION
                                        OUTSTANDING      OF OUTSTANDING     PLANS (EXCLUDING
                                        OPTIONS,         OPTIONS,           SECURITIES
                                        WARRANTS AND     WARRANTS AND       REFLECTED IN
                                        RIGHTS (A)       RIGHTS (B)         COLUMN (A)) (C)
                                        --------------   ----------------   ----------------
Plan category
Plans approved by shareholders:
    1999 Stock Option Plan ..........     1,250,000           $0.22             250,000
    2001 Equity Compensation Plan ...        420,00           $0.40             333,840
    2005 Equity Compensation Plan ...     1,000,000           $0.22             483,000
Plans not approved by shareholders ..     1,450,000           $0.23                 n/a

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 350,000,000 shares of common stock, $0.001 par value per share. As of October 4, 2007, there were 133,750,792 shares of common stock issued and outstanding.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

COMMON STOCK PURCHASE WARRANTS

         At October 4, 2007 we had outstanding common stock purchase warrants to purchase an aggregate of 68,165,413 shares of our common stock at exercise prices ranging from $0.10 to $0.55 per share expiring between October 2007 and October 2012, including:

WARRANTS ISSUED IN MARCH 2007 PRIVATE PLACEMENT

         In connection with this offering we issued five year common stock purchase warrants to purchase an aggregate of 2,100,000 shares of our common stock at an exercise price of at $0.10 per share.

WARRANTS ISSUED IN 2007 UNIT PRIVATE OFFERING

         In connection with the sale of units of our securities between August 2007 and October 2007 we issued five year common stock purchase warrants to purchase an aggregate of 52,477,408 shares of common stock exercisable at $.12 per share. The warrants are exercisable on a cashless basis if there the registration statement registering the resale of the underlying shares of common stock is not declared effective by February 24, 2008, or if there is a non-registration event as described in the subscription agreement for the offering. This means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. The warrant holders are not be entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

         The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. In addition, in the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the exercise price of the warrants without the consent of the purchasers then holding these warrants, each purchaser has the right to apply the lowest such price to the shares to be issued upon exercise of the warrants still held by the purchaser which will result in the increase in the number of shares underlying these warrants.

         Providing that the closing price of our common stock equals or exceeds $0.18 per share for 10 trading days out of any 30 consecutive trading day period and the registration statement registering the resale of the shares of common stock issuable upon the exercise of the warrants is then effective, then at any time thereafter we have the right on 20 days' prior written notice to the warrant holder, to cancel up to one -half of the unexercised portion of these warrants and the warrant holders will receive $0.001 per warrant. We then have the right to assign the warrant exercise for a period of 30 days to an investor in the offering under which these warrants were issued or to any other person whether or not such person is an existing shareholder of our company. Warrant holders will not receive any additional proceeds in the event such other party exercises the warrant.

OTHER OUTSTANDING WARRANTS

         We currently have outstanding common stock purchase warrants to purchase an aggregate of 13,588,005 shares of our common stock which are exercisable at prices ranging from $0.16 to $0.55 per share. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.

TRANSFER AGENT

         Our transfer agent is ComputerShare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO 80401, and its telephone number is (303) 262-0600.

                            SELLING SECURITY HOLDERS

         At October 4, 2007 we had 133,750,792 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales of 112,634,143 shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:

         o 58,056,735 shares of our common stock which are presently outstanding, and

         o 54,577,408 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.10 to $0.12 per share.

         Of the shares of common stock covered by this prospectus, an aggregate of 49,806,735 shares which are presently outstanding and 54,577,408 shares issuable upon the exercise of warrants were sold or otherwise issued by us in two private placements during 2007 as described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Recent Capital Raising Transactions" beginning on page 28. The remaining 8,250,000 shares of common stock included in this prospectus are held by existing shareholders of our company.

         The following table sets forth:

         o  the name of each selling security holder,

         o  the number of common shares owned, and

         o the number of common shares being registered for resale by the selling security holder.

         Information on beneficial ownership of securities is based upon a record list of our shareholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

                                                                                                                 PERCENTAGE
                                                                                                  SHARES TO BE   TO BE OWNED
                                                                   NUMBER OF        SHARES TO      OWNED AFTER      AFTER
NAME OF SELLING SECURITY HOLDER                                  SHARES OWNED      BE OFFERED       OFFERING      OFFERING
-------------------------------                                  ------------      ----------       --------      --------
Alicia Church (1) ..........................................          200,000         200,000               0        n/a
Dennis Church (2) ..........................................          800,000         800,000               0        n/a
G. Russel Church (3) .......................................          200,000         200,000               0        n/a
George L. Church and Dorothy R. Church (4) .................          400,000         400,000               0        n/a
Harry L. Church (5) ........................................          200,000         200,000               0        n/a
Mike Tanner (6) ............................................          400,000         400,000               0        n/a
Richard J. Church (7) ......................................        4,200,000       4,200,000               0        n/a
Alpha Capital Anstalt (8) ..................................        6,902,873       9,510,416               0        n/a
Ellis International, L.P. (9) ..............................        5,000,000       5,000,000               0        n/a
Osher Capital Partners LLC(10) .............................        6,950,659      10,540,981               0        n/a
Whalehaven Capital Fund Limited (11) .......................        6,882,081       8,333,334               0        n/a
Linda Van Le (12) ..........................................          400,000         400,000               0        n/a
Philip David (13) ..........................................          400,000         400,000               0        n/a
Richard David (14) .........................................          775,000         400,000         300,000          *
Brio Capital L.P. (15) .....................................        6,000,000       6,000,000               0        n/a
CMS Capital (16) ...........................................        6,861,290       7,500,000               0        n/a
Harborview Master Fund L.P. (17) ...........................        6,882,081       8,333,334               0        n/a
Monarch Capital Fund, Ltd. (18) ............................        6,882,081       8,333,334               0        n/a
Treshnish Investments (19) .................................        5,000,000       5,000,000               0        n/a
Osher Capital Inc.(20) .....................................          721,519         721,519               0        n/a
Utica Advisors, LLC (21) ...................................        1,777,083       1,777,083               0        n/a
China Direct, Inc.(22) .....................................       14,500,000         737,340      14,500,000      10.8%
China Direct Investments, Inc. (23) ........................        8,000,000       6,000,000       5,000,000       3.7%
Skyebanc, Inc. (24) ........................................          180,000         180,000               0        n/a
Howard Leibrich (25) .......................................        1,000,000       1,000,000               0        n/a
David Mulkey (26) ..........................................        1,455,000       1,000,000         405,000          *
Elicia David (27) ..........................................          400,000         400,000               0        n/a
Everett Marshal Gorel (28) .................................          300,000         300,000               0        n/a
Barnet Levinson (29) .......................................          100,000         100,000               0        n/a
Chris Lewis (30) ...........................................          333,400         333,400               0        n/a
Kay Lewis (31) .............................................          333,400         333,400               0        n/a
Southwest Manufacturing, Inc. (32) .........................          600,000         600,000               0        n/a
Gregory Nagle and Mary Jo Nagle, JT TEN(33) ................        3,000,000       3,000,000               0        n/a
Robert Catalano (34) .......................................          333,334         333,334               0        n/a
Barry Saxe (35) ............................................        2,422,288       1,333,334       1,088,954          *
William C. Pawson Revocable Trust (36) .....................        3,000,000       3,000,000               0        n/a
John Packer (37) ...........................................          400,000         400,000               0        n/a
Thomas Wiles (38) ..........................................        1,333,334       1,333,334               0        n/a
Alfred R. Kloss and Diana C. Kloss (39) ....................          680,000         680,000               0        n/a
Lauren Banjay 40, (49) .....................................            5,000           5,000               0        n/a
Weiling Feng (41) ..........................................          100,000         100,000               0        n/a
Huiging Qian (41) ..........................................           40,000          40,000               0        n/a
Guohau Liu (41) ............................................           30,000          30,000               0        n/a
Baocai Yin (41) ............................................           10,000          10,000               0        n/a
Weiyue Xu (41) .............................................          100,000         100,000               0        n/a
Xuexin Cao (41) ............................................           30,000          30,000               0        n/a
Lei Shen (41) ..............................................          100,000         100,000               0        n/a
Qingxuan Jiang (41) ........................................          100,000         100,000               0        n/a
Li Yang (41) ...............................................          700,000         700,000               0        n/a
Qian Zhu (41) ..............................................          200,000         200,000               0        n/a
Huayan Zhi (42) ............................................        6,500,000       6,500,000               0        n/a
Wuilang Zhang (41) .........................................           40,000          40,000               0        n/a
Shenya Gong (41) ...........................................          300,000         300,000               0        n/a
Marc Siegel (43) ...........................................        1,400,000         600,000               0        n/a
Yewen Xi (44) ..............................................          800,000         800,000               0        n/a
Pension Financial Services, Inc. FBO David Stein SEP IRA(45)          500,000         500,000               0        n/a
Alvin Siegel (46) ..........................................          200,000         200,000               0        n/a
China Discovery Investors, Ltd. (47) .......................        1,600,000       1,600,000               0        n/a
Feliks Ostrer (48) .........................................          500,000         500,000               0        n/a
Kristina Fasullo 49, (50) ..................................           10,000          10,000               0        n/a
Caeron A. McClintock (49,51) ...............................          216,667         216,667               0        n/a
Anthony S. Mundy (49,50) ...................................           10,000          10,000               0        n/a
Alexandra Orthos and Peter Orthos JTWROS (49,52) ...........          228,333         228,333               0        n/a
                                                                  -----------
                          Total ............................      112,634,143
                                                                  ===========

* represents less than 1%

(1) The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(2) The number of shares owned and offered includes 400,000 shares which are presently outstanding and 400,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(3) The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(4) The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(5) The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(6) The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(7) The number of shares owned and offered includes 2,100,000 shares which are presently outstanding and 2,100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(8) The number of shares owned and offered includes 4,583,333 shares which are presently outstanding and 4,927,083 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Messrs. Konrad Ackerman and Rainer Posch have voting and dispositive control over securities held by Alpha Capital Anstalt.

(9) The number of shares owned and offered includes 2,500,000 shares which are presently outstanding and 2,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Wilhelm Unger has voting and dispositive control over securities held by Ellis International, Ltd.

(10) The number of shares owned and offered includes 5,000,000 shares which are presently outstanding and 5,540,981 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Yisroel Kluger has voting and dispositive control over securities held by Osher Capital Partners, LLC. Osher Capital Partners, LLC is an affiliate of Osher Capital Inc. The number of shares owned by Osher Capital Partners, LLC excludes securities owned by Osher Capital Inc. See footnote 20.

(11) The number of shares owned and offered includes 4,166,667 shares which are presently outstanding and 4,166,667shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Michael Finkelstein has voting and dispositive control over securities held by Whalehaven Capital Fund Limited.

(12) The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(13) The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(14) The number of shares owned includes 575,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share.

(15) The number of shares owned and offered includes 3,000,000 shares which are presently outstanding and 3,000,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Shaye Hirsch has voting and dispositive control over securities held by Brio Capital, L.P.

(16) The number of shares owned and offered includes 3,750,000 shares which are presently outstanding and 3,750,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Howard Weiss has voting and dispositive control over securities held by CMS Capital.

(17) The number of shares owned and offered includes 4,166,667 shares which are presently outstanding and 4,166,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors, LLC. Messrs. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors, LLC and have voting and dispositive control over securities held by Harborview Master Fund L.P.

(18) The number of shares owned and offered includes 4,166,667 shares which are presently outstanding and 4,166,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Joseph Franck has voting and dispositive control over securities held by Monarch Capital Fund, Ltd.

(19) The number of shares owned and offered includes 2,500,000 shares which are presently outstanding and 2,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Bernard Korolnik has voting dispositive control over securities owned by Treshnish Investment, Inc.

(20) The number of shares owned and offered includes 721,519 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Yisroel Kluger has voting dispositive control over securities owned by Osher Capital Inc. Osher Capital Inc. is an affiliate of Osher Capital Partners, LLC. The number of shares owned by Osher Capital Inc. excludes securities owned by Osher Capital Partners, LLC. See footnote 10.

(21) The number of shares owned and offered includes 1,777,083 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Solomon Eisenberg has voting and dispositive control over securities held by Utica Advisors, LLC.

(22) The number of shares owned by China Direct, Inc. includes (i) 8,000,000 shares presently outstanding owned of record by China Direct Investments, Inc., a subsidiary of China Direct, Inc., (ii) 4,000,000 shares of presently outstanding common stock which are held of record by CDI Shanghai Management Company, Ltd., a subsidiary of China Direct, Inc., and (iii) 2,500,000 shares of presently outstanding common stock which are held of record by Capital One Resource Co., Ltd., a subsidiary of China Direct, Inc. The securities beneficially owned by China Direct, Inc. in this table excludes (x) 737,340 shares issuable upon the exercise of an outstanding common stock purchase warrant with an exercise price of $0.12 per share, and (y) 3,000,000 shares issuable upon the exercise of an outstanding common stock purchase warrant with an exercise price of $0.12 per share owned of record by China Direct Investments, Inc., a subsidiary of China Direct, Inc. The ability of either China Direct, Inc. or China Direct Investments, Inc. to exercise the warrants held by each of those entities is limited in that the holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares offered includes 737,340 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. Dr. James Wang and Messrs. Marc Siegel and David Stein have voting and dispositive control over securities held by China Direct, Inc. Two subsidiaries of China Direct, Inc. provide consulting services to us. See "Our Business - Consultants."

(23) The number of shares owned by China Direct Investments, Inc. includes 8,000,000 shares of common stock are presently outstanding, but excludes 3,000,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares offered includes 3,000,000 shares which are presently outstanding and3,000,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. China Direct Investments, Inc. is a wholly owned subsidiary of China Direct, Inc. Dr. James Wang, and Messrs. Marc Siegel and David Stein have voting and dispositive control over securities held by China Direct Investments, Inc. China Direct Investments, Inc. provides consulting services to us. See "Our Business - Consultants."

(24) The number of shares owned and offered includes 180,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Vincent Labarbara has voting and dispositive control over securities held by Skyebanc, Inc.

(25) The number of shares owned and offered includes 500,000 shares which are presently outstanding and 500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(26) The number of shares owned includes an aggregate of 955,000 shares which are presently outstanding including 305,000 shares which are held of record by The Mulkey II Limited Partnership, an entity over which Mr. Mulkey has voting and dispositive control, and 500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares offered includes 500,000 shares which are presently outstanding and 500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share.

(27) The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(28) The number of shares owned and offered includes 150,000 shares which are presently outstanding and 150,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(29) The number of shares owned and offered includes 50,000 shares which are presently outstanding and 50,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(30) The number of shares owned and offered includes 166,700 shares which are presently outstanding and 166,700 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(31) The number of shares owned and offered includes 166,700 shares which are presently outstanding and 166,700 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(32) The number of shares owned and offered includes 300,000 shares which are presently outstanding and 300,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Dennis Church has voting and dispositive control over securities owned by Southwestern Manufacturing, Inc. Southwestern Manufacturing Inc. is an affiliate of Mr. Church. The number of shares owned and offered by Southwestern Manufacturing Inc. excludes securities owned by Mr. Church. See footnote 2.

(33) The number of shares owned and offered includes 1,500,000 shares which are presently outstanding and 1,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(34) The number of shares owned and offered includes 166,700 shares which are presently outstanding and 166,700 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(35) The number of shares owned includes 1,755,621 shares which are presently outstanding and 666,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares owned and offered includes 666,667 shares which are presently outstanding and 666,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share.

(36) The number of shares owned and offered includes 1,500,000 shares which are presently outstanding and 1,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. William C. Pawson has voting and dispositive control over securities owned by William C. Pawson Revocable Trust.

(37) The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(38) The number of shares owned and offered includes 666,667 shares which are presently outstanding and 666,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(39) The number of shares owned and offered includes 340,000 shares which are presently outstanding and 340,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(40) The number of shares owned and offered includes 5,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(41) The number of shares owned and offered includes presently outstanding shares of our common stock.

(42) The number of shares owned and offered includes presently outstanding shares of our common stock. Mrs. Zhi is the Chief Financial Officer of AoHong.

(43) The number of shares owned by Mr. Siegel includes an aggregate of 1,100,000 shares of common stock which are presently outstanding, including 800,000 shares held by China Discovery Investors, Ltd., and 800,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share which are held of record by China Discovery Investors, Ltd. Mr. Siegel has voting and dispositive control over securities held by China Discovery Investors, Ltd. The number of shares offered includes 300,000 shares which are presently outstanding and 300,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share. Mr. Siegel is also an executive officer and director of China Direct, Inc. See footnotes 22 and 23 above.

(44) The number of shares owned and offered includes 400,000 shares which are presently outstanding and 400,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share.

(45) The number of shares owned and offered includes 250,000 shares which are presently outstanding and 250,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share. Mr. David Stein has voting and dispositive control over securities held by Penson Financial Services, Inc. FBO David Stein SEP IRA. The number of shares owned excludes 8,500 shares of common stock held individually by Mr. Stein. Mr. Stein is also an executive officer of China Direct, Inc. See footnotes 22 and 23 above.

(46) The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share.

(47) The number of shares offered includes 800,000 shares which are presently outstanding and 800,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share. Mr. Marc Siegel has voting and dispositive control over securities held by China Discovery Investors, Ltd. See footnote 43 above. Mr. Siegel is also an executive officer and director of China Direct, Inc. See footnotes 22 and 23 above.

(48) The number of shares owned and offered includes 250,000 shares which are presently outstanding and 250,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share.

(49) These securities were issued to Joseph Stevens & Company, a broker dealer and member of FINRA, as partial compensation in conjunction with our recently completed offering. The holder is an employee of Joseph Stevens & Company, Inc. and the securities were transferred to the holder by Joseph Stevens & Company, Inc. in the ordinary course of business.

(50) The number of shares owned and offered includes 10,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(51) The number of shares owned and offered includes 216,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

(52) The number of shares owned and offered includes 228,333 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

         None of the selling security holders are broker-dealers other than Skyebanc, Inc. Ms. Banjay and Ms. Fasullo, together with Messrs. McClintock, Mundy and Orthos, are employees of Joseph Stevens & Company, Inc., a broker dealer. Each such firm received the securities as partial commission in the sale of our securities in our 2007 unit placement. Joseph Stevens & Company, Inc. transferred the warrants to these employees in the ordinary course of its business. Neither Skyebanc, Inc. nor the employees of Joseph Stevens & Company, Inc. has any arrangement or understanding, directly or indirectly, with any person to participate in the distribution of such securities. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

         We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

GENERAL

         Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o  privately negotiated transactions;

         o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

         o  a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o  any other method permitted pursuant to applicable law.

         The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

         In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

         We agreed to keep the registration statement of which this is prospectus is a part effective for a period of two years. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

REGISTRATION OF SELLING SECURITY HOLDERS' COMMON STOCK

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In connection with any such registration, we will have no obligation to assist or cooperate with the selling security holders in the offering or disposing of such shares; to indemnify or hold harmless the holders of any such shares, other than the selling security holders or any underwriter designated by such holders; or to obtain a commitment from an underwriter relative to the sale of any such shares.

         We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

         We will use our best efforts to file one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This may include, to the extent required under the Securities Act, that a supplemental prospectus be filed, disclosing:

         o  the name of any broker-dealers;

         o  the number of common shares involved;

         o  the price at which the common shares are to be sold;

         o the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

         o that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

         o  any other facts material to the transaction.

SHARES ELIGIBLE FOR FUTURE SALE

         At October 4, 2007 we had 133,750,792 shares of common stock issued and outstanding, of which approximately 102,216,183 shares are "restricted securities." Of this amount, 58,056,735 shares were included in the registration statement of which this prospectus is a part and will be freely tradable shares by persons other than our affiliates, as defined under Rule 144 under the Securities Act, upon the effective date of the registration statement of which this prospectus is a part so long as we keep this prospectus current. In addition, the registration statement of which this prospectus is a part also registers 54,577,408 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants. Upon the exercise of those warrant in accordance with their respective terms, the underlying shares will be freely tradable by persons other than our affiliates providing that this prospectus is current.

         In general, under Rule 144, as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock.

         Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least two years previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing shareholders could adversely affect prevailing market prices.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

         Our financial statements as of and for the years ended December 31, 2006 and 2005 included in this prospectus have been audited by Sherb & Co., LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.


         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  100 F Street, N.E.
                  Room 1580
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                            JUNE 30, 2007 (UNAUDITED)

                                    CONTENTS


Consolidated Balance Sheet - June 30, 2007 (unaudited) ......................F-2


Consolidated Statements of Operations (unaudited)
      For the Three and Six Months June 30, 2007 and 2006 ...................F-3


Consolidated Statements of Cash Flows (unaudited)
      For Six Months Ended June 30, 2007 and 2006 ...........................F-4


Notes to Unaudited Consolidated Financial Statements ................F-5 to F-15

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2007
                                   (Unaudited)

                                     ASSETS
CURRENT ASSETS:
   Cash ........................................................   $    785,376
   Accounts receivable, net ....................................      3,720,855
   Notes receivable ............................................        225,580
   Inventories, net ............................................      1,765,572
   Advances on purchases .......................................        262,547
   Prepaid expense and other ...................................      1,154,195
                                                                   ------------

      Total current assets .....................................      7,914,125
                                                                   ------------

LONG-TERM ASSETS:
   Restricted cash .............................................        524,604
   Property and equipment, net .................................      1,128,171
   Land use rights, net ........................................        166,504
   Marketable securities - held for sale .......................         26,230
   Goodwill ....................................................        276,520
   Other assets ................................................        202,723
                                                                   ------------

      Total other assets .......................................      2,324,752
                                                                   ------------

      Total assets .............................................   $ 10,238,877
                                                                   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Notes payable ...............................................   $  2,123,416
   Accounts payable and accrued expenses .......................      1,252,866
   Advances from customers .....................................        948,341
   Other payables ..............................................        355,747
   Due to related parties ......................................        979,297
   Deferred revenue ............................................         44,512
                                                                   ------------

      Total current liabilities ................................      5,704,179
                                                                   ------------


MINORITY INTEREST ..............................................      3,360,553
                                                                   ------------

SHAREHOLDERS' EQUITY:
   Common stock, $.001 par value, 350,000,000 shares authorized;
     75,964,057 shares issued and outstanding ..................         75,964
   Additional paid-in capital ..................................     16,564,439
   Accumulated deficit .........................................    (15,466,258)
                                                                   ------------

      Total shareholders' equity ...............................      1,174,145
                                                                   ------------

      Total liabilities and shareholders' equity ...............   $ 10,238,877
                                                                   ============

            See notes to unaudited consolidated financial statements.

                                    SENSE HOLDINGS, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (Unaudited)
                                                 For the Three Months Ended        For the Six Months Ended
                                                          June 30,                        June 30,
                                                ----------------------------    ----------------------------
                                                    2007            2006            2007            2006
                                                ------------    ------------    ------------    ------------
Revenues:

   Sale of tangible products ................   $        351    $      1,112    $     11,913    $     12,975
   Service and maintenance ..................         19,322          (2,578)         39,647          15,940
                                                ------------    ------------    ------------    ------------

      Total revenues ........................         19,673          (1,466)         51,560          28,915

Cost of goods sold - tangible products ......         (1,500)         10,584           2,930          25,784
                                                ------------    ------------    ------------    ------------

Gross profit ................................         21,173         (12,050)         48,630           3,131
                                                ------------    ------------    ------------    ------------

Operating expenses:
   Compensation and related taxes ...........        114,983         117,080         200,630         247,171
   Consulting and investor relation expense .        333,375         347,171         362,160         732,735
   Research and development .................              -         186,249               -         372,498
   Selling, general and administrative ......         63,037         195,878         139,655         294,767
                                                ------------    ------------    ------------    ------------

      Total operating expenses ..............        511,395         846,378         702,445       1,647,171
                                                ------------    ------------    ------------    ------------

Loss from operations ........................       (490,222)       (858,428)       (653,815)     (1,644,040)
                                                ------------    ------------    ------------    ------------

Other income (expenses):
   Interest income ..........................            767          10,340           1,512          12,164
   Interest expense .........................           (625)         15,997          (1,250)       (127,733)
   Debt issuance costs ......................              -               -               -         (89,692)
   Registration rights penalties ............              -          43,829               -        (113,129)
                                                ------------    ------------    ------------    ------------

      Total other income (expenses) .........            142          70,166             262        (318,390)
                                                ------------    ------------    ------------    ------------

Net loss ....................................   $   (490,080)   $   (788,262)   $   (653,553)   $ (1,962,430)
                                                ============    ============    ============    ============


Net loss per common share - basic and diluted   $      (0.01)   $      (0.02)   $      (0.01)   $      (0.04)
                                                ============    ============    ============    ============

Weighted average number of shares
   outstanding - basic and diluted ..........     58,929,441      49,392,926      57,480,630      45,322,313
                                                ============    ============    ============    ============

                          See notes to unaudited consolidated financial statements.
                                                     F-3

                               SENSE HOLDINGS, INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            (Unaudited)
                                                                        For the Six Months Ended
                                                                                June 30,
                                                                       --------------------------
                                                                           2007           2006
                                                                       -----------    -----------
Cash flows from operating activities:
   Net loss ........................................................   $  (653,553)   $(1,962,430)
                                                                       -----------    -----------

   Adjustments to reconcile net loss to net cash used in operations:
      Depreciation .................................................         1,644          5,810
      Common stock, warrants and options issued for services .......       440,375         68,710
      Amortization of deferred compensation ........................             -        476,505
      Interest income on shareholder loans .........................             -         (1,164)
      Amortization of debt issuance costs ..........................             -         89,692
      Amortization of discount of notes payable ....................             -         92,994
      Amortization of license rights ...............................             -         30,000
      Common stock issued in connection with conversion of debt ....             -         21,923
      Bad debts ....................................................             -          6,676
      Allowance for slow moving inventory ..........................             -         23,000
      Registration rights penalty ..................................             -        113,129
   Changes in assets and liabilities:
      Accounts receivable ..........................................        56,538        410,814
      Inventories ..................................................         4,008         (9,740)
      Other current assets .........................................        12,839       (103,601)
      Other assets .................................................           (20)             -
      Accounts payable and accrued expenses ........................       (25,080)      (161,619)
      Due to related parties .......................................             -         (5,464)
      Other payables ...............................................        15,093              -
      Deferred revenue .............................................       (27,624)        (5,387)
                                                                       -----------    -----------

         Total adjustments .........................................       477,773      1,052,278
                                                                       -----------    -----------

Net cash used in operating activities ..............................      (175,780)      (910,152)
                                                                       -----------    -----------

Cash flows from investing activities:
   Cash acquired in acquisition ....................................       703,577              -
   Purchase of intangible asset ....................................             -       (150,000)
                                                                       -----------    -----------

Net cash flows provided by (used in) investing activities ..........       703,577       (150,000)
                                                                       -----------    -----------

Cash flows from financing activities:
   Payments on convertible notes payable ...........................             -       (527,000)
   Proceeds from sale of common stock ..............................       105,000      2,451,000
   Payment of placement fees and expenses ..........................             -       (364,718)
                                                                       -----------    -----------

Net cash flows provided by financing activities ....................       105,000      1,559,282
                                                                       -----------    -----------

Net increase in cash ...............................................       632,797        499,130

Cash - beginning of year ...........................................       152,579         28,696
                                                                       -----------    -----------

Cash - end of period ...............................................   $   785,376    $   527,826
                                                                       ===========    ===========

Supplemental disclosure of cash flow information:
   Cash paid for :
      Interest .....................................................   $         -    $    28,813
                                                                       ===========    ===========
      Income taxes .................................................   $         -    $         -
                                                                       ===========    ===========

 NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Common stock issued for debt ....................................   $         -    $   142,500
                                                                       ===========    ===========

Common stock cancelled pursuant to share exchange agreement ........   $         -    $   150,000
                                                                       ===========    ===========

Acquisition details:
   Fair value of assets acquired ...................................   $ 9,826,748    $         -
                                                                       ===========    ===========
   Liabilities assumed .............................................   $ 8,915,768    $         -
                                                                       ===========    ===========
   Common stock issued for acquisitions ............................   $ 1,187,500    $         -
                                                                       ===========    ===========
   Goodwill ........................................................   $   276,520    $         -
                                                                       ===========    ===========

                     See notes to unaudited consolidated financial statements.
                                                F-4

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  June 30, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Sense Technologies, Inc. (the "Company" or "Sense") is a Florida Corporation, formed on July 13, 1998. The Company designs, develops, manufactures and sells fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. The Company has also licensed certain patented technology designed to detect chemical vapors and unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices. The Company has also been granted a 24-month right of first refusal to negotiate a patent license agreement covering security-related applications for proprietary technology relating to the detection of biological warfare agents.

Effective June 27, 2007, the Company entered into a membership interest exchange agreement with Shanghai Aohong Industry Co., Ltd. ("Aohong"), a Chinese limited liability company, and its sole members Mr. Aihua Hu and his wife, Mrs. Ying Ye. Under the terms of the agreement, the Company acquired 56.08% of the membership interests of Aohong from that company in exchange for $3,380,000 to be invested in Aohong between September 30, 2007 and July 27, 2009. As part of the transaction, 12,500,000 shares of the Company's common stock valued at $1,187,500 were issued to Mr. Hu for the retention of current management (see
Note 2).

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The consolidated financial statements include the accounts of Sense Holdings, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related footnotes for the year ended December 31, 2006 and notes thereto contained in the Report on Form 10-KSB as filed with the Securities and Exchange Commission. The results of operations for the six months ended June 30, 2007 are not necessarily indicative of the results for the full fiscal year ending December 31, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the six months ended June 30, 2007 include provisions made for sales and the related allowance for doubtful accounts, valuation of stock-based compensation, and the useful lives of property and equipment and other long-term assets.

Accounts Receivable

Accounts receivable consists primarily of amounts due to the Company from normal business activities. The Company maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required. As of June 30, 2007, the Company has recorded an allowance for doubtful accounts of $144,355.

Inventories

Inventories are stated at the lower of average cost or market and consist of raw materials and finished goods. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

Stock Options

The Company adopted Statement of Financial Accounting Standards No. 123 (revised
2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements". In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. When a customer order contains multiple items such as hardware, software, and services which are delivered at varying times, the Company determines whether the delivered items can be considered separate units of accounting as prescribed under Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). EITF 00-21 states that delivered items should be considered separate units of accounting if delivered items have value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of undelivered items, and if delivery of undelivered items is probable and substantially in the Company's control.

The following policies reflect specific criteria for the various revenues streams of the Company:

The Company generates revenue from the sale of its products and records revenues from the sale of products when the goods are shipped, title passes, and collectibility is reasonably assured.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectibility of the related receivable is probable.

Revenue from the performance of services is recognized upon completion of the service.

Loss per Common Share

Basic net earnings (loss) per share equals net earnings (loss) divided by the weighted average shares outstanding during the year. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The Company's common stock equivalents at June 30, 2007 include the following:


                  Options ..................         4,420,000
                  Warrants .................        15,688,005
                                                    ----------
                                                    20,108,005
                                                    ==========

Non-Employee Stock-Based Compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For the purpose of this disclosure, the fair value of a financial instrument is the amount at which an instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, loans and amounts due from related parties approximate their fair market value based on the short term maturity of these instruments.

Foreign Currency

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translations", and are included in determining net income or loss. For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the date those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss or gain.

The reporting currency is the U.S. dollar. The functional currency of Aohong is the local currency, the Renminbi, which is sometimes referred to as the Chinese Dollar ("RMB"). The financial statements of Aohong are translated into United States dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented due to fluctuations between the RMB and the United States dollar.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation did not have a material impact on its financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement's year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company's consolidated financial statements.

In December 2006, FASB Staff Position No. EITF 00-19-2, "Accounting for Registration Payment Arrangements," was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies." The Company believes that its current accounting is consistent with the FSP. Accordingly, adoption of the FSP had no effect on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 - ACQUISITION

On June 27, 2007, the Company entered into a membership interest exchange agreement (the "Transaction") with Shanghai Aohong Industry Co., Ltd. ("Aohong), a Chinese limited liability company, and its sole members
Mr. Aihua Hu and his wife, Mrs. Ying Ye. The transaction closed June 27, 2007.

Under the terms of the agreement, the Company acquired a 56.08% majority interest in Aohong in exchange for 12,500,000 shares of teh Company's common stock, valued at $1,187,500 in the aggregate ("Consideration Stock")and $3,380,000 in cash consideration. The Company agreed to contribute $3,380,000 to increase the net assets of Aohong. The $3,380,000 will be contributed to Aohong pursuant to the following schedule:

      a) $800,000 shall be paid to Aohong on or before September 30,2007;
      b) $400,000 shall be paid to Aohong on or before June 30, 2008;
      c) $600,000 shall be paid to Aohong on or before December 31, 2008; and
      d) the remaining $1,580,000 shall be paid to Aohong on or before June 27, 2009.

The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. The fair value of the common stock is based on the $0.095 quoted trading price of the common stock on the acquisition date and amounted to $1,187,500. The purchase price was determined based on an arm's length negotiation and no finder's fees or commissions were paid in connection with this acquisition. The transfer of the membership interests to us is subject to receipt by Aohong of the necessary government approvals as required by the laws of the People's Republic of China. Subsequent to June 27, 2007, Aohong has submitted the requisite documentation and the approval process is pending. The purchase price exceeded the fair value of net assets acquired by $276,520 which has been applied to goodwill. The results of operations of Aohong are included in the consolidated results of operations of the Company from the acquisition date of June 27, 2007 to June 30, 2007.

The 56.08% interest in Aohong will be held in China Chemical Group, Inc., a wholly owned subsidiary of Sense Holdings, Inc.

Aohong sells and distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays.

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions of Aohong had occurred as of the following periods:

                                        Six Months Ended    Six Months Ended
                                         June 30, 2007        June 30, 2006
                                        ----------------    ----------------
   Net Revenues ...................       $16,031,995         $ 10,983,693
   Costs and Expenses .............       $16,001,407         $ 12,594,374
   Net Income (Loss) ..............       $    30,588         $ (1,610,681)
   Net Income (Loss) per Share ....       $       .00         $      (0.03)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

NOTE 3 - INVENTORIES

At June 30, 2007 inventories consists of:

         Raw materials ...............................     $    21,328
         Finished goods ..............................       1,774,244
                                                           -----------
                                                             1,795,572

         Less: Reserve for slow moving inventory .....         (30,000)
                                                           -----------

                                                           $ 1,765,572
                                                           ===========

NOTE 4 - PROPERTY AND EQUIPMENT

At June 30, 2007, property and equipment consisted of the following:

                                             Estimated
                                                Life
                                             ---------

         Buildings .......................    20 years     $   583,753
         Auto and Truck ..................     5 years         151,234
         Manufacturing Equipment .........    10 years         277,895
         Office Equipment ................     5 years          54,738
         Construction in Progress ........       -              91,622
                                                           -----------
                                                             1,159,242

         Less: Accumulated Depreciation ..                     (31,071)
                                                           -----------

                                                           $ 1,128,171
                                                           ===========

For the six months ended June 30, 2007 and 2006, depreciation expense amounted to $1,644 and $5,810, respectively.

NOTE 5 - LAND USE RIGHTS

Aohong has land use rights pursuant to an agreement with the Chinese government. The land use rights are valued at a fixed amount RMB 1,367,350, fluctuated by the exchange rate. At June 30, 2007, the land use rights are valued at $166,504. Under the terms of the agreement, Aohong has rights to use certain land until November 3, 2053. Aohong will amortize these land use rights over the remaining contract period beginning on June 27, 2007 (date of acquisition).

                                             Estimated
                                             Remaining
                                                Life
                                             ---------

         Land Use Rights .................    46 years     $   166,504
         Less: Accumulated Amortization ..                           -
                                                           -----------
                                                           $   166,504
                                                           ===========

NOTE 6 - NOTES PAYABLE

Notes payable consisted of the following at June 30, 2007:

Notes payable to Country Commercial Bank HuaTing Branch, due on
November 28, 2007. Interest only payable monthly at an annual rate of 7.38%. Secured by the buildings located at 333 and 338 Huhua
E.Rd Jiading Shanghai. ...........................................  $   262,303

Notes payable to Country Commercial Bank HuaTing Branch, due on
January 16, 2008. Interest only payable monthly at an annual rate of 7.38%. Guaranteed by Shanghai Ronghua Press Container Co. Ltd,
Shanghai Wuling Environmental Material Co. Ltd and Shanghai
Binghong Trading Co. Ltd. ........................................      327,877

Notes payable to Country Commercial Bank HuaTing Branch, due on
February 28, 2008. Interest only payable monthly at an annual rate of 7.74%. Guaranteed by Shanghai Ronghua Press Container Co. Ltd,
Shanghai Hanqu Trading Co. Ltd, Shanghai Wuling Environmental
Material Co. Ltd and Shanghai Binghong Trading Co. Ltd. ..........      196,726

Bank acceptances payable. Non-interest bearing. Secured by
restricted cash. .................................................    1,311,510

Note payable to individual, due on demand with interest due at 10%
per annum. .......................................................       25,000
                                                                    -----------

Total ............................................................    2,123,416

Less: Current Portion ............................................   (2,123,416)
                                                                    -----------

Long Term Portion of the Notes Payable ...........................  $         -
                                                                    ===========

NOTE 7 - SHAREHOLDERS' EQUITY

Common stock

Subsequent to the period, on July 12, 2007, the Company amended its article of incorporation to change the par value of the Company's common stock to $.001 per share.

On January 30, 2007, the Company issued 100,000 shares of its common stock for accounting services rendered. The shares were issued at the fair values at the date of the issuance of $8,000 or $.08 per share.

On March 31, 2007, the Company issued 225,000 shares of its common stock to consultants for business development service services rendered. The shares were issued at the fair values at the date of the issuance of $18,000 or $.08 per share.

On March 31, 2007, the Company completed a private placement to accredited investors and received gross proceeds of $105,000 from the sale of units consisting in the aggregate of 2,100,000 shares of its common stock and warrants to purchase 2,100,000 shares of common stock. The warrants are exercisable at $0.10 per share for a term of five years. The net proceeds from the transaction are being used for working capital purposes.

On May 14 and May 16, 2007, the Company issued an aggregate of 225,000 shares of its common stock to consultants for business development service services rendered. The shares were issued at the fair values at the date of the issuance of $12,875 or $.05 to $.063 per share. Accordingly, the Company recorded stock-based consulting expense of $12,875.

On June 27, 2007, the Company executed a consulting agreement with CDI Shanghai Management Co., Ltd., a Chinese limited liability company ("Consultant"), for consulting services provided by Consultant since April 1, 2007 and the agreement expires on September 30, 2007. Consultant has been providing services to identify suitable acquisition partners in Asia, structuring merger and/or acquisition transactions and providing translation services. Under the terms of the consulting agreement, the Company issued Consultant 5,000,000 shares of its common stock to the consultant. The Company valued these common shares at the fair market value on the date of grant of $0.095 per share or $475,000 based on the trading price of common shares. Accordingly, the Company recorded stock-based consulting expense of $237,500 and deferred compensation of $237,500, which will be amortized over the remaining service period.

On June 27, 2007, in connection with an acquisition (see Note 2), the Company issued 12,500,000 shares of its common stock. The Company valued these common shares at the fair market value on the acquisition date of $0.095 per share or $1,187,500 based on the trading price of common shares.

Stock options

2005 Stock Option Plan

On June 26, 2007 the Company's Board of Directors adopted a resolution approving an increase in the number of shares subject to the 2005 Equity Compensation Plan, as amended, to 5,000,000 shares from 2,000,000 shares.

Stock Option Grants

On January 30, 2007, the Company granted five-year options to purchase 350,000 shares of common stock to two officers/directors of the Company at an exercise price of $.08 per share. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.08 or $28,000. In connection with these options, the Company recorded stock-based compensation expense of $28,000.

On June 28, 2007, the Company granted five-year options to purchase 1,000,000 and 600,000 shares of common stock to an officer/director of the Company and to a consultant, respectively, at an exercise price of $.08 per share. The Company valued these stock options utilizing the Black-Scholes options pricing model at approximately $0.085 or $136,000. In connection with these options, the Company recorded stock-based compensation expense of $85,000 and stock-based consulting expense of $51,000.

On June 30, 2007, the Company cancelled an aggregate of 1,000,000 stock options with an exercise price of $0.22 previously granted to two officers and a former officer.

Stock option activity for the six months ended June 30, 2007 is summarized as follows:

                                               Number of        Weighted Average
                                                Options          Exercise Price
                                              ----------        ----------------
Balance at beginning of year .........         4,120,000             $ 0.24
    Granted ..........................         1,950,000               0.08
    Exercised ........................                 -               -
    Forfeited ........................        (1,650,000)              0.29
                                              ----------             ------
Balance at end of period .............         4,420,000             $ 0.15
                                              ==========             ======

Options exercisable at end of period .         4,420,000             $ 0.15
                                              ==========             ======

Weighted average fair value of options
 granted during the period ...........                               $ 0.08
                                                                     ------

The following table summarizes the Company's stock options outstanding at June 30, 2007:

                 Options Outstanding                      Options Exercisable
----------------------------------------------------   -------------------------
                               Weighted
                                Average     Weighted                    Weighted
 Range of         Number       Remaining    Average        Number        Average
 Exercise    Outstanding at   Contractual   Exercise   Exercisable at   Exercise
   Price     June 30, 2007        Life       Price     June 30, 2007      Price
----------   --------------   -----------   --------   --------------   --------
$     0.08        1,950,000    4.90 Years   $   0.08        1,950,000   $   0.08
      0.35          250,000    1.25 Years       0.35          250,000       0.35
 0.19-.020        2,220,000    2.25 Years       0.20        2,220,000       0.20
             --------------                 --------   --------------   --------

                  4,420,000                 $   0.15        4,420,000   $   0.15
             ==============                 ========   ==============   ========

Common Stock Warrants

On March 31, 2007, in connection with a private placement, the Company granted 2,100,000 purchase warrants to investors. The warrants are exercisable at $.10 per common share and expire in five years.

Stock warrant activity for the six months ended June 30, 2007 is summarized as follows:

                                               Number of        Weighted Average
                                                Shares           Exercise Price
                                              ----------        ----------------
Outstanding at December 31, 2006 .....        18,010,295               0.55
    Granted ..........................         2,100,000               0.10
    Exercised ........................                 -               -
    Cancelled ........................        (4,422,290)              1.25
                                              ----------             ------

Outstanding at June 30, 2007 .........        15,688,005             $ 0.29
                                              ==========             ======

The following table summarizes the Company's stock warrants outstanding at June 30, 2007:

                 Warrants Outstanding                    Warrants Exercisable
----------------------------------------------------   -------------------------
                               Weighted
                                Average     Weighted                    Weighted
 Range of         Number       Remaining    Average        Number        Average
 Exercise    Outstanding at   Contractual   Exercise   Exercisable at   Exercise
   Price     June 30, 2007        Life       Price     June 30, 2007      Price
----------   --------------   -----------   --------   --------------   --------
$0.35-0.55        8,572,255    1.45 Years   $   0.40        8,572,255   $   0.40
      0.30          200,000    0.90 Years       0.30          200,000       0.30
 0.16-0.20        4,815,750    3.05 Years       0.18        4,815,750       0.18
      0.10        2,100,000    4.75 Years       0.10        2,100,000       0.10
             --------------                 --------   --------------   --------
                 15,688,005                 $   0.29       15,688,005   $   0.29
             ==============                 ========   ==============   ========

NOTE 8 - OPERATING RISK

(a) Concentration of credit risk

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash, accounts and notes receivable. The Company places its cash with financial institutions with high credit ratings. Substantially all of the Company's cash accounts are located in Shanghai, of the Peoples Republic of China ("PRC").

(b) Country risk

Revenues of Aohong are mainly derived from the sale of refrigerant products in the PRC. The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(c) Product risk

In addition to competing with other companies, Aohong could have to compete with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that Aohong will remain competitive should this occur.

(d) Exchange risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Renminbi (RMB) converted to U.S. dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(e) Key personnel risk

The Company's future success depends on the continued services of Mr. Aiuhu Hu in China and Dore Perler in the United States. The loss of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees.

NOTE 9 - COMMITMENTS

Employment agreements

On May 1, 2007, the Company entered into a three-year employment contract with its Chief Executive Officer which expires on May 1, 2010. Specific terms are detailed below:

     Pursuant to an employment agreement with the Company's chief executive officer (CEO), in consideration for services as CEO, effective May 1, 2007, the Company will pay CEO a salary of $156,000 per annum. On each successive anniversary date of this agreement, the Board shall review the base compensation and at its sole discretion may elect to increase the base salary. In addition, the CEO is provided a car allowance of up to $500 per month.

         Incentive Compensation

         In addition to the base salary, the Company's CEO is entitled to receive, as incentive compensation in respect of each calendar year (or portion thereof), an amount determined in accordance with any bonus or short term incentive compensation program, which may be based upon achieving certain specified performance criteria, which may be established by the board. The Company's Board of Directors shall review the determination as to the amounts of any awards available to its CEO under these programs at least annually. The review shall ensure that such amounts are competitive, and comparable, with awards granted to similarly situated executives of publicly held companies comparable to the Company.

         Other Benefits

         The employment agreement with its CEO also provides other benefits. Executives receive 10 paid vacation days and such other paid holidays in accordance with Sense's policy. In addition, he is compensated in accordance with Sense's disability policies. An executive may receive up to six (6) months salary continuation in the event of short-term disability. An executive may be granted permission to be absent from the Company during working days to attend professional meetings and to attend to such outside professional duties in the biometrics field as have been mutually agreed upon. Attendance at such approved meetings and accomplishment of approved professional duties shall be fully compensated service time and shall not be considered vacation time. We shall reimburse the executive for all expenses incurred by the executive incident to attendance at approved professional meetings and such entertainment expenses incurred by the executive in furtherance of the Company's interests, provided, however, that such reimbursement is approved by the Board of Directors. We pay dues to professional associations and societies and to such service organizations and clubs of which the executive is a member, which has been approved by the Board of Directors as being in the best interests of the Company. The executives receive all other fringe benefits to which all other employees of Sense are entitled.

         Termination

         In the event of involuntary termination without "cause" or disability, each executive will be entitled to the following compensation for the succeeding 24 months following the date of termination:

         o A total of two hundred (200%) percent of the executive's base compensation in effect on the date of the employment termination; plus

         o A total of two hundred (200%) percent of the executive's annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming the executive was employed on the last day of the quarter in which termination of employment occurred.

         In the event the executive is terminated for "cause" the executive will be entitled to any unpaid salary through the date of termination and deferred compensation will be forfeited. In the event there is a "Change in Control", we will be required to pay the executive a lump sum equal to 299% of the executive's base compensation in effect on the date of employment plus 299% of the executive's prior year incentive bonus. The executives may, at their discretion, elect to terminate the contract the executive must give the board 90 days written notice and the executive would not be entitled to severance benefits.

NOTE 10 - SUBSEQUENT EVENTS

On July 9, 2007, the Company issued 1,000,000 shares of common stock to an officer and a former officer of the Company (500,000 shares each) for services rendered. The shares were issued at the fair values at the date of the issuance of $80,000 or $.08 per share. Accordingly, the Company recorded stock-based consulting expense of $80,000

On July 12, 2007, the Company amended its article of incorporation to change the par value of the Company's common stock to $.001 per share.

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


                                    CONTENTS


Report of Independent Registered Public Accounting Firm ....................F-17

Consolidated Financial Statements:

     Consolidated Balance Sheet ............................................F-18

     Consolidated Statements of Operations .................................F-19

     Consolidated Statement of Shareholders' Equity ........................F-20

     Consolidated Statements of Cash Flows .................................F-21

Notes to Consolidated Financial Statements .........................F-22 to F-41

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sense Holdings, Inc
Boca Raton, Florida


     We have audited the accompanying consolidated balance sheet of Sense Holdings, Inc. and Subsidiaries as of December 31, 2006, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sense Holdings, Inc. and Subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financialstatements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit of $14,812,705 and has cash used in operations of $1,285,399 for the year ended December 31, 2006. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
March 27, 2007

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2006

                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents ...................................   $    152,579
   Accounts receivable .........................................         11,918
   Inventories, net ............................................          7,436
   Other current assets ........................................          1,021
                                                                   ------------

      Total current assets .....................................        172,954
                                                                   ------------

PROPERTY AND EQUIPMENT, net ....................................          6,263
                                                                   ------------

   Due from shareholders .......................................         41,121
   Deposits ....................................................          2,042
                                                                   ------------

      Total other assets .......................................         43,163
                                                                   ------------

      Total assets .............................................   $    222,380
                                                                   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Note payable ................................................   $     25,000
   Accounts payable ............................................         44,519
   Accrued expenses ............................................         20,107
   Accrued interest payable ....................................         24,813
   Deferred revenue ............................................         13,118
                                                                   ------------

      Total current liabilities ................................        127,557
                                                                   ------------

SHAREHOLDERS' EQUITY:
   Common stock, $.10 par value, 350,000,000 shares authorized;
     55,814,057 shares issued and outstanding ..................      5,581,406
   Additional paid-in capital ..................................      9,326,122
   Accumulated deficit .........................................    (14,812,705)
                                                                   ------------

      Total shareholders' equity ...............................         94,823
                                                                   ------------

      Total liabilities and shareholders' equity ...............   $    222,380
                                                                   ============

                 See notes to consolidated financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        For the Years Ended
                                                           December 31,
                                                   ----------------------------
                                                       2006            2005
                                                   ------------    ------------

Revenues:
   Sale of tangible products ...................   $     46,934    $    440,042
   Service and maintenance .....................         34,583          61,036
                                                   ------------    ------------

      Total revenues ...........................         81,517         501,078

Cost of goods sold - tangible products .........         48,977         167,577
                                                   ------------    ------------

Gross profit ...................................         32,540         333,501
                                                   ------------    ------------

Operating expenses:
   Compensation and related taxes ..............        596,596         435,148
   Consulting and investor relation expense ....      1,561,577         718,653
   Research and development ....................        578,979         314,233
   Selling, general and administrative .........        478,727         583,544
                                                   ------------    ------------

      Total operating expenses .................      3,215,879       2,051,578
                                                   ------------    ------------

Loss from operations ...........................     (3,183,339)     (1,718,077)
                                                   ------------    ------------

Other income (expenses):
   Interest income .............................         19,493          10,305
   Interest expense ............................       (128,885)        (77,857)
   Debt issuance costs .........................        (89,692)        (46,593)
   Loss on sale of securities ..................              -            (573)
   Loss on impairment of intangible asset ......       (230,000)              -
   Registration rights penalties ...............       (140,432)              -
                                                   ------------    ------------

      Total other income (expenses) ............       (569,516)       (114,718)
                                                   ------------    ------------

Net loss .......................................   $ (3,752,855)   $ (1,832,795)
                                                   ============    ============


Net loss per common share - basic and diluted ..   $      (0.08)   $      (0.05)
                                                   ============    ============
Weighted average number of shares
   outstanding - basic and diluted .............     48,859,080      33,884,551
                                                   ============    ============

                 See notes to consolidated financial statements.

                                                SENSE HOLDINGS, INC. AND SUBSIDIARY
                                     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                           FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                                      Common Stock, $.10 Par Value
                                      ----------------------------     Additional
                                       Number of                        Paid-in         Deferred       Accumulated    Shareholders'
                                        Shares           Amount          Capital      Compensation       Deficit         Equity
                                      ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 2004 ........     32,572,858    $  3,257,286    $  6,932,317    $   (299,212)   $ (9,227,055)   $    663,336

Common stock issued upon exercise
  of warrants .....................        926,500          92,650          78,810               -               -         171,460

Common stock issued for debt ......         70,000           7,000           7,700               -               -          14,700

Common stock issued for services ..        639,500          63,950          80,605         (89,940)              -          54,615

Common stock issued for license
  rights ..........................        833,333          83,334          66,666               -               -         150,000

Grant of warrants for services ....              -               -         785,123        (755,100)              -          30,023

Grant of stock options for services              -               -         135,276        (130,276)              -           5,000

Grant of warrants in connection
  with private placement ..........              -               -         208,004               -               -         208,004

Amortization of deferred
  compensation ....................              -               -               -         641,958               -         641,958

Net loss for the year .............              -               -               -               -      (1,832,795)     (1,832,795)
                                      ------------    ------------    ------------    ------------    ------------    ------------

Balance, December 31, 2005 ........     35,042,191       3,504,220       8,294,501        (632,570)    (11,059,850)        106,301

Common stock issued for debt ......        647,727          64,773          99,650               -               -         164,423

Common stock issued for services ..      6,151,500         615,150          69,020        (112,000)              -         572,170

Common stock issued for liquidated
  damages .........................        665,036          66,503          54,880               -               -         121,383

Common stock cancelled pursuant to
  stock exchange agreement ........       (683,333)        (68,333)        (81,667)              -               -        (150,000)

Grant of warrants for services ....              -               -          33,500         (33,500)              -               -

Grant of warrants for liquidated
  damages .........................              -               -          19,049               -               -          19,049

Grant of stock options to employees              -               -         150,000               -               -         150,000

Common stock issued for exercise of
  warrants ........................        399,025          39,903         (39,903)              -               -               -

Sale of common stock pursuant to
  private placement ...............     13,591,911       1,359,190         727,092               -               -       2,086,282

Amortization of deferred
  compensation ....................              -               -               -         778,070               -         778,070

Net loss for the year .............              -               -               -               -      (3,752,855)     (3,752,855)
                                      ------------    ------------    ------------    ------------    ------------    ------------

Balance, December 31, 2006 ........     55,814,057    $  5,581,406    $  9,326,122    $          -    $(14,812,705)   $     94,823
                                      ============    ============    ============    ============    ============    ============

                                          See notes to consolidated financial statements.
                                                                F-20

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          For the Year Ended
                                                             December 31,
                                                      -------------------------
                                                          2006          2005
                                                      -----------   -----------
Cash flows from operating activities:
   Net loss ........................................  $(3,752,855)  $(1,832,795)
                                                      -----------   -----------
   Adjustments to reconcile net loss to net
    cash used in operations:
      Depreciation .................................        7,297        11,620
      Common stock, warrants and options issued
      for services .................................      722,170        83,838
      Amortization of deferred compensation ........      778,070       641,958
      Interest income on shareholder loans .........       (1,746)       (2,375)
      Amortization of debt issuance costs ..........       89,692        46,593
      Amortization of discount of notes payable ....       92,994        45,675
      Amortization of license rights ...............       45,000        25,000
      Common stock issued in connection with
      conversion of debt ...........................       21,923             -
      Loss on impairment of intangible asset .......      230,000             -
      Loss on sale of investment ...................            -           573
      Bad debts ....................................       19,496        (1,179)
      Allowance for slow moving inventory ..........       39,570         4,000
      Registration rights penalty ..................      140,432             -
   Changes in assets and liabilities:
      Accounts receivable ..........................      399,484      (405,775)
      Inventories ..................................       (6,986)       (7,419)
      Other current assets .........................       70,114       (59,092)
      Due from shareholders ........................       20,000             -
      Deposits .....................................        7,765             -
      Accounts payable .............................     (125,449)      122,513
      Due to related parties .......................       (5,464)        5,464
      Accrued expenses .............................      (51,881)       33,003
      Accrued interest payable .....................      (14,811)       18,561
      Deferred revenue .............................      (10,214)       32,509
                                                      -----------   -----------

         Total adjustments .........................    2,467,456       595,467
                                                      -----------   -----------

Net cash used in operating activities ..............   (1,285,399)   (1,237,328)
                                                      -----------   -----------

Cash flows from investing activities:
   Proceeds from sales of marketable securities ....            -        23,002
   Purchase of intangible asset ....................     (150,000)     (150,000)
                                                      -----------   -----------

Net cash flows used in investing activities ........     (150,000)     (126,998)
                                                      -----------   -----------

Cash flows from financing activities:
   Payments on convertible notes payable ...........     (527,000)      669,500
   Proceeds from sale of common stock ..............    2,451,000             -
   Payment of placement fees and expenses ..........     (364,718)            -
   Payment of debt issuance cost ...................            -       (66,950)
   Proceeds from margin loan .......................            -       (18,530)
   Proceeds from exercise of warrants ..............            -       171,460
                                                      -----------   -----------

Net cash flows provided by financing activities ....    1,559,282       755,480
                                                      -----------   -----------

Net increase (decrease) in cash and cash equivalents      123,883      (608,846)

Cash and cash equivalents - beginning of year ......       28,696       637,542
                                                      -----------   -----------

Cash and cash equivalents - end of year ............  $   152,579   $    28,696
                                                      ===========   ===========

Supplemental disclosure of cash flow information:
   Cash paid for:
      Interest .....................................  $    28,813   $    15,876
                                                      ===========   ===========
      Income taxes .................................  $         -   $         -
                                                      ===========   ===========

 NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Common stock issued for debt ....................  $   142,500   $    14,700
                                                      ===========   ===========
   Common stock issued for license rights ..........  $         -   $   150,000
                                                      ===========   ===========
   Warrants granted for debt discount and debt
   issuance costs ..................................  $         -   $   208,004
                                                      ===========   ===========
   Common stock cancelled pursuant to share
   exchange agreement ..............................  $   150,000   $         -
                                                      ===========   ===========

                 See notes to consolidated financial statements.

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Sense Technologies, Inc. (the "Company" or "Sense") is a Florida Corporation, formed on July 13, 1998. The Company designs, develops, manufactures and sells fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. The Company has also licensed certain patented technology designed to detect chemical vapors and unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices. The Company has also been granted a 24-month right of first refusal to negotiate a patent license agreement covering security-related applications for proprietary technology relating to the detection of biological warfare agents.

Principles of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements include the accounts of Sense Holdings, Inc. and its wholly-owned subsidiary. All material intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2006 and 2005 include the allowance for doubtful accounts, stock-based compensation, and the useful life of property and equipment and license rights.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At December 31, 2006, the allowance for doubtful accounts was $0.

Inventories

Inventories are stated at the lower of average cost or market and consist of raw materials and finished goods. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

Property and Equipment


Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards
(SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

Prior to January 1, 2006, the Company accounted for stock-based employee compensation plans (including shares issued under its stock option plans) in accordance with APB Opinion No. 25 and followed the pro forma net income, pro forma income per share, and stock-based compensation plan disclosure requirements set forth in the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123").

The following table sets forth the computation of basic and diluted income per share for the year ended December 31, 2005 and illustrates the effect on net loss and loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

                                                                  2005
                                                                  ----

      Net loss as reported ...............................    $(1,832,795)
      Less: total stock-based employee compensation
      expense determined under fair value based method,
      net of related tax effect ..........................       (388,501)
                                                              -----------

      Pro forma net loss .................................    $(2,221,296)
                                                              ===========

      Basic and diluted loss per share:
                     As reported .........................    $      (.05)
                                                              ===========
                     Pro forma ...........................    $      (.07)
                                                              ===========

Advertising

Advertising is expensed as incurred. Advertising expenses for the years ended December 31, 2006 and 2005 totaled approximately $13,300 and $88,717, respectively.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, and notes payable. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment.

The Company performs on-going credit evaluations of its customer base including those included in accounts receivable at December 31, 2006, and, generally, does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

For the year ended December 31, 2005, one customer accounted for 83% of the Company's revenues. For the year ended December 31, 2006, four customers accounted for 81% of the Company's revenues.

Registration Rights Agreements

The Company has adopted View C of EITF 05-4 "Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19" ("EITF 05-4"). Accordingly, the Company classifies as liability instruments, the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the SEC within contractually fixed time periods, and
(ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Under View C of EITF 05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company recognized a loss on impairment of intangible assets during the year ended December 31, 2006 in connection with the license rights (see note 5).

Income Taxes

Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements". In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. When a customer order contains multiple items such as hardware, software, and services which are delivered at varying times, the Company determines whether the delivered items can be considered separate units of accounting as prescribed under Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). EITF 00-21 states that delivered items should be considered separate units of accounting if delivered items have value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of undelivered items, and if delivery of undelivered items is probable and substantially in the Company's control. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company generates revenue from the sale of its products. Revenues from the sale of these items are recognized upon delivery of the product to the customer.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectibility of the related receivable is probable.

Revenue from the performance of services is recognized upon completion of the service.

Shipping and handling costs

The Company accounts for shipping and handling costs as a component of "Cost of Sales".

Loss per Common Share

Basic net earnings (loss) per share equals net earnings (loss) divided by the weighted average shares outstanding during the year. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The Company's common stock equivalents at December 31, 2006 and 200 include the following:

                                        December 31, 2006      December 31, 2005
                                        -----------------      -----------------

    Options ....................            4,120,000              4,445,000
    Warrants ...................           18,010,295             13,460,340
    Convertible Notes Payable ..                    -              2,575,000
                                           ----------             ----------
                                           22,130,295             20,480,340
                                           ==========             ==========

Non-Employee Stock-Based Compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, inventory, accounts payable and accrued expenses, and note payable approximate their fair market value based on the short-term maturity of these instruments.

Research and Development

Research and development costs are expensed as incurred. These costs primarily consist of salaries paid for the development of the Company's software and technology and fees paid to a third party in connection with a Cooperative Research and Development Agreement. Research and development costs for the years ended December 31, 2006 and 2005 were $578,979 and $314,233, respectively.

Warranty Obligations

The Company generally provides the ultimate consumer a warranty with each product and accrues warranty expense at the time of the sale based on the Company's prior claims history. Actual warranty costs incurred are charged against the accrual when paid. At December 31, 2006, the Company has accrued warranty expense of $15,000 which has been included in accrued expenses on the consolidated balance sheet.

Recent accounting pronouncements

In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments," which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value remeasurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. The adoption of SFAS No.155 did not have a material impact on the Company's financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement's year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company's consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2006, the Company had an accumulated deficit of $14,812,705, and for the year ended December 31, 2006, incurred net losses and used cash flows from operations of $3,752,855 and $1,285,399, respectively. While the Company is attempting to increase sales through the licensing of exclusive right to manufacture, use, sell, offer for sale and sublicense yet to be developed products relating to (a) chemical vapor detection and (b) the detection of unexploded ordnance, including bombs, hand grenades, rockets and other unexploded devices, the growth has not been significant enough to support the Company's daily operations. On March 7, 2006, the Company completed a private placement resulting in gross proceeds of $2,451,000 and management intends to seek additional funding through sales of equity and or/debt securities. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances that these measures will prove effective.

NOTE 3 - INVENTORIES

At December 31, 2006 inventories consists of:

         Raw materials ..................................     $ 25,336
         Finished goods .................................       12,100
                                                              --------
                                                                37,436

         Less: Reserve for slow moving inventory ........      (30,000)
                                                              --------

                                                              $  7,436
                                                              ========

The Company has written down in 2006 $30,000 of inventory and it is reflected in cost of goods sold.

NOTE 4 - PROPERTY AND EQUIPMENT

At December 31, 2006, property and equipment consisted of the following:

                                                      Estimated
                                                         life
                                                      ---------
Computer equipment and software ..................    3-5 years     $    16,585
Furniture and fixtures ...........................     7 years           19,105
                                                                    -----------
                                                                         35,690

Less: Accumulated depreciation and amortization ..                      (29,427)
                                                                    -----------
                                                                    $     6,263
                                                                    ===========

For the years ended December 31, 2006 and 2005, depreciation and amortization expense amounted to $7,297 and $11,620, respectively.

NOTE 5 - INTANGIBLE ASSETS

Effective August 1, 2005, the Company entered into an Exclusive Patent License Agreement with UT-Battelle, LLC. The License Agreement supersedes and replaces an agreement dated March 26, 2001. Under the August 1, 2005 Patent and License Agreement, the Company licenses certain patent rights relating to the detection of unexploded ordnance, and in connection therewith, UT-Battelle has granted the Company the exclusive right to manufacture, use, sell, offer for sale and sublicense yet to be developed products incorporating the licensed patents, relating to all (a) chemical vapor detection and (b) the detection of unexploded ordnance, including bombs, grenades, rockets and other unexploded devices. The Company has also been granted a 24-month right of first refusal to negotiate a patent license agreement with UT-Battelle for its proprietary technology relating to the detection of biological warfare agents in security applications, such as anthrax, cholera, ebola, plague, ricin, smallpox and tularemia.

As consideration for the license grants by UT-Battelle, the Company:


o paid UT-Battelle an aggregate of $150,000, which amount has been paid and will be amortized over the estimated license life of 5 years;


o issued to UT-Battelle 833,333 shares of the Company's unregistered common stock (the "Shares"). The shares were issued at the fair value at the date of the issuance of $150,000 or $.18 per share and will be amortized over the estimated license life of 5 years. On January 1, 2006, the Company entered into a stock exchange agreement with UT-Battelle, LLC. In connection with this agreement, UT-Battelle, LLC returned 683,333 shares of common stock previously issued to the Company (see note 5) for $150,000 in cash. The Company cancelled the returned shares.

o agreed to pay to UT-Battelle, as amended on December 1, 2006, a royalty equal to 4% of net sales of products incorporating the licensed patents, subject to minimum royalty payments of $10,000 for 2007, $20,000 for 2008 and $25,000 for 2009 and thereafter;

o agreed to pay to UT-Battelle, in the event the Company sublicenses the licensed patents, the greater of 50% of the Company's revenues from sublicensing and the minimum required royalties described above; and

o reimburse UT-Battelle for certain costs and expenses of securing patent protection for the licensed patented technology.

Amortization expense of the license rights amounted to $45,000 and $25,000 for the year ended December 31, 2006 and 2005, respectively.

In connection with the purchase by the Company of the license rights discussed above, it was deemed by management during the period ended December 31, 2006, that the unamortized portion of the license rights was deemed impaired due to a lack of projected future cash flows. Accordingly, the Company recognized a loss on impairment of intangible assets of $230,000 for the year ended December 31, 2006.

NOTE 6 - CONVERTIBLE NOTES PAYABLE

From June 2005 to September 2005, the Company offered for sale a maximum of 15 units (the "Units") for $50,000 per Unit, to accredited investors only. Each Unit consisted of a promissory note in the principal amount of $50,000 (the "Notes") and a common stock purchase warrant (the "Warrants") to purchase 50,000 shares of the common stock of the Company, exercisable at $0.16 per share for a period of 5 years. The Notes had a term of 14 months, and provided for interest accrual on unpaid principal at the rate of 10% per year. Interest under the Notes was payable quarterly commencing on September 1, 2005.

At the sole election of the Holder, any portion of the unpaid principal balance of these notes may be converted into shares of common stock of the Company at a conversion rate equal to $0.26 per common share.

The Company agreed to file a registration statement within 45 days of the final closing date of the Offering and use its good faith best efforts to cause the registration to become effective within 90 days of the Final Closing Date. The Company also agreed to respond to any SEC comments within 10 days. In the event that the Company does not respond to SEC comments within 10 days or once the Registration Statement is declared effective, it does not stay effective for 60 consecutive days, then the number of warrants shall be increased by two percent (2%) for each 30 day period following such 10-day or 60-day period, as the case may be. In connection with a private placement in March 2006, the investors waived this registration rights penalty and the Company agreed to register the investors' common shares and underlying warrants with the Company's filing of a registration statement which was filed in June 2006. Accordingly, the Company has no obligation to pay penalties under this private placement.

In aggregate, from June 2005 to September 2005, the Company sold to new investors an aggregate of $669,500 of the Units for net proceeds of $602,550 (net of placement fees of $66,950). In connection with these convertible notes, warrants to purchase 669,500 common shares were issued to the holders at an exercise price per share of $0.16. The warrants are exercisable immediately and expire five years from date of grant through September 23, 2010. These warrants were treated as a discount on the convertible notes and were valued at $138,669 to be amortized over the note terms of 14 months. The fair market value of each stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.50%, volatility ranging from 138% to 145% and expected term of 5 years. Additionally, in connection with the convertible notes, the Company did not record any beneficial conversion since the conversion price was greater than the fair market value.

In March 2006, holders of the $669,500 convertible notes payable described in the preceding paragraph converted $142,500 of debt into 647,727 shares of common stock at a conversion price per share of $.22. This conversion price was less than the market price of $.26 per share resulting in additional 99,650 shares being issued (included in 647,727 shares issued). In connection with the reduction of the conversion price and the issuance of additional shares, the Company recorded interest expense of $21,923. Additionally, the Company repaid notes holders the remaining principal balance of $527,000.

For the year ended December 31, 2006 and 2005, the amount of amortization of imputed interest charged to interest expense was $92,994 and $45,675, respectively.

Skyebanc, Inc. ("Skyebanc"), an NASD member broker dealer, acted as selling agent in connection with the offering. The Company paid Skyebanc a commission equal to eight percent (8%) of the gross proceeds from the sale of the securities. The Company also paid Skyebanc, Inc. non-accountable expenses equal to two percent (2%) of the gross proceeds.

In 2005, the Company also granted warrants to purchase 334,750 shares of its common stock to Skyebanc for its services with regard to the offering at an exercise price of $.16 per share, which warrants expire on July 1, 2010. These warrants were treated as a deferred debt offering cost on the convertible notes and were valued at $69,335 to be amortized over the 14-month note terms. The fair market value of each stock warrant grant was estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.25%, volatility ranging from 138% to 145% and expected term of 5 years. For the year ended December 31, 2006 and 2005, amortization of the debt issuance costs amounted to $89,692 and $46,593, respectively.

NOTE 7 - NOTE PAYABLE

During fiscal 2003, the Company received funds in the amount of $750,000 in connection with a private placement and issued 375,000 in purchase warrants. In May 2004, note holders comprising the $750,000 notes payable converted $175,000 of debt into 673,078 shares of common stock. Additionally, in 2004, the Company repaid notes holders $550,000. As of December 31, 2006, the Company has a remaining note payable of $25,000 and has accrued interest payable in the amount of $24,813 in connection with the notes.

For the year ended December 31, 2006, the amount of interest expense was $1,875.

NOTE 8 - RELATED PARTY TRANSACTIONS

Due from shareholders/officers

Prior to fiscal 2004, certain shareholders/officers received funds from the Company in the form of demand notes. During 2006, the Company forgave debt amounting to $20,000 which has been recorded as compensation expense and at December 31, 2006, the balance on the amount owed to the Company was $41,121. These loans bear interest at 4% per annum, are secured by Company common shares held by the respective individuals, and were payable on December 31, 2006.

NOTE 9 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership). The Company has a net operating loss carry forward for tax purposes totaling approximately $10,472,000 at December 31, 2006, expiring through the year 2026.

The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for the periods ended December 31, 2006 and 2005:

                                                     Year Ended          Year Ended
                                                  December 31, 2006   December 31, 2005
                                                  -----------------   -----------------
Tax benefit computed at "expected" statutory rate    $(1,290,000)        $  (623,000)
State income taxes, net of benefit ...............       (38,000)            (18,300)
Other permanent differences ......................       342,000             258,000
Increase in valuation allowance ..................       986,000             383,300
                                                     -----------         -----------

Net income tax benefit ...........................   $                   $         -
                                                     ===========         ===========

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

                                                  December 31, 2006   December 31, 2005
                                                  -----------------   -----------------
Tax benefit of net operating loss carryforward       $ 3,661,000         $ 2,655,300
Allowance for doubtful accounts ..............                 -              16,200
Allowance for inventory obsolescence .........            10,500              14,000
Valuation Allowance ..........................        (3,671,500)         (2,685,500)
                                                     -----------         -----------

Net deferred tax asset recorded ..............       $         -         $         -
                                                     ===========         ===========

After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at December 31, 2006 and 2005, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by $986,000 from the prior year.

NOTE 10 - SHAREHOLDERS' EQUITY

Common stock

On January 1, 2005, the Company entered into a consulting agreement with a third party for business development services for a six-month period. In connection with the consulting agreement, the Company issued 75,000 common shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $.17 per share. For the year ended December 31, 2005, in connection with these shares, the Company recorded stock-based consulting expense of $12,750.

In January 2005, the Company issued 605,000 shares of common stock for exercise of warrants for net proceeds of $120,800.

In February 2005, the Company issued 70,000 shares of common stock for accrued rent of $14,700.

On March 15, 2005, the Company issued 1,000 common shares of its common stock for services rendered. The shares were issued at the fair values at the date of the issuance of $.19 per share. In connection with these shares, the Company recorded stock-based compensation of $190.

On June 15, 2005, the Company entered into a consulting agreement with a third party for business development services for a three-month period. In connection with the consulting agreement, the Company issued 62,500 common shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $11,250 or $.18 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded stock-based consulting expense of $11,250.

On July 6, 2005, the Company entered into a consulting agreement with a third party for legal and business services for a six-month period. In connection with the consulting agreement, the Company issued 225,000 common shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $42,750 or $.19 per share and were amortized over the service period. For the year ended December 31 2005, in connection with these shares, the Company recorded legal fees of $42,750.

On August 1, 2005, in connection with a license agreement (see note 5), the Company issued 833,333 shares of common stock for certain patent licensing rights, as defined in the agreement. The shares were issued at the fair values at the date of the issuance of $150,000 or $.18 per share and will be amortized over the estimated license life of 5 years.

In September 2005, in connection with the exercise of 46,500 common stock warrants, the Company issued 46,500 shares of common stock for proceeds of $6,660.

On September 15, 2005, the Company entered into a consulting agreement with a third party for business development services for a three-month period. In connection with the consulting agreement, the Company issued 100,000 shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $23,000 or $.23 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded stock-based consulting expense of $23,000.

On October 1, 2005, the Company issued 40,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $14,800 or $.37 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded stock-based consulting expense of $14,800.

On October 3, 2005, the Company issued 20,000 shares of its common stock to a consultant for accounting services rendered. The shares were issued at the fair values at the date of the issuance of $6,000 or $.30 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded accounting fees of $6,000.

On October 22, 2005, the Company issued 45,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $10,125 or $.23 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded stock-based consulting expense of $10,125.

In October and November 2005, in connection with the exercise of 275,000 common stock warrants, the Company issued 275,000 shares of common stock for proceeds of $44,000.

On November 16, 2005, the Company issued 56,000 shares of common stock for accrued rent. The shares were issued at the fair values at the date of the issuance of $19,040 or $.34 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded rent expense of $19,040.

On November 23, 2005, the Company issued 15,000 shares of its common stock for legal services rendered. The shares were issued at the fair values at the date of the issuance of $4,650 or $.31 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded legal fees of $4,650.

On January 1, 2006, the Company entered into a stock exchange agreement with UT-Battelle, LLC. In connection with this agreement, UT-Battelle, LLC returned 683,333 shares of common stock previously issued to the Company (see note 5) for $150,000 in cash. The Company cancelled the returned shares.

On February 17, 2006, the Company entered into a consulting agreement with a third party for business development services for a three-month period. In connection with the consulting agreement, the Company issued 100,000 shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $.28 per share. For the year ended December 31, 2006, in connection with these shares, the Company recorded stock-based consulting expense of $28,000.

On February 17, 2006, the Company issued 40,000 shares of its common stock for investor relations services rendered. The shares were issued at the fair values at the date of the issuance of $11,200 or $.28 per share. For the year ended December 31, 2006, in connection with these shares, the Company recorded stock-based consulting expense of $11,200.

On February 17, 2006, the Company issued 10,000 shares of its common stock for website services rendered. The shares were issued at the fair values at the date of the issuance of $2,800 or $.28 per share. For the year ended December 31, 2006, in connection with these shares, the Company recorded stock-based consulting expense of $2,800.

On March 6, 2006, the Company issued 20,000 shares of its common stock for accounting services rendered. The shares were issued at the fair values at the date of the issuance of $4,800 or $.24 per share. For year ended December 31, 2006, in connection with these shares, the Company recorded professional fees of $4,800.

On March 7, 2006, the Company completed a private placement to accredited investors and received gross proceeds of $2,451,000 from the sale of units consisting in the aggregate of 11,140,911 shares of its common stock and warrants to purchase 5,570,455 shares of common stock. The warrants are exercisable at $0.35 per share for a term of five years. The net proceeds from the transaction are being used to eliminate debt of the Company owing to certain prior note holders and for working capital purposes. The warrants are redeemable by the Company at any time following the first anniversary of the completion of the transaction at a redemption price equal to $0.05 per warrant share, provided the closing price of the Company's common stock is in excess of $0.60 for 20 consecutive trading days on the date of the notice of redemption, and further provided that the average daily trading volume during the 20-day period is greater than 100,000 shares per day. The securities are subject to "full ratchet" anti-dilution protection during the initial one year period following the closing, including common stock of the Company comprising the units and retained by the investor, as well as shares received upon exercise of the warrants. Following the initial one year period, the warrants are subject to "weighted-average" anti-dilution protection. There are limited exceptions to the anti-dilution protection afforded to the investors.

The Company agreed to file a registration statement covering the shares of the common stock underlying the securities issued. In the event the registration statement was not filed by May 7, 2006 or did not become effective by July 21, 2006, then the number of shares of common stock included within the units and the number of common shares underlying the warrants would have increased by 2% for each 30-day period following such period. The Company has adopted View C of EITF 05-4 "Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19" ("EITF 05-4"). Accordingly, the Company classifies as liability instruments, the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the SEC within contractually fixed time periods, and (ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Under View C of EITF 05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments. On May 31, 2006, in connection with registration rights associated with a 2004 private placement, the Company issued 392,000 shares of its common stock and granted 98,000 warrants for payment of liquidating damages. Additionally, on November 29, 2006, the Company issued 273,036 shares of its common stock for payment of liquidating damages. The Company filed the registration statement on June 16, 2006 and became effective on July 10, 2006. As of December 31, 2006, the Company has accrued estimated registration rights penalties of $0 related to the late filing of its registration statement.

Joseph Stevens & Company, Inc. served as placement agent for the transaction and received a placement agent cash fee of $245,100. In addition, the placement agent also received a non-accountable expense fee of $73,530. The placement agent also received 2,451,000 shares of common stock as additional compensation for serving as placement agent, and, subject to applicable regulatory requirements, is entitled to receive a cash fee equal to 5% of the gross proceeds received by the Company upon exercise of the warrants.

In March 2006, holders of the $669,500 convertible notes payable (see note 6) converted $142,500 of debt into 647,727 shares of common stock at a conversion price per share of $.22. This conversion price was less than the original agreed upon conversion price of $.26 per share resulting in additional 99,650 shares being issued (included in 647,727 shares issued above). In connection with the reduction of the conversion price and the issuance of additional shares, the Company recorded interest expense of $21,923.

In April 2006, the Company issued 399,025 shares of common stock in a cashless exercise of 529,250 warrants that were previously granted to investors.

On May 1, 2006, the Company issued 35,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $11,025 or $.315 per share. For the year ended December 31, 2006, in connection with these shares, the Company recorded stock-based consulting expense of $11,025.

On May 8, 2006, the Company issued 50,000 shares of its common stock for consulting services rendered. The shares were issued at the fair values at the date of the issuance of $15,000 or $.30 per share. For the year ended December 31, 2006, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $15,000.

On May 31, 2006, the Company issued 392,000 shares of its common stock for payment of liquidating damages in connection with the registration statement covering the shares of common stock sold in a 2004 private placement. The shares were issued at the fair values at the date of the issuance of $94,080 or $.24 per share and included in registration rights penalties on the accompanying consolidated statement of operations..

On June 27, 2006, the Company issued 150,000 shares of its common stock for investor relations services rendered. Additionally, in connection with this consulting agreement, the Company agreed to issue an additional 350,000 shares of common stock under this agreement with 150,000 shares due on August 27, 2006. On October 16, 2006, the Company issued 150,000 shares of common stock in connection with this consulting agreement. The remaining 200,000 shares were due to the consultant on November 27, 2006 unless the contract is terminated by the parties. The Company terminated this contract during the three months ended December 31, 2006. The common shares issued were valued at the fair values at the date of the contract of $63,000 or $.21 per share. For the year ended December 31, 2006, in connection with these shares, the Company recorded stock based consulting expense of $63,000.

On June 26, 2006, the Company issued 30,000 shares of its common stock for accounting services rendered. The shares were issued at the fair values at the date of the issuance of $6,300 or $.21 per share. For year ended December 31, 2006, in connection with these shares, the Company recorded professional fees of $6,300.

On June 27, 2006, the Company issued 88,500 shares of its common stock for consulting services rendered. The shares were issued at the fair values at the date of the issuance of $18,585 or $.21 per share. For the year ended December 31, 2006, in connection with these shares, the Company recorded stock-based consulting expense of $18,585.

On August 25, 2006, the Company issued 125,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $25,000 or $.20 per share. For the year ended December 31, 2006, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $25,000.

On September 1, 2006, the Company issued 100,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $20,000 or $.20 per share. For the year ended December 31, 2006, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $20,000.

On October 1, 2006, the Company issued 85,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $12,500 or $.147 per share. For the year ended December 31, 2006, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $12,500.

On October 16, 2006, the Company issued 5,000,000 shares of its common stock for business development and advisory services rendered. The shares were issued at the fair values at the date of the issuance of $450,000 or $.09 per share. For the year ended December 31, 2006, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $450,000.

On November 21, 2006, the Company issued 168,000 shares of its common stock as payment for rent. The shares were issued at the fair values at the date of the issuance of $15,960 or $.095 per share. For the year ended December 31, 2006, in connection with the issuance of these shares, the Company recorded stock-based rent expense of $15,960.


On November 29, 2006, the Company issued 273,036 shares of its common stock for payment of accrued liquidating damages in connection with the registration statement covering the shares of common stock sold in a 2006 private placement. The shares were issued at the fair values at the date of the issuance of $27,303 or $.10 per share.This was recorded as registration rights penalties.


On December 29, 2006, the Company obtained through a vote of majority of its shareholders the approval to increase the authorized common shares from 100,000,000 to 350,000,000 shares of common stock at $0.10 par value.

For the year ended December 31, 2006, the Company amortized stock-based compensation of $778,070 from the issuance of shares, options, and warrants in 2005 and 2006.

Stock options

1999 Equity Compensation Plan

On July 19, 1999, the board of directors adopted the Company's 1999 Stock Option Plan (the "1999 Plan"). The Company has reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1999 stock option plan. The 1999 stock option plan is intended to assist the Company in securing and retaining key employees, directors and consultants by allowing them to participate in the Company's ownership and growth through the grant of incentive and non-qualified options. Under the stock option plan, the Company may grant incentive stock options only to key employees and employee directors, or the Company may grant non-qualified options to employees, officers, directors and consultants. The 1999 stock option plan is currently administered by the Company's board of directors. Subject to the provisions of the 1999 stock option plan, the board will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of the options granted under the 1999 stock option plan may not exceed ten years (five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock).

The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of the Company's voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock at the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than 75% of the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer.

2001 Equity Compensation Plan

On November 26, 2001, the board of directors adopted the Company's 2001 Equity Compensation Plan (the "2001 Plan"). The Company has reserved 2,000,000 shares of the Company's common stock. The purpose of the 2001 Plan is to provide designated employees, certain key advisors who perform services for the Company, and non-employee board members with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders. The Plan will be administered by the Company's board of directors or a committee appointed by the board. Subject to the provisions of the stock option plan, the board of directors or its appointed committee shall have the sole authority to determine the individuals to whom grants shall be made, the type, size and terms of the grants to be made to each individual. In addition, the board or its appointed committee will determine the time when the grants will be made and the duration of grants including exercise or restrictions and criteria for exercisability.

The term of the options granted under the 2001 Plan may not exceed ten years (five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock). The exercise price for incentive stock options may be equal to or greater than the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of the Company's voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock at the date of the grant. In the case of an option granted that qualifies as performance based compensation, the exercise price may not be less than 100% of the fair market value of the Company's stock on the date of grant. The exercise price for non-qualified options granted to non-employee directors shall equal 100% of the fair market value of the Company's common stock at the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer.

2005 Equity Compensation Plan

On June 16, 2005, the board of directors adopted the Company's 2005 equity compensation plan (the "2005 Plan") and on June 16, 2005, the 2005 Plan was ratified by holders of a majority of our outstanding common stock. The Company had reserved 2,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2005 equity compensation plan. The 2005 plan is intended to assist the Company in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants. Under the 2005 Plan, the Company may grant incentive stock options only to key employees and employee directors. The Company may grant non-qualified options and issue direct stock awards to its employees, officers, directors and consultants. The Company's Board of Directors currently administers the 2005 equity compensation plan.

Subject to the provisions of the 2005 Plan, the board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than the par value for our common stock The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. The board may also direct the issuance of shares of our common stock as awards under the 2005 plan. Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer.

On May 13, 2005, the Company granted options to purchase 450,000 shares of common stock to employee and directors of the Company. The options are exercisable at $0.20 per share, which was greater than the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

On September 2, 2005, the Company granted options to purchase 1,000,000 shares of common stock to employee and directors of the Company. The options are exercisable at $0.22 per share, which was greater than the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

On September 28, 2005, the Company granted options to purchase 250,000 shares of common stock to various individuals serving on the Company's Science and Security Advisory board for a period of one year. The options are exercisable at $0.35 per share for a period of three years. These options were valued at $69,935 to be amortized over the 12-month terms, beginning October 1, 2005. For the year ended December 31, 2006 and 2005, the Company recorded stock-based consulting expense of $ 52,451 and $17,484, respectively. The fair market value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.75%, volatility of 144% and expected term of 3 years.

On September 28, 2005, the Company granted options to purchase 400,000 shares of common stock to an employee of the Company. The options are exercisable as follows: 100,000 options at $.40 per share, 100,000 options at $.50 per share, 100,000 options at $.60 per share, and 100,000 options at $.70 per share. The exercise prices were greater than the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized for these options. Additionally, the Company granted options to purchase 100,000 shares of common stock to this employee with an exercise price of $.30 per share which was less than the fair market value of the common stock at the grant date. Accordingly, in connection with these options, the Company recorded stock-based compensation of $5,000 during the year ended December 31, 2005 under the intrinsic value method of APB 25.

On October 1, 2005, the Company entered into a one-year consulting agreement and granted options to purchase 200,000 shares of common stock to a consultant for business development services. The options are exercisable at $0.40 per share and expire on October 1, 2010. These options were valued at $60,341 to be amortized over the 12-month terms, beginning October 1, 2005. For the year ended December 31, 2006 and 2005, the Company recorded stock-based consulting expense of $ 45,256 and $15,085, respectively. The fair market value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.75%, volatility of 144% and expected term of 5 years.

On September 1, 2006, the Company granted five-year options to purchase 750,000 shares of common stock to an employee and to two officers/directors of the Company at an exercise price of $.20 per share. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.20 or $150,000. For the year ended December 31, 2006, in connection with these options, the Company recorded non-cash compensation expense of $150,000.

A summary of the stock options as of December 31, 2006 and 2005 and changes during the periods is presented below:

                                             Year Ended                Year Ended
                                         December 31, 2006         December 31, 2005
                                       ----------------------    ----------------------
                                                     Weighted                  Weighted
                                                      Average                   Average
                                       Number of     Exercise    Number of     Exercise
                                        Options       Price       Options       Price
                                       ----------    --------    ----------    --------
Balance at beginning of year ......     4,445,000    $   0.32     2,085,000    $   0.35
Granted ...........................       750,000        0.20     2,400,000        0.30
Exercised .........................             -        -                -        -
Forfeited .........................    (1,075,000)       0.55       (40,000)       0.39
                                       ----------    --------    ----------    --------
Balance at end of year ............     4,120,000    $   0.24     4,445,000    $   0.32
                                       ==========    ========    ==========    ========

Options exercisable at end of year      4,120,000    $   0.24     4,445,000    $   0.32
                                       ==========    ========    ==========    ========
Weighted average fair value of
options granted during the year ...                  $   0.20                  $   0.22
                                                     ========                  ========

The following table summarizes the Company's stock options outstanding at December 31, 2006:

                 Options Outstanding                      Options Exercisable
----------------------------------------------------   -------------------------
                                Weighted
                 Number          Average    Weighted      Number        Weighted
 Range of Outstanding at Remaining Average Exercisable at Average Exercise December 31, Contractual Exercise December 31, Exercise
  Price           2006            Life       Price          2006          Price
----------   --------------   -----------   --------   --------------   --------
$     0.79          150,000     .17 Years   $   0.79          150,000   $   0.79
      0.35          250,000    1.75 Years       0.35          250,000       0.35
 0.22-0.27        1,500,000    2.40 Years       0.24        1,500,000       0.24
 0.19-.020        2,220,000    2.75 Years       0.20        2,220,000       0.20
             --------------                 --------   --------------   --------

                  4,120,000                 $   0.24        4,120,000   $   0.24
             ==============                 ========   ==============   ========

Common Stock Warrants

On February 21, 2005, the Company granted 200,000 warrants to consultants for services rendered. The warrants expire 3 years from the date of grant and are exercisable at $0.30 per warrant. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.15 or $30,023 and recorded stock-based consulting expense.

During June 2005 to September 30, 2005, in connection with a private placement (See Note 6), the Company granted 669,500 purchase warrants to investors and granted warrants to purchase 334,750 shares of common stock, as compensation to the placement agent. The warrants are exercisable at $.16 per common share and expire in five years.

On September 19, 2005, the Company granted warrants to purchase 3,500,000 shares of common stock to a consultant for investor relation services for a period of one year. The warrants are exercisable at $0.19 per share for a period of three years. The warrants vest and become exercisable as follows: (i) 2,500,000 warrants vest and are immediately exercisable; and (ii) 1,000,000 warrants shall vest and become exercisable on the earlier of (a) the date the Company has received aggregate proceeds from the sale of debt or equity securities of not less than $500,000 after September 19, 2005 or (b) March 18, 2006. The warrants contain cashless exercise provisions and are subject to registration. These warrants were valued at $755,100 to be amortized over the 12-month term, beginning September 19, 2005. The fair market value of each stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.75%, volatility of 144% and expected term of 3 years. Since 1,000,000 warrants are earned over the term of the agreement and the measurement date in not known, the Company has accounted for these under variable accounting pursuant to EITF 96-18. For the year ended December 31, 2006 and 2005, the Company recorded stock-based consulting expense of $ 534,863 and $220,237, respectively.

On March 7, 2006, in connection with a private placement, the Company granted 5,570,455 purchase warrants to investors. The warrants are exercisable at $.35 per common share and expire in five years.

In April 2006, the Company issued 399,025 shares of common stock in a cashless exercise of 529,250 warrants that were previously granted to investors.

On April 25, 2006, the Company granted 100,000 warrants to a consultant at an exercise price of $.20 per share. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.335 or $33,500. For the year ended December 31, 2006, in connection with these warrants, the Company recorded stock-based consulting expense of $33,500.

On May 31, 2006, the Company granted 98,000 warrants for payment of liquidating damages in connection with the registration statement covering the shares of common stock sold in a 2004 private placement. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.194 or $19,049.

 Stock warrant activity for the years ended December 31, 2006 and 2005 is summarized as follows:

                                             Year Ended                Year Ended
                                         December 31, 2006         December 31, 2005
                                       ----------------------    ----------------------
                                                     Weighted                  Weighted
                                                      Average                   Average
                                       Number of     Exercise    Number of     Exercise
                                       Warrants       Price      Warrants       Price
                                       ----------    --------    ----------    --------
Balance at beginning of year ......    13,460,340    $  0.67      9,682,590    $  0.87
Granted ...........................     5,768,455       0.35      4,704,250       0.19
Exercised .........................      (529,250)      0.185      (926,500)      0.185
Forfeited .........................      (689,250)       -                -        -
                                       ----------    --------    ----------    --------
Balance at end of year ............    18,010,295    $  0.55     13,460,340    $  0.67
                                       ==========    ========    ==========    ========

Warrants exercisable at end of year    18,010,295    $  0.55     12,460,340    $  0.70
                                       ==========    ========    ==========    ========

The following table summarizes the Company's stock warrants outstanding at December 31, 2006:

                Warrants Outstanding                     Warrants Exercisable
----------------------------------------------------   -------------------------
                                Weighted
                 Number          Average    Weighted      Number        Weighted
 Range of Outstanding at Remaining Average Exercisable at Average Exercise December 31, Contractual Exercise December 31, Exercise
  Price           2006            Life       Price          2006          Price
----------   --------------   -----------   --------   --------------   --------
$0.35-0.55        8,572,255    1.70 Years   $   0.40        8,572,255   $   0.40
 1.25-1.50        4,422,290    0.20 Years       1.25        4,422,290       1.25
      0.30          200,000    1.15 Years       0.30          200,000       0.30
 0.10-0.20        4,815,750    3.30 Years       0.18        4,815,750       0.18
             --------------                 --------   --------------   --------
                 18,010,295                 $   0.55       18,010,295   $   0.55
             ==============                 ========   ==============   ========

NOTE 11 - COMMITMENTS

Cooperative Research and Development Agreement

On November 7, 2005, the Company entered into a Cooperative Research and Development Agreement ("CRADA") with UT Battelle/Oakridge National Laboratories, covering the development of a hand-held sensor with high sensitivity and selectivity for the detection of explosives initially and then to expand the capabilities to include chemical and biological warfare agents and narcotics. In connection with the CRADA, the Company agreed to make payments aggregating $589,000. Through December 31, 2006, the Company has paid $560,000 towards these commitments. The Company did not pay the remaining $29,000 payable under this CRADA agreement due to the fact that all milestones were accomplished under budget for the full payment of $560,000. The Company is currently negotiating a new CRADA agreement for continued research and development of the above mentioned projects.

Employment agreements

On April 1, 2005, the Company entered into three-year employment contracts with our Chief Executive Officer, Chief Financial Officer and Chief Technology Officer which expire on April 1, 2008. Specific terms are detailed below:

     Pursuant to an employment agreement with the Company's chief executive officer (CEO), in consideration for services as CEO, effective April 1, 2005, the Company will pay CEO a salary of $137,500 per annum through May 6, 2005 and $156,000 through May 7, 2006. On each successive anniversary date of this agreement, the Board shall review the base compensation and at its sole discretion may elect to increase the base salary. Subsequent to May 7, 2006, the CEO's base salary remains at $156,000 per annum. In addition, CEO is provided a car allowance of up to $ 500 per month.

     Pursuant to an employment agreement with the Company's chief financial officer (CFO), in consideration for services as CFO, effective April 1, 2005, the Company will pay CFO a salary of $137,500 per annum through May 6, 2005 and $156,000 through May 7, 2006. On each successive anniversary date of this agreement, the Board shall review the base compensation and at its sole discretion may elect to increase the base salary. Subsequent to May 7, 2006, the CFO's base salary remains at $156,000 per annum. In addition, CFO is provided a car allowance of up to $ 500 per month. On December 26, 2006, the Company's CFO resigned as an officer and director of the Company.

     Pursuant to an employment agreement with the Company's chief technical officer (CTO), in consideration for services as CTO, effective April 1, 2005, the Company will pay CTO a salary of $96,800 per annum.

NOTE 11 - COMMITMENTS

         Incentive Compensation

         In addition to the base salary, each of the Company's executives who have employment agreements with the Company are entitled to receive, as incentive compensation in respect of each calendar year (or portion thereof), an amount determined in accordance with any bonus or short term incentive compensation program (which may be based upon achieving certain specified performance criteria) which may be established by the board. The Company's Board of Directors shall review the determination as to the amounts of any awards available to our executives under these programs at least annually. The review shall ensure that such amounts are competitive, and comparable, with awards granted to similarly situated executives of publicly held companies comparable to the Company.

         Other Benefits

         The employment agreements with our executives also provide other benefits. Executives receive 10 paid vacation days and such other paid holidays in accordance with Sense's policy. In addition, they are compensated in accordance with Sense's disability policies. An executive may receive up to six (6) months salary continuation in the event of short-term disability. An executive may be granted permission to be absent from the Company during working days to attend professional meetings and to attend to such outside professional duties in the biometrics field as have been mutually agreed upon. Attendance at such approved meetings and accomplishment of approved professional duties shall be fully compensated service time and shall not be considered vacation time. We shall reimburse the executive for all expenses incurred by the executive incident to attendance at approved professional meetings and such entertainment expenses incurred by the executive in furtherance of the Company's interests, provided, however, that such reimbursement is approved by the Board of Directors. We pay dues to professional associations and societies and to such service organizations and clubs of which the executive is a member, which has been approved by the Board of Directors as being in the best interests of the Company. The executives receive all other fringe benefits to which all other employees of Sense are entitled.

         Termination

         In the event of involuntary termination without "cause" or disability, each executive will be entitled to the following compensation for the succeeding 24 months following the date of termination:

                o A total of two hundred (200%) percent of the executive's base compensation in effect on the date of the employment termination; plus


                o A total of two hundred (200%) percent of the executive's annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming the executive was employed on the last day of the quarter in which termination of employment occurred.


         In the event the executive is terminated for "cause" the executive will be entitled to any unpaid salary through the date of termination and deferred compensation will be forfeited. In the event there is a "Change in Control", we will be required to pay the executive a lump sum equal to 299% of the executive's base compensation in effect on the date of employment plus 299% of the executive's prior year incentive bonus. The executives may, at their discretion, elect to terminate the contract the executive must give the board 90 days written notice and the executive would not be entitled to severance benefits.

Consulting agreement

On December 26, 2006, the Company has entered into a consulting agreement with the Company's CFO effective upon his resignation where he will assist the Company regarding financial accounting and general business matters. The consulting agreement calls for a monthly payment of $3,000 for a period of 3 months, and the agreement may be extended for an additional 3 months as determined by the parties.

NOTE 12 - PROPOSED ACQUISITION

     On December 21, 2006, the Company entered into a Memorandum of Understanding regarding the purchase by a newly formed wholly-owned subsidiary of a 60% equity ownership in Jinyang Energy Company Limited ("Jinyang") located in Taiyuan China. The Memorandum of Understanding contemplates the purchase of the 60% equity ownership from Jinyang's sole shareholder, Jinyang Coke Group Corp. If the acquisition is consummated, under the structure of the Memorandum of Understanding it is not anticipated that the acquisition will result in a change of management for Sense. Consummation of the acquisition is conditioned upon the finalization of definitive agreements, delivery of audited financial statements, securing appropriate approvals, including Jinyang's sole shareholder, and normal closing conditions for transactions of this kind. While the consummation of a definitive agreement and closing is subject to various conditions, it was initially contemplated that any acquisition would occur on or prior to March 31, 2007.


NOTE 13 - SUBSEQUENT EVENT

In January 2007 The Company announced its intention to spin off the patented technology licensed through UT Battelle, LLC. to the company's shareholders. The Company intends to transfer all related assets and liabilities to a newly formed subsidiary, Explosive Sensing Systems, Inc. The Company presently intends to file a registration statement with the Securities and Exchange Commission, and once declared effective will pay its shareholders a dividend in the form of 100% of the common stock of Explosive Sensing Systems.

On January 30, 2007, the Company granted five-year options to purchase 750,000 shares of common stock to two officers/directors of the Company at an exercise price of $.08 per share. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.08 or $60,000. In connection with these options, the Company recorded non-cash compensation expense of $60,000.

On January 30, 2007, the Company issued 100,000 shares of its common stock for accounting services rendered. The shares were issued at the fair values at the date of the issuance of $8,000 or $.08 per share.

On February 5, 2007, the Company issued 225,000 shares of its common stock to consultants for business development service services rendered. The shares were issued at the fair values at the date of the issuance of $18,000 or $.08 per share.

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES
                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  JUNE 30, 2007
                                   (UNAUDITED)

           Index to Unaudited Pro Forma Combined Financial Statements

                                                                           Pages
                                                                           -----

Introduction to Unaudited Pro Forma Combined Financial Statements ..F-43 to F-44


Unaudited Pro Forma Combined Balance Sheet - June 30, 2007 .................F-45


Unaudited Pro Forma Combined Statement of Operations -
  For the Six Months Ended June 30, 2007 ...................................F-46


Unaudited Pro Forma Combined Statement of Operations -
  For the Year Ended December 31, 2006 .....................................F-47


Notes to Unaudited Pro Forma Combined Financial Statements .................F-48

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES
        Introduction to Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of our acquisition of 60% of Big Tree Toys, Inc, a Florida corporation ("Big Tree"). Big Tree holds a 100% equity interest in Jieyang Big Tree Toy Enterprise Co., Ltd., a Chinese limited liability company and the illustrate the estimated effect of the results of operations of Shanghai Aohong Industry Co., Ltd. ("Aohong), a Chinese limited liability company for the period presented. We have derived our historical financial data for the six months ended June 30, 2007 from our unaudited financial statements contained on Form 10-QSB as filed with the Securities and Exchange Commission and our historical financial data for the year ended December 31, 2006 from our audited financial statements contained on Form 10-KSB as filed with the Securities and Exchange Commission. We have derived Aohong's and Big Tree's historical financial statements as of June 30, 2007 and for the six months ended June 30, 2007 from their respective unaudited financial statements and Aohong's and Big Tree's historical financial statements for the year ended December 31, 2006 from their respective audited combined financial statements contained on Form 8-K as filed with the Securities and Exchange Commission.

AOHONG

On June 27, 2007, we entered into a membership interest exchange agreement (the "Transaction") with Aohong, a Chinese limited liability company, and its sole members, Mr. Aihua Hu and his wife, Mrs. Ying Ye. The transaction closed June 27, 2007.

Under the terms of the agreement, we acquired a 56.08% majority interest in Aohong in exchange for 12,500,000 shares of the Company's common stock, valued at $1,187,500 in the aggregate ("Consideration Stock")and $3,380,000 in cash consideration. We agreed to contribute $3,380,000 to increase the net assets of Aohong. The $3,380,000 will be contributed to Aohong pursuant to the following schedule:

 a) $800,000 shall be paid to Aohong on or before September 30, 2007;
 b) $400,000 shall be paid to Aohong on or before June 30, 2008;
 c) $600,000 shall be paid to Aohong on or before December 31, 2008; and
 d) the remaining $1,580,000 shall be paid to Aohong on or before June 27, 2009.

We accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. The fair value of the common stock is based on the $0.095 quoted trading price of the common stock on the acquisition date and amounted to $1,187,500. The purchase price was determined based on an arm's length negotiation and no finder's fees or commissions were paid in connection with this acquisition. The transfer of the membership interests to us is subject to receipt by Aohong of the necessary government approvals as required by the laws of the People's Republic of China. Subsequent to June 27, 2007, Aohong has submitted the requisite documentation and the approval process is pending. The 56.08% interest in Aohong is held in China Chemical Group, Inc., a wholly owned subsidiary of Sense Holdings, Inc.

Aohong sells and distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays.

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES
  Introduction to Unaudited Pro Forma Combined Financial Statements (continued)

BIG TOY

On August 24, 2007, we entered into a material definitive agreement to acquire a60% percent equity interest in Big Tree Toys, Inc, a Florida corporation ("Big Tree") from CDI China, Inc. a Florida corporation ("Seller") and wholly owned subsidiary of China Direct, Inc., a Florida corporation.

On August 31, 2007, we closed our acquisition of 60% of the issued and outstanding common stock of Big Tree. Pursuant to the terms of the stock purchase agreement, as amended, we paid the first tranche of the purchase price which included $400,000 and the issuance of 2,500,000 shares of SEHO's common stock. The balance of 17,500,000 shares are to be issued in accordance with the schedule set forth in the agreement and the issuance an aggregate of 10,000,000 of these shares are subject to Big Tree meeting certain revenues and net income thresholds. In arriving at the aggregate acquisition price negotiated for Big Tree, we took into consideration that Seller had purchased its 60% equity interest in Big Tree for China Direct, Inc. common shares valued at $262,272. Additionally, Seller had expended approximately $160,000 in costs associated with developing Big Tree, including employee time, consultant and travel related costs to China. If all Big Tree revenue and net income thresholds are met and all 20,000,000 SEHO common shares are delivered to Seller over the subsequent two years, the equity consideration paid for Big Tree, at current market value, projects to approximately 10% of Big Tree's projected sales over the next two years.

The information presented in the unaudited pro forma combined financial statements does not purport to represent what our financial position or results of operations would have been had the Big Toy Share Exchange Transaction, occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Share Exchange Transaction and cancellation of shares.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of us, Aohong and Big Toy.

                                          SENSE HOLDINGS, INC. AND SUBSIDIARIES
                                           Proforma Consolidated Balance Sheet
                                                      June 30, 2007
                                                            Sense Holdings                   Proforma         Proforma
                                                               Inc. (1)        Big Tree     Adjustments     Consolidated
                                                            --------------   ------------   ------------    ------------
                                                              (Unaudited)     (Unaudited)   (Unaudited)      (Unaudited)
                           ASSETS

Current Assets:
  Cash and cash equivalents ..............................   $    785,376    $     11,500   $   (400,000)   $    396,876
  Accounts receivable, net of allowance for doubtful
   accounts ..............................................      3,720,855               -              -       3,720,855
  Notes receivable .......................................        225,580               -              -         225,580
  Inventories, net .......................................      1,765,572               -              -       1,765,572
  Advances on purchases ..................................        262,547               -              -         262,547
  Prepaid expenses and other .............................      1,154,195           4,130              -       1,158,325
  Due from related party .................................              -         438,422              -         438,422
                                                             ------------    ------------   ------------    ------------
    Total current assets .................................      7,914,125         454,052       (400,000)      7,968,177

RESTRICTED CASH ..........................................        524,604               -              -         524,604
PROPERTY AND EQUIPMENT-net ...............................      1,128,171               -      1,128,171
LAND USE RIGHT-net .......................................        166,504               -              -         166,504
MARKETABLE SECURITIES-HELD FOR SALE ......................         26,230               -              -          26,230
GOODWILL .................................................        276,520               -              -         276,520
OTHER ASSETS .............................................        202,723               -              -         202,723
                                                             ------------    ------------   ------------    ------------

    Total assets .........................................   $ 10,238,877    $    454,052   $   (400,000)   $ 10,292,929
                                                             ============    ============   ============    ============

       LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
  Notes payable ..........................................   $  2,123,416    $          -   $          -    $  2,123,416
  Accounts payable and accrued expenses ..................      1,252,866               -              -       1,252,866
  Advance from customers .................................        948,341               -              -         948,341
  Other payables .........................................        355,747               -              -         355,747
  Due to related parties .................................        979,297               -              -         979,297
  Deferred revenue .......................................         44,512               -              -          44,512
                                                             ------------    ------------   ------------    ------------
    Total current liabilities ............................      5,704,179               -              -       5,704,179
                                                             ------------    ------------   ------------    ------------

Minority interest ........................................      3,360,553               -        181,621       3,542,174

Stockholders' (Deficit) Equity:
  Common stock, $.001 par value, 350,000,000 shares
    authorized; 75,964,057 shares issued and outstanding;
    95,964,057 issued and outsatnding proforma ...........         75,964               -         20,000          95,964
  Share capital, $.001 par value, 200,000,000 shares
    authorized; 10,000 shares issued and outstanding; ....              -              10            (10)              -
  Additional paid-in capital .............................     16,564,439         447,110       (447,110)     16,564,439
  Other Comprehensive income .............................              -           6,932         (6,932)              -
  (Accumulated deficit) Retained earnings ................    (15,466,258)              -       (147,569)    (15,613,827)

                                                             ------------    ------------   ------------    ------------
    Total stockholders' (deficit) equity .................      1,174,145         454,052       (581,621)      1,046,576
                                                             ------------    ------------   ------------    ------------

    Total liabilities and stockholders' equity ...........   $ 10,238,877    $    454,052   $   (400,000)   $ 10,292,929
                                                             ============    ============   ============    ============

(1) Includes the balance sheet of Shanghai Aohong which has been reported in our 10-QSB for the period ended
June 30, 2007.

                                                           F-45

                                          SENSE HOLDINGS, INC. AND SUBSIDIARIES
                                             Proforma Statement of Operations
                                          For the Six Months Ended June 30, 2007
                                                       (Unaudited)
                                                Sense          Shanghai                       Proforma        Proforma
                                             Holdings Inc       Aohong         Big Tree      Adjustments    Consolidated
                                             ------------    ------------    ------------   ------------    ------------
Revenues .................................   $     51,560      16,014,161    $          -   $          -    $ 16,065,721
Cost of sales - tangible products ........          2,930      13,871,367               -              -      13,874,297
                                             ------------    ------------    ------------   ------------    ------------
Gross profit: ............................         48,630       2,142,794               -              -       2,191,424
                                             ------------    ------------    ------------   ------------    ------------

Operating expenses:
  Selling expenses .......................              -         844,526               -              -         844,526
  Consulting and investor relation expense        362,160               -               -              -         362,160
  General and administrative .............        340,285         602,100               -              -         942,385
                                             ------------    ------------    ------------   ------------    ------------
    Total operating expenses .............        702,445       1,446,626               -              -       2,149,071
                                             ------------    ------------    ------------   ------------    ------------

Income (loss) from operations ............       (653,815)        696,168               -              -          42,353
                                             ------------    ------------    ------------   ------------    ------------

Other income (expense)
  Other expenses .........................              -         (10,929)              -              -         (10,929)
  Interest income ........................          1,512               -               -              -           1,512
  Interest expense .......................         (1,250)              -               -              -          (1,250)
                                             ------------    ------------    ------------   ------------    ------------
    Total other income (expense) .........            262         (10,929)              -              -         (10,667)
                                             ------------    ------------    ------------   ------------    ------------

Net income (loss) before income taxes ....       (653,553)        685,239               -              -          31,686

  Income taxes ...........................         (1,099)              -                              -               -
                                             ------------    ------------    ------------   ------------    ------------

Net income (loss) ........................   $   (653,553)        684,140    $          -   $          -    $     31,686
                                             ============    ============    ============   ============    ============

Net loss per common share
  Basic and diluted ......................   $      (0.01)                                                  $       0.00
                                             ============                                                   ============

  Weighted common shares outstanding
   - Basic and diluted ...................     57,480,630                                     20,000,000      77,480,630
                                             ============                                   ============    ============

                                                           F-46

                                          SENSE HOLDINGS, INC. AND SUBSIDIARIES
                                             Proforma Statement of Operations
                                           For the Year Ended December 31, 2006
                                                       (Unaudited)
                                                Sense          Shanghai                       Proforma        Proforma
                                             Holdings Inc       Aohong         Big Tree      Adjustments    Consolidated
                                             ------------    ------------    ------------   ------------    ------------
Revenues .................................   $     81,517      21,115,623    $          -   $          -    $ 21,197,140
Cost of sales - tangible products ........         48,977      19,303,386               -              -      19,352,363
                                             ------------    ------------    ------------   ------------    ------------
Gross profit: ............................         32,540       1,812,237               -              -       1,844,777
                                             ------------    ------------    ------------   ------------    ------------

Operating expenses:
  Selling expenses .......................              -         736,154               -              -         736,154
  Consulting and investor relation expense      1,561,577               -               -              -       1,561,577
  Research and development ...............        578,979               -               -              -         578,979
  General and administrative .............      1,075,323         568,158               -              -       1,643,481
                                             ------------    ------------    ------------   ------------    ------------
    Total operating expenses .............      3,215,879       1,304,312               -              -       4,520,191
                                             ------------    ------------    ------------   ------------    ------------

Income (loss) from operations ............     (3,183,339)        507,925               -              -      (2,675,414)
                                             ------------    ------------    ------------   ------------    ------------

Other income (expense)
  Other income ...........................              -             228               -              -             228
  Debt issuance costs ....................        (89,692)              -               -              -         (89,692)
  Loss on impairment of intangible assets        (230,000)              -               -              -        (230,000)
  Registration rights penalties ..........       (140,432)              -               -              -        (140,432)
  Interest expense .......................       (109,392)        (78,803)              -              -        (188,195)
                                             ------------    ------------    ------------   ------------    ------------
    Total other income (expense) .........       (569,516)        (78,575)              -              -        (648,091)
                                             ------------    ------------    ------------   ------------    ------------

Income (loss) before income taxes and
 minority interest .......................     (3,752,855)        429,350               -              -      (3,323,505)

  Minority interest ......................              -               -               -       (188,571)       (188,571)
                                             ------------    ------------    ------------   ------------    ------------

Income (loss) before income taxes ........     (3,752,855)        429,350               -       (188,571)     (3,512,076)

  Income taxes ...........................              -            (127)              -              -               -
                                             ------------    ------------    ------------   ------------    ------------

Net income (loss) ........................   $ (3,752,855)        429,223    $          -   $   (188,571)   $ (3,512,076)
                                             ============    ============    ============   ============    ============

Net loss per common share
  Basic and diluted ......................   $      (0.08)                                                  $      (0.06)
                                             ============                                                   ============

  Weighted common shares outstanding
   - basic and diluted ...................     48,859,080                                     12,500,000      61,359,080
                                             ============                                   ============    ============

                                                           F-47

                      SENSE HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  June 30. 2007

[1] To record to acquisition of 60% of Big Toy for $400,000 cash and 20,000,000 shares of common stock.

Unaudited pro forma adjustments reflect the following transaction:

(1)                                            Debit         Credit
                                              -------        -------
Retained earnings ...................         147,569
Common stock - Big Toy ..............              10
Other comprehensive income ..........           6,932
Additional paid-in capital ..........         447,110
   Common stock, at par .............                         20,000
   Cash .............................                        400,000
   Minority interest - liability ....                        181,621
To reflect acquisition of Big Toy.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

            TABLE OF CONTENTS

                                    Page
                                    ----

Prospectus Summary.....................2

Selected Consolidated Financial Data...3

Risk Factors...........................4

Cautionary Statement Regarding
  Forward-Looking Information.........15

Market for Common Equity and Related
Stockholder Matters...................15

Capitalization........................16
                                                  SENSE HOLDINGS, INC.
Use of Proceeds.......................16

Management's Discussion and                            PROSPECTUS
  Analysis or Plan of Operation.......16               ----------

Our Business..........................29

Management............................46         ________________, 2007

Certain Relationships and
  Related Transactions................57   112,634,143 Shares of Common Stock

Principal Shareholders................58

Description of Securities.............60

Selling Security Holders..............63

Plan of Distribution .................72

Legal Matters.........................75

Experts...............................75

Where You Can Find Additional
  Information.........................75

Financial Statements................ F-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

         SEC Registration and Filing Fee ...............        $   338
         Legal Fees and Expenses* ......................         20,000
         Accounting Fees and Expenses* .................          7,500
         Financial Printing* ...........................          2,500
         Transfer Agent Fees* ..........................            500
         Blue Sky Fees and Expenses* ...................            500
         Miscellaneous* ................................            662
                                                                -------
                  TOTAL ................................        $32,000

         * Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

         In November 2004, we issued 11,719 shares of our common stock for legal services valued at $2,578. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November 2004, we entered into a six-month consulting agreement with a third party for business development and investor relations services and issued that party 1,100,000 shares of common stock valued at $242,000 as compensation. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In December 2004, we issued 11,719 shares of our common stock for legal services valued at $2,578. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In July 2005, we entered into a consulting agreement with a third party for legal and business services for a six-month period and we issued 225,000 common shares of common stock valued at $42,750 as compensation for the services rendered and to be rendered in the future. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In August 2005, in connection with a license agreement, we issued UT-Battelle, LLC 833,333 shares of common stock valued at $150,000 as consideration for certain patent licensing rights, as defined in the agreement. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In October 2005, we issued 40,000 shares of our common stock for business development services rendered valued at $14,800. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In October 2005, we issued 45,000 shares of our common stock for business development services rendered which were valued at $10,125. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In October and November 2005, in connection with the exercise of common stock warrants, we issued 275,000 shares of common stock for proceeds of $44,000. The issuances were exempt under the Securities Act in reliance on an exemption provided Section 4(2) of that act.

         In February 2006, we entered into a consulting agreement with a third party for business development services for a three-month period and issued that party 100,000 common shares of our common stock valued at $28,000 as compensation. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In February 2006, we issued 40,000 shares of our common stock valued at $11,200 as compensation for investor relations services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In February 2006, we also issued 10,000 shares of our common stock valued at $2,800 as compensation for web site services. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In March 2006, we issued 20,000 shares of our common stock valued at $4,800 as compensation for accounting services rendered. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In March 2006, we completed a private placement of $2,451,000 consisting of units of our securities in the aggregate of 11,140,910 shares of our common stock and warrants to purchase 5,570,455 shares of common stock. The warrants are exercisable at $0.35 per share for a term of five years. The purchasers of the units were accredited investors. Joseph Stevens & Company, Inc. served as placement agent for the transaction and received a placement agent cash fee of $245,100 and 2,451,000 shares of common stock as additional compensation for serving as placement agent. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Regulation D and Section 4(2) of that act.

         In March 2006, note holders comprising the $669,500 convertible notes payable converted $142,500 of debt into 647,727 shares of common stock at a conversion price per share of $.22. The note holders were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

         In April 2006, we issued 399,025 shares of common stock in a cashless exercise of warrants that were previously granted to investors. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

         In May 2006, we issued 35,000 shares of common stock for business development services rendered which were valued at $11,025. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In May 2006, we issued 50,000 shares of common stock valued at $15,000 for consulting services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In May 2006, we also issued 392,000 shares of common stock valued at $94,080 for payment of liquidating damages in connection with the registration statement covering the shares of common stock sold in a 2004 private placement. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by
Section 3(a)(9) of that act.

         In June 2006, we issued or agreed to issue an aggregate of 350,000 shares of common stock valued at $105,000 for investor relations services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In June 2006, we also issued 30,000 shares of common stock valued at $6,300 as compensation for accounting services rendered. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In June 2006, we issued 88,500 shares of common stock valued at $18,585 as compensation for consulting services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In August 2006, we issued 125,000 shares of common stock valued at $25,000 as compensation for business development services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In September 2006, we issued 100,000 shares of common stock valued at $20,000 as compensation for business development services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November 2006, we issued 5,000,000 shares of common stock valued at $450,000 as compensation for services under a Consulting and Management Agreement. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act.

         In November 2006, we issued 168,000 shares of common stock valued at $15,960 as payment for rent. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November 2006, we issued 273,036 shares of common stock valued at $27,303 for payment of accrued liquidating damages in connection with the registration statement covering the shares of common stock sold in a 2006 private placement. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

         In January 2007, we issued 100,000 shares of common stock valued at $8,000 as compensation for accounting services rendered. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act.

         In March 2007, we issued 225,000 shares of common stock valued at $18,000 as compensation to consultants for business development service services rendered. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In March 2007, we completed a private placement to six accredited investors and received gross proceeds of $105,000 from the sale of units consisting in the aggregate of 2,100,000 shares of common stock and warrants to purchase 2,100,000 shares of common stock. The warrants are exercisable at $0.10 per share for a term of five years.

         In May 2007, we issued an aggregate of 225,000 shares of common stock valued at $12,875 to consultants for business development service services rendered. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In June 2007, we issued 5,000,000 shares of our common stock valued at $475,000 as compensation for consulting services. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act.

         In June 2007, in connection with our acquisition of a majority interest in AoHong we issued 12,500,000 shares of common stock valued at $1,187,500 as additional consideration in the transaction. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         Between August 2007 and October, 2007 we sold units of our securities consisting of 47,706,735 shares of common stock and common stock purchase warrants to purchase an additional 47,706,735 shares of common stock at an exercise price of $0.12 per share to 35 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act. We received gross proceeds of $2,862,404. We paid Skyebanc, Inc., a broker-dealer and FINRA member firm, a finder's fee of $10,800 and issued it common stock purchase warrants to purchase an aggregate of 180,000 shares of our common stock which are identical to the warrants issued in the offering. We paid Joseph Stevens & Company, Inc., a broker-dealer and FINRA member firm, a finder's fee of $28,200 and issued it common stock purchase warrants to purchase an aggregate of 470,000 shares of our common stock which are identical to the warrants issued in the offering. We paid legal fees of the purchasers' counsel of $22,500 and we also paid a due diligence fee of $247,240 in cash to certain of the investors or their advisors and these entities common stock purchase warrants to purchase an aggregate of 4,120,673 shares of common stock as an additional due diligence fee.

         In August 2007, in connection with our acquisition of 60% of the issued and outstanding common stock of Big Tree we issued the seller 2,500,000 shares of our common stock valued at $2,500 as partial consideration. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act. Under the terms of this purchase agreement, we are obligated to issue the seller an additional 7,500,000 shares of our common stock valued at $7,500 as consideration, together with an additional 10,000,000 shares if certain goals are met. These issuances, if made, will also be exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act.

ITEM 27. EXHIBITS.

   NO.                             DESCRIPTION
   ---                             -----------
2.1 Agreement and Plan of Merger between Century Silver Mines, Inc. and Sense Holdings, Inc. (1)
3.1(a)   Articles of Incorporation of Sense Holdings, Inc. (1)
3.1(b) Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (FL) (1)
3.1(c) Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (ID) (1)
3.1(d) Articles of Amendment to the Articles of Incorporation filed February 23, 2007 (11)
3.1(e) Articles of Amendment to the Articles of Incorporation filed May 30, 2000 (5)
3.1(f) Articles of Amendment to the Articles of Incorporation filed February 7, 2002 (5)
3.1(g) Articles of Amendment to the Articles of Incorporation filed July 13, 2007 *
3.2      Bylaws (1)
4.1      Trilogy Capital Partners, Inc. Warrant Agreement dated August 29, 2005
         (6)
4.2      Form of $0.10 common stock purchase warrant *
4.3      Form of $0.12 common stock purchase warrant (10)
5.1      Opinion of Schneider, Weinberger & Beilly LLP *
10.1     1999 Stock Option Plan (1)
10.2     Technology License Agreement, as amended, with SAC Technologies, Inc.
         (1)
10.3     Lease principal executive offices (11)
10.4     Manufacturing and Non-Compete Agreement with Test Systems Engineering
         (1)
10.5     Sales Agreement with Integrated Design, Inc.(1)
10.6 Agreement and Plan of Acquisition dated May 31, 2001 with Micro Sensor Technologies, Inc. (2)

10.7 Patent License Agreement dated March 26, 2001, between Micro Sensor Technologies, Inc. and UT-Battelle, LLC (2)
10.8 Work for Others Agreement dated June 4, 2001, between UT-Battelle, LLC and Micro Sensor Technologies, Inc. (2)
10.9     Form of Promissory Note(4)
10.10    2001 Equity Compensation Plan (3)
10.11 Employment Agreement between the company and Dore Scott Perler as of May 1, 2007 *
10.12 Employment Agreement between the company and Shawn Tartaglia as of April 1, 2005 (8)
10.13    Form of Subscription Agreement (10)
10.14 Cooperative Research and Development Agreement (CRADA) between UT-Battelle, LLC and Sense Holdings Incorporated (6)
10.15    2005 Equity Compensation Plan (7)
10.16    Consulting and Management Agreement with China Direct Investments, Inc.
         (9)
10.17 Exclusive Patent License Agreement dated August 1, 2005, by and between UT-Battelle, LLC and Sense Holdings, Inc. (11)
10.18 Membership Interest Purchase Agreement by and among Sense Holdings, Inc. and its wholly owned subsidiary China Chemical Group, Inc. and Shanghai AoHong Industry Co., Ltd. (12)
10.19 Consulting and Management Agreement dated June 27, 2007 by and between Sense Holdings, Inc. and CDI Shanghai Management Co., Ltd. (12)
10.20    Amendment No. 1 to the 2005 Equity Compensation Plan (13)
10.21 Stock Purchase Agreement dated August 24, 2007 by and between CDI China, Inc., China Direct, Inc. and Sense Holdings, Inc. (14)
10.22    Form of subscription agreement (14)
10.23 Amendment to Stock Purchase Agreement by and between CDI China, Inc., China Direct, Inc. and Sense Holdings, Inc. (15)
10.24    Amendment to Membership Interest Purchase Agreement *
14.1     Code of Business Conduct and Ethics (8)
21.1     Subsidiaries of the Registrant *
23.1     Consent of Sherb & Co., LLP*
23.2     Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1)*

*        filed herewith

(1) Incorporated by reference to the registration statement on Form SB-2, SEC File No. 333-87293.
(2) Incorporated by reference to the registration statement on Form SB-2, SEC File No.333-62874.
(3) Incorporated by reference to the registration statement on Form S-8, SEC File No.333-81306.
(4) Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended June 30, 2003.
(5) Incorporated by reference to the registration statement on Form SB-2, SEC File No. 333-86206.
(6) Incorporated by reference to the Quarterly Report on Form 10-QSB/A for the period ended September 30, 2005.
(7) Incorporated by reference to the registration statement on Form S-8, SEC File No. 333-125905.
(8) Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.
(9) Incorporated by reference to the Current Report on Form 8-K as filed on November 28, 2006.
(10) Incorporated by reference the Current Report on Form 8-K as filed on August 31, 2007.
(11) Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006. (12) Incorporated by reference to the Current Report on Form 8-K as filed on July 3, 2007.
(13) Incorporated by reference to the registration statement on Form S-8, SEC File No. 333-144412.
(14) Incorporated by reference to the Current Report on Form 8-K as filed on August 28, 2007.
(15) Incorporated by reference to the Current Report on Form 8-K as filed on August 31, 2007.

ITEM 28. UNDERTAKINGS.

         The small business issuer will:

         (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information to the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer;

         iii. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser;

         iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         (5) For determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Sunrise, State of Florida on October 19, 2007.

                           Sense Holdings, Inc.

                           By: /s/ Dore Scott Perler
                               ---------------------
                           Dore Scott Perler, Chief ExecutiveOfficer, President, and Director, principal executive officer and principal financial and accounting officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                         TITLE                         DATE
      ---------                         -----                         ----

/s/ Dore Scott Perler     President, Chief Executive            October 19, 2007
---------------------     Officer, director, principal
Dore Scott Perler         executive officer and principal
                          financial and accounting officers

/s/ Shawn Tartaglia       Vice President and director           October 19, 2007
-------------------
Shawn Tartaglia


/s/ Julie Slater          Director                              October 19, 2007
----------------
Julie Slater